UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

Monogram Orthopaedics Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	81-3777260
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3913 Todd Lane

Austin, TX 78744

(512) 399-2656

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Benjamin Sexson

Chief Executive Officer

3913 Todd Lane

Austin, TX 78744

(512) 399-2656

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Dean M. Colucci

Kelly R. Carr

Duane Morris LLP

1540 Broadway

New York, NY 10036

This offering statement shall only be qualified upon order of the SEC, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

Part II- Offering Circular

As submitted to the Securities and Exchange Commission on May 8, 2024

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “Commission”). Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

Preliminary Offering Circular Dated May 8, 2024

MONOGRAM ORTHOPAEDICS INC.

Best Efforts Offering of up to             units

Each unit consisting of one share of 8.00% Series D Convertible Cumulative Preferred Stock (the “Series D Preferred Stock”) and one Common Stock Purchase Warrant

(and                 shares of common stock underlying shares of the Series D Preferred Stock, PIK dividends on the Series D Preferred Stock, and all warrants)

We are offering on a “best-efforts” basis a maximum of                     units, with each unit consisting of one share of our 8.00% Series D Convertible Cumulative Preferred Stock (the “Series D Preferred Stock”) and one common stock purchase warrant to purchase one share of our common stock, $0.001 par value per share (the “Common Stock”), for a total of                 shares of our Series D Preferred Stock and warrants to purchase up to an aggregate of                    shares of our Common Stock (and            shares of Common Stock underlying shares of Series D Preferred Stock, PIK dividends on Series D Preferred Stock, and all such warrants), at an offering price of $ per unit, for a maximum offering amount of $ .

At any time after issuance, our Series D Preferred Stock is convertible into 1 (one) shares of our Common Stock at the option of the holder of such Series D Preferred Stock. At any time after issuance upon the occurrence of any of the foregoing events, the Company shall have a right to direct the mandatory conversion of the Series D Preferred Stock: (a) a change in control, (b) if the closing price of the Common Stock closes at or above $ per share for 10 consecutive trading days, or (c) if the Company consummates a firm commitment public offering of Common Stock for gross proceeds of at least $15 million at an offering price per share equal to or greater than $      . The shares underlying the Series D Preferred Stock will be qualfied in this offering. We will pay, when legally permitted, cumulative dividends on the Series D Preferred Stock, in cash or in kind, from, and including, the date of original issuance, in the amount of $        per share each year, which is equivalent to 8.00% of the $            liquidation preference per share of the Series D Preferred Stock. Dividends on the Series D Preferred Stock will be payable quarterly in arrears, on or about the 15th day of January, April, July and October of each year (or, if not on a business day, on the next succeeding business day). The first dividend on the shares of the Series D Preferred Stock sold in this offering will be paid on or about        , 2024. Dividends may be paid in cash or in kind in the form of common stock of the Company equal to the closing price of common stock on the last day of the most recent calendar quarter at the Company’s discretion. The Series D Preferred Stock and the Common Stock differ in other characteristics including voting rights. For a more detailed description of the Series D Preferred Stock, see “Description of the Series D Preferred Stock to be Sold to the Public in Connection with this Offering” beginning on page __ of this Offering Circular.

There is a minimum initial investment amount per investor of $              for the units and any additional purchases must be made in increments of at least $            . The units have no stand-alone rights and will not be certified or issued as stand-alone securities. The warrants will be exercisable at any time from the date of issuance through the first anniversary of the date of this offering circular, unless earlier redeemed. Each common stock purchase warrant is exercisable to purchase one share of our Common Stock at an exercise price of $              per share (150% of the public offering price of the unit). The shares of our Series D Preferred Stock and the warrants are immediately separable and will be issued and tradeable separately, but will be purchased together as a unit in this offering.

There is no existing public trading market for the Series D Preferred Stock. Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MGRM”. Neither the Series D Preferred Stock nor the common stock purchase warrants shall be listed on a national exchange. On May 7, 2024, the closing price of our Common Stock as reported on Nasdaq was $1.96 per share.

This offering will begin as soon as practicable after this offering circular has been qualified by the United States Securities and Exchange Commission (the “SEC” or the “Commission”).

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements. In addition, as a “smaller reporting company” within the meaning of Rule 405, we are following the Form S-1 disclosure requirements for smaller reporting companies. This is a Regulation A+ Tier 2 offering. This offering circular is intended to provide the information required by Part I of Form S-1.

See “Risk Factors” beginning on page 15 of this offering circular for a discussion of information that should be considered in connection with deciding whether to make an investment.

	Price to Public	Selling Agent Commissions(1)	Proceeds to issuer(2)
Per Unit	$	$	$
Total Maximum	$	$	$

1.	The Company has engaged Digital Offering, LLC (“Digital Offering”) to act as lead selling agent to offer the units to prospective investors in this offering on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be received by the Company in this offering. In addition, the lead selling agent may engage one or more sub-agents or selected dealers to assist in its marketing efforts. Digital Offering is not purchasing the units offered by us and is not required to sell any specific number or dollar amount of shares in this offering before a closing occurs. The Company will pay a maximum cash commission of 5.80% to Digital Offering on sales of the units. See “Plan of Distribution” on page 87 for details of compensation payable to the lead selling agent in connection with the offering.
2.	Before deducting expenses of the offering, which are estimated to be approximately $ . See the section captioned “Plan of Distribution” for details regarding the compensation payable in connection with this offering. This amount represents the proceeds of the offering to us, which will be used as set out in the section captioned “Use of Proceeds.”

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

The approximate date of commencement of proposed sale to the public is [*], 2024.

ABOUT THIS OFFERING CIRCULAR

This offering circular speaks only as of the date hereof.

We will amend this offering circular whenever the information it contains has become false or misleading in light of existing circumstances and for other purposes, such as to disclose material developments related to the securities offered hereby, to update required financial statements or if there has been a fundamental change in the information initially presented. We will file an amended offering circular as part of an amendment to our Form 1-A, which we will file with the SEC or other appropriate regulatory bodies. Our shares of Series D Preferred Stock may not be available for offer and sale to residents of every state.

This offering circular contains all of the representations by the Company concerning this offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this offering circular.

Investment in small businesses involves a high degree of risk, and investors should not invest any funds in this offering unless they can afford to lose their entire investment. In making an investment decision, investors must rely on their own examination of the Company and the terms of the offering, including the merits and risks involved.

This offering circular does not constitute an offer to sell or solicitation of an offer to buy in any jurisdiction in which such offer or solicitation would be unlawful or any person to who it is unlawful to make such offer or solicitation.

For investors outside of the United States, we have not taken any action that would permit the offering or possession or distribution of this offering circular in any jurisdiction where action for that purpose may be required. Investors must inform themselves about and observe any restrictions relating to this offering and the distribution of this offering circular outside the United States.

Neither the delivery of this offering circular nor any sale made hereunder shall, under any circumstances, create an implication that there as has been no change in the affairs of the Company since the date hereof. Information contained in the preliminary offering circular is subject to completion or amendment.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)I(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We may undertake one or more closings on a rolling basis. Until we complete a closing, the proceeds for this offering will be kept in an escrow account maintained at Enterprise Bank & Trust, National Association (“Enterprise Trust”). At each closing, the proceeds will be distributed to us and the associated Series D Preferred Stock will be issued to the investors. If there are no closings or if funds remain in the escrow account upon termination of this offering without any corresponding closing, the funds so deposited for this offering will be promptly returned to investors, without deduction and without interest. See “Plan of Distribution.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements contained in this offering circular other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements contained in this offering circular include, but are not limited to, statements about:

•	the success of our products and product candidates will require significant capital resources and years of development efforts;

•	our limited number of deployments and the risk of limited market acceptance of our products;

•	our ability to protect our intellectual property and to develop, maintain and enhance a strong brand;

•	our limited operating history by which performance can be gauged;

•	our ability to operate and collect digital information on behalf of our clients, which is dependent on the privacy laws of jurisdictions in which we operate, as well as the corporate policies of our clients, which may limit our ability to fully deploy our technologies in various markets;

•	our ability to raise capital, our rolling closes of equity infusions for our financings, and the availability of future financing;

•	unpredictable events, such as the COVID-19 pandemic, and associated business disruptions could seriously harm our future revenues and financial condition, delay our operations, increase our costs and expenses, and impact our ability to raise capital;

•	our ability to manage our research, development, expansion, growth and operating expenses; and

•	our ability to effectively use the net proceeds from the sale of units under this offering circular.

We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions and other factors that could cause actual results to differ materially from those stated, including those described in “Risk Factors” section of this offering circular. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this offering circular may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Our forward-looking statements speak only as of the date made, and we undertake no obligation to update any of these forward-looking statements for any reason after such date or to conform these statements to actual results or revised expectations, except as required by law.

Market and Industry Data

Unless otherwise indicated, information contained in this offering circular concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on reports from various sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

Because this information involves a number of assumptions and limitations, you are cautioned not to give undue weight to such information. While we have not independently verified market data and industry forecasts provided by any of these or any other third-party sources referred to in this offering circular, we believe such sources to be reliable and are not aware of any misstatements in such information.

In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors” and elsewhere in this offering circular. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

Emerging Growth Company and Smaller Reporting Company Status

As an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we :

•	are not required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•	are not required to obtain a non-binding advisory vote from our members on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our limited liability company membership interests held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we also qualify as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

SUMMARY

The following summary highlights information contained elsewhere in this offering circular and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read this entire offering circular carefully, including the section entitled “Risk Factors” included elsewhere in this offering circular, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes thereto. Some of the statements in this offering circular constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

In this offering circular, unless the context otherwise requires, references to “we,” “us,” “our,” the “Company” and “Monogram” refer to Monogram Orthopaedics Inc., a Delaware corporation.

Overview

Monogram Orthopaedics Inc. was incorporated under the laws of the State of Delaware on April 21, 2016, as “Monogram Arthroplasty Inc.” On March 27, 2017, the Company changed its name to “Monogram Orthopaedics Inc.” Monogram Orthopaedics is working to develop a product solution architecture with the long-term goal to enable patient-optimized orthopaedic implants economically at scale by linking 3D printing and robotics with advanced pre-operative imaging. The Company has a robot prototype that can autonomously execute optimized paths for high precision insertion of implants in simulated cadaveric surgeries. Monogram intends to produce and market robotic surgical equipment and related software, orthopaedic implants, tissue ablation tools, navigation consumables, and other miscellaneous instrumentation necessary for reconstructive joint replacement procedures. The Company has obtained 510(k) clearances for certain implants but has not yet made 510(k) premarket notification submissions or obtained 510(k) premarket clearances for any of robotic products. FDA 510(k) premarket clearance is required to market our robotic products, and the Company cannot estimate the timing, or assure our ability, to obtain such clearances.

Terms of the Offering

Securities offered by the Company	A “best-efforts” offering of up to units, each unit consisting of one share of our Series D Preferred Stock and one warrant to purchase one share of our Common Stock. The shares of our Series D Preferred Stock and the warrants are immediately separable and will be issued and tradeable separately but will be purchased together as a unit in this offering. The minimum purchase amount shall be units or $ .

Unit Offering Price	$ per unit

Series D Preferred Stock Ranking

The Series D Preferred Stock will rank, as to dividend rights and rights upon our liquidation, dissolution, or winding up: (i) senior to all classes or series of our Common Stock. The terms of the Series D Preferred Stock will not limit our ability to (i) incur indebtedness or (ii) issue additional equity securities that are equal or junior in rank to the shares of our Series D Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up.

Series D Preferred Stock Dividend Rate

We will pay cumulative dividends on the Series D Preferred Stock, when and as declared by the Board of Directors, at the rate of 8.00% of the $           liquidation preference per share per year. Dividends may be paid in cash or in kind in the form of common stock of the Company equal to the closing price of common stock on the last day of the most recent calendar quarter at the Company’s discretion.

Dividends will be payable quarterly in arrears, on or about the 15th day of January, April, July and October, beginning on or about        , 2024; provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the immediately preceding or next succeeding business day, and if paid on the next succeeding business day, no interest, additional dividends or other sums will accumulate on the amounts so payable for the period from and after that dividend payment date to the next succeeding business day. Dividends will accumulate and be cumulative from, and including, the date of original issuance, which is expected to be         , 2024. The first dividend, which is scheduled to be paid on or about          , 2024 in the amount of $ per share of Series D Preferred Stock (will be for more than a full quarter and will cover the period from, and including, the first date we issue and sell the Series D Preferred Stock through, but not including,          , 2024. Dividends on the Series D Preferred Stock will continue to accumulate whether or not (i) any of our agreements prohibit the current payment of dividends, (ii) we have earnings or funds legally available to pay the dividends, or (iii) our Board of Directors does not declare the payment of the dividends.

Series D Preferred Stock Liquidation Preference	The liquidation preference for each share of our Series D Preferred Stock is $ . Upon a liquidation, dissolution or winding up of our company, holders of shares of our Series D Preferred Stock will be entitled to receive the liquidation preference with respect to their shares plus an amount equal to any accrued but unpaid dividends (whether or not declared) to, but not including, the date of payment with respect to such shares.

Series D Preferred Maturity Date	The shares of our Series D Preferred Stock have no maturity date, and we will not be required to redeem shares of our Series D Preferred Stock at any time except as otherwise described below under the caption “Series D Preferred Stock Call and Put Rights.” Accordingly, the shares of our Series D Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our call right, the holder of the Series D Preferred Stock exercises his put right.

Series D Preferred Stock Optional Conversion	At any time after issuance, our Series D Preferred is convertible into 1 (one) shares of our Common Stock at the option of the holder. The shares underlying the Series D Preferred will be qualfied in this offering.

Series D Preferred Stock Mandatory Conversion	At any time after issuance upon the occurrence of any of the foregoing events, the Company shall have a right to direct the mandatory conversion of the Series D Preferred Stock: (a) a change in control, (b) if the closing price of the Common Stock closes at or above $ per share for 10 consecutive trading days, or (c) if the Company consummates a firm commitment public offering of Common Stock for gross proceeds of at least $15 million at an offering price per share equal to or greater than $

Series D Preferred Stock Call and Put Rights	To and including the 180th day from final closing, we may, at our option, redeem the Series D Preferred Stock, in whole or in part, by paying a redemption price of $ per share, plus any accrued and unpaid dividends to the date of redemption. Beginning on the 181st day after the final closing to, and but not including, the 3rd anniversary of the final closing the redemption price shall decrease to $ , plus any accrued and unpaid dividends to the date of redemption. From and after the third anniversary of the final closing, the redemption price shall be equal to 150% of the unit offering price ($ per share), plus any accrued and unpaid dividends to the date of redemption. Correspondingly, beginning on the third anniversary of the final closing, each holder of shares of our Series D Preferred Stock shall have a right to put the shares of the Series D Preferred Stock held by such holder back to us at a put price equal to 150% of the original unit offering price ($ per share).

Series D Preferred Stock Limited Voting Rights	Holders of the Series D Preferred Stock generally will have no voting rights. However, if we do not pay dividends on any outstanding shares of Series D Preferred Stock for six or more quarterly dividend periods (whether or not declared or consecutive), holders of the Series D Preferred Stock (voting separately as a class with all other outstanding series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to the Board of Directors to serve until all unpaid dividends have been fully paid or declared and set apart for payment. In addition, certain material and adverse changes to the terms of the Series D Preferred Stock cannot be made without the affirmative vote of holders of at least a majority of the outstanding shares of Series D Preferred Stock, voting as a separate class. See “Description of Series D Preferred Stock – Limited Voting Rights” beginning on page of this Offering Circular.

Common Stock Purchase Warrants	The common stock purchase warrants will be exercisable at any time from the date of issuance through the first anniversary of the date of this offering circular, unless earlier redeemed. Each warrant is exercisable to purchase one share of our Common Stock at an exercise price of $ per share (150% of the public offering price of the unit).

Listing	Neither the Series D Preferred Stock nor the common stock purchase warrants shall be listed on a national exchange.

Beneficial Ownership Limitation	Notwithstanding anything herein to the contrary, the Company shall not effect (i) any conversion of Series D Preferred Stock or (ii) exercise of any Common Stock Purchase Warrant, and a holder shall not have the right to (i) convert any portion of Series D Preferred Stock or (ii) exercise any Common Stock Purchase Warrant, to the extent that, after giving effect to an attempted conversion set forth on an applicable conversion notice or exercise notice, such attempted conversion or exercise would result in the holder (together with such holder’s affiliates, and any other person whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable regulations of the Commission, including any “group” of which the holder is a member (the foregoing, “Attribution Parties”) beneficially owning a number of shares of Common Stock in excess of 19.99% (the “Beneficial Ownership Limitation”)

Use of Proceeds	We estimate that our net proceeds from the sale of units in this offering will be approximately $ , after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use our net proceeds to fund new technology development, new machines-in-network, general corporate and business purposes, and potential acquisitions. See “Use of Proceeds” on page 30.

Risk Factors	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this offering circular for a discussion of factors you should carefully consider before deciding to invest in shares of our Series D Preferred Stock.

Unless otherwise noted, the number of shares of common stock to be outstanding immediately after this offering as set forth above is based on 31,633,995 shares of common stock outstanding as of March 25, 2024, and excludes:

•	Outstanding warrants of the Company outstanding exercisable into a total of 0 shares of common stock.

•	Outstanding stock options (which includes unvested stock options) of the Company exercisable into 4,889,765 shares of common stock.

Summary Risk Factors

The SEC requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events, and technological developments (such as cyber-attacks and the ability to prevent such attacks). Additionally, early-stage companies are inherently riskier than more developed companies, and the risk of business failure and complete loss of your investment capital is present. You should consider general risks as well as specific risks when deciding whether to invest.

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

•	We have a limited operating history upon which you can evaluate our performance, and have not yet generated profits.

•	Our technology is not yet fully developed, and there is no guarantee that we will ever successfully develop the technology that is essential to our business. Furthermore, the end products we intend to produce will have an extremely high technical sophistication level that makes it difficult to estimate the costs required to develop those technologies accurately.

•	Our business plan is predicated on obtaining market clearance for our products from the Food and Drug Administration (“FDA”) under Section 510(k) of the Federal Food, Drug, and Cosmetic Act, or the FDCA. If we are unable to obtain Section 510(k) clearance, it is unlikely that we will be able to continue to operate.

•	If the FDA requires us to submit clinical data with our Section 510(k) submissions, it will materially increase the cost and time required to obtain 510(k) premarket clearance from the FDA, and we may not have or be able to raise the funds necessary to generate clinical data. Additionally, if the FDA requires us to go through a lengthier, more rigorous examination for our product candidate(s) than we had expected, or if FDA determines that a different regulatory pathway is more appropriate for our products, product introductions or modifications could be delayed or canceled, which could adversely affect our ability to continue to operate or grow our business.

•	The regulations to which we are subject are complex and tend to change over time. Regulatory changes could result in restrictions on our ability to obtain required product clearances or higher than anticipated costs, which could adversely affect our ability to continue to operate.

•	We could be adversely affected by product liability, product recall, personal injury or other health and safety issues.

•	We depend on a license agreement for our key intellectual property, which, if terminated, would significantly impair our ability to continue operations. Significant delays in the development of our technology may result in a default on the terms of this agreement, which increases the risk of this license agreement being terminated.

•	If we or our licensor are not successful in obtaining or maintaining patents related to our technologies, our competitors could develop and commercialize products similar or identical to ours which could materially and adversely impact our business.

•	If we are unsuccessful in protecting the proprietary nature of intellectual property related to our technologies, it could materially and adversely impact our business.

•	We may be subject to patient data protection requirements.

•	We operate in a highly competitive industry that is dominated by several very large, well-capitalized market leaders, and the size and resources of some of our competitors may allow them to compete more effectively than we can.

•	We rely on third parties to provide services and materials essential to the success of our business. The loss of these third parties would be materially disruptive to our business, and we may incur high costs and time to secure alternative supply.

•	We expect to raise additional capital through equity and/or debt offerings to support our working capital requirements and operating losses.

•	Our Company is controlled by its officers and directors.

Further, investors who buy shares at different times will likely pay different prices and may experience different levels of dilution.

Our management team will have broad discretion over the use of the net proceeds from our sale of units, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Corporate Information

Monogram Orthopaedics Inc. was incorporated under the laws of the State of Delaware on April 21, 2016, under the name “Monogram Arthroplasty Inc.” and on March 27, 2027, the Company changed its name. Our offices are located at 3913 Todd Lane, Suite 307, Austin, TX 78744. Our Company website is www.monogramorthopedics.com. The information provided on or accessible through our website (or any other website referred to in the offering circular) is not part of the offering circular.

RISK FACTORS

An investment in our Series D Preferred Stock involves a high degree of risk. Prior to making a decision about investing in our Series D Preferred Stock, you should carefully consider the following risks and uncertainties. If any of the risks described in this offering circular actually occur, our business, prospects, financial condition or operating results could be harmed. In that case, the trading price of our Series D Preferred Stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations and our liquidity. You should also refer to the other information contained in this offering circular, including our financial statements and the related notes thereto and the information set forth under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Company

We have a limited operating history upon which you can evaluate our performance. Accordingly, our prospects must be considered in light of the risks that any new company encounters. Our Company was incorporated under the laws of the State of Delaware on April 21, 2016. Accordingly, we have limited history upon which an evaluation of our prospects and future performance can be made. The likelihood of our creation of a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the time required to obtain 510(k) premarket clearance for and commercialize FDA regulated products, operation in a competitive industry, and the continued development of advertising, promotions, and a corresponding client base. We anticipate that our operating expenses will increase in the near future, and there is no assurance that we will be profitable in the near future. You should consider our business, operations, and prospects in light of the risks, expenses, and challenges faced as an emerging growth company.

Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our Company. Our ability to become profitable depends primarily on our ability to develop medical devices, to obtain regulatory clearance for such medical devices, and if cleared, to successfully commercialize our devices, our research and development (“R&D”) efforts, including the timing and cost of clinical trials if needed; and our ability to enter into favorable alliances with third-parties who can provide substantial capabilities in clinical development, regulatory affairs, sales, marketing and distribution.

Even if we successfully develop and market our medical devices, we may not generate sufficient or sustainable revenue to achieve or sustain profitability, which could cause us to cease operations and cause you to lose all of your investment.

We have no products approved for commercial sale, have generated minimal revenues related to OUS opportunities and may never achieve significant revenues or profitability, which could cause us to cease operations.  We have no products approved or cleared for commercial sale in the United States. To date, we have generated minimal revenue from our products. Our ability to generate material revenues depends heavily on (a) successful completion of one or more development programs leading to submission of an acceptable 510(k) medical device clearance application to FDA; (b) our ability to seek and obtain 510(k) premarket clearances, including, without limitation, with respect to the indications we are seeking; (c) successful commercialization of our product candidates; and (d) market acceptance of our products. There are no assurances that we will achieve any of the forgoing objectives. Furthermore, our product candidates are in the verification stage, and have not been evaluated in human clinical trials. If we do not successfully develop and commercialize our product candidates, we will not achieve revenues or profitability in the foreseeable future, if at all. If we are unable to generate revenues or achieve profitability, we may be unable to continue our operations.

We will need to outsource and rely on third parties for various aspects relating to the development, manufacture, distribution, and sale and marketing of our products as well as in connection with assisting us in the preparation and filing of our FDA 510(k) premarket clearance submissions(s).  For example, the robot arm that we use for our surgical robots is the LBR Med, which KUKA Robotics Corporation manufactures. If KUKA Robotics Corporation decided to terminate its business relationship with us, or discontinued production of this robot arm, it could result in significant time, effort, and expense to find a suitable alternative for our surgical robots, and could negatively impact our current timelines with respect to developing and commercializing our product candidates. If problems develop in our relationships with this or other third parties, or if such parties fail to perform as expected, it could lead to delays or lack of progress in obtaining FDA 510(k) premarket clearance, significant cost increases, and even failure of our product initiatives

Our technology is not yet fully developed, and there is no guarantee that we will successfully develop our technology. Monogram is developing sophisticated technology that will require significant technical and regulatory expertise to develop and commercialize. If we are unable to develop and commercialize our technology and products successfully, it will significantly affect our viability as a Company.

We are subject to substantial governmental regulation relating to the manufacturing, labeling, and marketing of our developmental products, and will continue to be for the lifetime of our Company. The FDA and other governmental authorities in the United States and internationally regulate the manufacturing, labeling, marketing, distribution, and various other aspects of our products. The process of obtaining regulatory clearance to market a medical device can be expensive and lengthy, and products may take a long time to be reviewed and cleared, if they are cleared at all. Even if we are able to obtain 510(k) premarket clearance and have completed all other steps needed to commercialize our product candidates, if we or any contracted third party that we select fails to comply with the FDA’s regulations, the manufacturing and distribution of a product candidate(s) could be interrupted and adversely affect our ability to operate. Our compliance with the quality system, medical device reporting regulations, and other laws and regulations applicable to the manufacturing of products within our facilities and those contracted by third parties is subject to periodic inspections by the FDA and other governmental authorities. Complying with regulations, and, if necessary, remedial actions can be significantly expensive. Failure to comply with applicable regulatory requirements may subject us to a range of sanctions, including substantial fines, warning letters that require corrective action, product seizures, recalls, halting product manufacturing, revocation of clearances, exclusion from future participation in government healthcare programs, substantial fines, and criminal prosecution. In certain cases, federal and state authorities may pursue actions for unlawful pre-market commercialization of unapproved or non-cleared products. Pursuant to FDA regulations, we can only market our cleared or approved products and only for cleared or approved uses. If it is determined that our conduct or activities to develop and eventually commercialize our product candidates constitutes unlawful pre-market promotion or commercialization of our product candidates, we could be subject to significant fines in addition to regulatory enforcement actions, including the issuance of a warning letter, injunction, seizure, criminal penalty, and/or damage to our reputation.

We are subject to federal and state healthcare regulations and laws relating to anti-bribery and anti-corruption, and non-compliance with such laws could lead to significant penalties. State and federal anti-bribery laws, and healthcare fraud and abuse laws dictate how we conduct the relationships that we and our distributors and others that market our products have with healthcare professionals, such as physicians and hospitals. We also must comply with a variety of other laws that protect the privacy of individually identifiable healthcare information. These laws and regulations are broad in scope and are subject to evolving interpretation, and we could be required to incur substantial costs to monitor compliance or to alter our practices if we are found not to be in compliance. In addition, violations of these laws may be punishable by criminal or civil sanctions, including substantial fines, imprisonment of current or former employees, and exclusion from participation in governmental healthcare programs.

Government regulations and other legal requirements affecting our Company are subject to change. Such change could have a material adverse effect on our business. We operate in a complex, highly regulated environment. The numerous federal, state and local regulations that our business is subject to include, but are not limited to: federal and state registration and regulation of medical devices; applicable governmental payor regulations including Medicare and Medicaid; data privacy and security laws and regulations including those under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); the Affordable Care Act (“ACA”) or any successor to that act; laws and regulations relating to the protection of the environment and health and safety matters, including those governing exposure to, and the management and disposal of, hazardous substances; regulations regarding medical device safety and efficacy including those of the FDA, federal laws regarding advertising and promotion of our products, and consumer protection and safety regulations including those of the Consumer Product Safety Commission, as well as state regulatory authorities, governing the availability, sale, advertisement and promotion of products we sell; federal and state laws governing health care fraud and abuse; anti-kickback laws; false claims laws; and laws against the corporate practice of medicine. The FDA and state regulatory authorities have broad enforcement powers, including the ability to seize or recall products and impose significant criminal, civil and administrative sanctions for violations of these laws and regulations.

Changes in laws, regulations, and policies and the related interpretations and enforcement practices may significantly affect our cost of doing business as we endeavor to maintain compliance with such new policies and laws. Changes in laws, regulations, and policies and the related interpretations and enforcement practices generally cannot be predicted may require extensive system and operational changes. Noncompliance with applicable laws and regulations could result in civil and criminal penalties that could adversely affect our business, including suspension of payments from government programs; loss of required government certifications; loss of authorizations to participate in or exclusion from government programs, including the Medicare and Medicaid programs; loss of licenses; and significant fines or monetary penalties. Any failure to comply with applicable regulatory requirements could result in significant legal and financial exposure, damage our reputation, and have a material adverse effect on our business operations, financial condition, and results of operations.

We have not yet obtained clearance of our products by the U. S. Food and Drug Administration, or FDA, which is critical to our business plan. Before a new medical device, or a new intended use of a legally marketed device, can be marketed in the United States, it must be cleared or approved by FDA through the applicable premarket review process (510(k), Premarket Approval (PMA), or de novo classification), unless an exemption applies. Our business strategy is focused on obtaining premarket clearance for our product candidates from the FDA under Section 510(k) of the Federal Food, Drug, and Cosmetic Act, or the FDCA (see “Business – Regulation”). In the 510(k) clearance process, the FDA must determine that a proposed device, known as the “subject” device, is “substantially equivalent” to a device legally on the market, known as a “predicate” device, with respect to intended use, technology, and safety and effectiveness, in order to clear the subject device for marketing. Clinical data is sometimes required to support substantial equivalence. Our initial focus is seeking Section 510(k) clearance for our surgical robot, to be followed by seeking clearance for patient-optimized orthopaedic implants developed by the Company with assistance from a contracted third party. If Monogram is unable to, at a minimum, obtain Section 510(k) clearance for its surgical robot, which clearance we cannot guarantee, we will not be able to commercialize our robot, and it is unlikely that we will be able to continue to operate as a going concern.

In presubmission meetings the FDA has not indicated that no clinical data is required for our Section 510(k) submissions. The FDA may not accept our verification and validation testing or clinical testing plan which will include data obtained from outside the United States. If the FDA determines that a different regulatory pathway is more appropriate for our products, it will materially increase the cost and time required to obtain clearance from the FDA. The FDA has not confirmed that no clinical data will be required with our 510(k) submissions. Obtaining clinical data could significantly increase the time needed to prepare our premarket application and receive 510(k) premarket clearance and could materially delay our timeline to revenues and add considerable development costs. We do not currently have the funding to conduct a clinical trial in the United States. We may be required to raise additional capital from outside sources to secure the capital for a clinical trial, and there is no guarantee we would be successful in doing so. The FDA has indicated an increased focus on robotic technologies that perform automated operations and may request clinical data for our robot and/or implants. If the FDA requires such information, it will materially and adversely impact our development timeline and increase the cost to obtain market clearance. If the Company is unsuccessful in securing enough capital to fund clinical trials and continue its operations while it is under review with the FDA, the Company may be unable to operate as a going concern.

In the first quarter of 2023, Monogram completed a pre-submission meeting with the FDA in relation to its planned 510(k) premarket clearance submission for its surgical robot to, among other things, determine whether clinical data will be required with the Company’s 510(k) premarket submission for its robot. The Company has made three subsequent submissions to the FDA. The Company received notification from the FDA that it concluded that the proposed Indications for Use can be compared to the Company’s cited primary predicate device and does not appear to raise a new intended use, but that the agency is still unable to make a determination as to whether clinical data will be required with the 510(k) submission. The Company intends to run a clinical trial outside the United States and incorporate this data into the 510(k) submission in the United States. The Company has not obtained feedback from the FDA on its verification and validation testing plans, including its international clinical testing plan. The Company has been working with established Contract Research Organizations in the United States and internationally to support this effort. If the FDA advises us that our verification and validation test plan is insufficient to establish efficacy or that the clinical data obtained outside the United States will not be sufficient to establish the safety of our device, it could materially negatively impact our timeline to submit to FDA our 510(k) pre-market clearance application for our robot, leading to a significant delay, and would also significantly increase the expected costs with obtaining FDA 510(k) premarket clearance of our robotic surgical system.

We can provide no assurance that our medical device product candidates will obtain regulatory clearance or that the results of clinical studies, if required, will be favorable. Due to our financial constraints, we do not have the resources necessary to generate clinical data in the United States, if required by FDA. Subject to FDA guidance, we plan to make a 510(k) submission clinical data obtained outside the United States. There is no guarantee the FDA will agree that clinical data obtained outside the United States is sufficient, and even if it does, there is no guarantee of regulatory clearance by FDA. Furthermore, even if we are granted 510(k) premarket clearances, such clearances may be subject to significant limitations on the indicated uses for the devices, which may limit the market for our product candidates.

There may be delays of our clinical trial by international regulatory agencies. The Company intends to conduct a clinical trial outside the United States. International regulatory agencies may delay the approval of the clinical trial. International governments may restrict importation of our products for the purpose of conducting a clinical trial.

Assuming our surgical robot or other product candidates receive 510(k) premarket clearance, our products will still be subject to recalls, which could harm our reputation, business operations and financial results. Even assuming we obtain 510(k) premarket clearance with regard to product candidates, the FDA has the authority to require the recall of our products if we commence manufacturing of our products and we or any contract manufacturers we retain fail to comply with relevant regulations pertaining to manufacturing practices, labeling, advertising or promotional activities, or if new information is obtained concerning the safety or efficacy of the devices. A government-mandated recall could occur if the FDA finds that there is a reasonable probability that our devices would cause serious, adverse health consequences or death. A voluntary recall by us could occur as a result of manufacturing defects, labeling deficiencies, packaging defects or other failures to comply with applicable regulations. Any recall would divert our attention and financial resources, could harm our reputation with customers, and could harm our business and financial condition.

We anticipate initially sustaining operating losses. It is expected that we will initially sustain operating losses in seeking 510(k) premarket clearance. Our ability to become profitable depends primarily on obtaining 510(k) premarket clearance of our surgical robot – and, to a lesser degree, our patient-optimized orthopaedic implant(s) - and subsequent success in licensing and selling of those products. There can be no assurance that this will occur. Unanticipated problems and expenses are often encountered in offering new products, which may impact whether the Company is successful. Furthermore, we may encounter substantial delays and unexpected costs related to development, technological changes, marketing, regulatory requirements, and changes to such requirements or other unforeseen difficulties. There can be no assurance that we will ever become profitable. If the Company sustains losses over an extended period of time, it may be unable to continue in business.

We may need to raise substantial additional capital in the future to fund our operations and we may be unable to raise such funds when needed and on acceptable terms, which could have a materially adverse effect on our business. Developing medical device products, including conducting clinical studies, if required, and establishing manufacturing capabilities, requires substantial funding. Additional financing may be required to fund the research and development of our medical device product candidates. We have not generated any product revenues, and do not expect to generate any revenues until, and only if, we develop such products, and receive clearance from FDA to sell our product candidates in the U.S. and receive product clearance from other regulatory authorities to sell our product candidates internationally.

We may not have the resources to complete the development and commercialization of any of our proposed product candidates. We may require additional financing to further the clinical development of our product candidates. In the event that we cannot obtain such financing, we will be unable to complete the development necessary to make submissions to FDA for 510(k) premarket clearance. This will delay or require termination of research and development programs, clinical studies, material characterization studies, and regulatory processes, which could have a materially adverse effect on our business.

The amount of capital we may need will depend on many factors, including the progress, timing and scope of our research and development programs; the progress, timing and scope of our clinical studies, if required; the time and cost necessary to obtain regulatory clearance; the time and cost necessary to establish our own marketing capabilities or to seek marketing partners; the time and cost necessary to respond to technological and market developments; changes made or new developments in our existing collaborative, licensing and other commercial relationships; and new collaborative, licensing and other commercial relationships that we may establish.

Until we can generate a sufficient amount of product revenue, if ever, we expect to finance future cash needs through public or private equity offerings, debt financings, or corporate collaboration and licensing arrangements. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. If adequate funds are not available, we may be required to delay, reduce the scope of, or eliminate one or more of our research or development programs or our commercialization efforts. In addition, we could be forced to discontinue product development and reduce or forego attractive business opportunities. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience additional significant dilution, and debt financing, if available, may involve restrictive covenants. To the extent that we raise additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our technologies or our product candidates, or grant licenses on terms that may not be favorable to us. We may seek to access the public or private capital markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time.

Our fixed expenses, such as rent and other contractual commitments, will likely increase in the future, as we may enter into leases for new facilities and capital equipment and/or enter into additional licenses and collaborative agreements. Therefore, if we fail to raise substantial additional capital to fund these expenses, we could be forced to cease operations, which could cause you to lose all of your investment.

We may experience property theft and inventory control issues. Once (and assuming) we are successful in bringing our products to market, we may be reliant on third-party distributors to market and sell our inventory on consignment. If such a distributor loses, steals, or otherwise damages our inventory, it could result in material losses to our business that we may not recover. Furthermore, our business could suffer significant reputational damage because of the actions of distributors.

Our products may not gain market acceptance among hospitals, surgeons, physicians, patients, healthcare payors, and the medical community. Even if our product candidates receive 510(k) premarket clearance, a critical element in our commercialization strategy is to persuade the medical community on the efficacy of our products and to educate then on their safe and effective use. Surgeons, physicians, and hospitals may not perceive the benefits of our products and could be unwilling to change, or advocate for change, from the devices they are currently using. A number of factors may limit the market acceptance of our products, including the following:

•	rate of adoption by healthcare practitioners;
•	rate of a product’s acceptance by the target population;
•	timing of market entry relative to competitive products;
•	availability of third-party reimbursement;
•	government review and approval requirements;
•	the extent of marketing efforts by us and third-party distributors or agents retained by us; and
•	side effects, product defects / weaknesses, or unfavorable publicity concerning our products or similar products.

We could be adversely affected by product liability, personal injury or other health and safety issues. We could be adversely impacted by the supply of defective products. We are also exposed to risks relating to the surgical robotic technology services and products we provide. Defective products or errors in our technology could lead to serious injury or death. If our robotic system does not perform its intended clinical use, or if it is not safe, we could materially harm patients and incur material liabilities that could materially adversely impact our business and market reputation. Product liability or personal injury claims may be asserted against us with respect to any of the products we supply or the services we provide. Monogram is also liable for harms caused by any faults in raw materials or products supplied by third-party manufacturers and suppliers that our Company utilizes. It is our responsibility to have a quality management system in place and to audit our suppliers to ensure that products supplied to our Company meet proper standards. Should a product or other liability issues arise, the coverage limits under insurance programs and the indemnification amounts available to us may not be adequate to protect us against claims and judgments. We also may not be able to maintain such insurance on acceptable terms in the future. We could suffer significant reputational damage and financial liability if we experience any of the foregoing health and safety issues or incidents, which could have a material adverse effect on our business operations, financial condition and results of operations.

If third-party payors fail to provide appropriate levels of reimbursement for the use of our products, our revenues could be adversely affected. Sales of our products that receive 510(k) premarket clearance will depend on the availability of adequate reimbursement from third-party payors. In each market in which we intend to do business, our inability to obtain reimbursement approval or the failure of third-party payors to reimburse health care providers at a level that justifies the use of our products instead of cheaper alternatives will hurt our business.

Moreover, we are unable to predict what changes will be made to the reimbursement methodologies used by third-party payors in the future. Changes in political, economic, and regulatory influences may significantly affect healthcare financing and reimbursement practices. For example, there have been multiple attempts through legislative action and legal challenges to repeal or amend the ACA. We cannot predict whether current or future efforts to repeal or amend these laws will be successful, nor can we predict the impact that such a repeal or amendment and any subsequent legislation would have on our business and reimbursement levels. There have also been a number of other proposals and enactments by the federal government and various states to reduce Medicaid reimbursement levels in response to budget deficits, and we expect additional proposals in the future. We cannot assure you that recent or future changes to reimbursement policies and practices will not materially and adversely affect our results of operations. Efforts to control healthcare costs, including costs of reconstructive joint replacement, are continuous, and reductions in third party reimbursement levels could materially and adversely affect our results of operations.

We rely on a license agreement with the Icahn School of Medicine at Mount Sinai. We are party to a license agreement (and related option agreement) with Mount Sinai pursuant to which Mount Sinai has granted Monogram an exclusive license to patents related to customizable bone implants, surgical planning software, and surgical robots. The patents, software, technical information, know-how, etc. licensed under this agreement are integral to our Company’s core products and technology. As such, we are reliant on the license agreement with Mount Sinai to operate our business. Under the terms of our license agreement, Mount Sinai has the right to terminate our license for the patents if we materially breach any of our obligations under the license agreement. Further, the license agreement expires on a product-by-product and jurisdiction-by-jurisdiction basis upon the later of (i) 12 years from the first commercial sale of such any product that we sell using the intellectual property covered in the licensed patent(s) in the jurisdiction or (ii) expiration of the licensed patent(s) in the jurisdiction. If our arrangement with Mount Sinai were to end, we would no longer be able to use the intellectual property covered by the patents, which could significantly affect our business.

We further note that, as of the date of this report, we are in discussions with Mount Sinai as to whether the Company becoming publicly traded on Nasdaq without undertaking a traditional initial public offering constitutes a “Significant Transaction” under the licensing agreement. Under the licensing agreement, if at the time of completion of a “Significant Transaction” the Company has a valuation greater than $150,000,000, Mount Sinai will receive 1% of the fair market value of Company at the time of completion of the Significant Transaction. It is the Company’s position that no Significant Transaction has occurred – but there is no guarantee the Company and Mount Sinai will come to a consensus on this point. If we cannot come to an agreement with Mount Sinai on this point, we may be forced into litigation – and even if we pursue litigation, it is possible that a court would not rule in our favor. If the Company is required to pay this amount, it could have a material adverse effect on the Company’s operations.

We may default on our obligations under the license agreement with the Icahn School of Medicine at Mount Sinai, which could result in termination of the agreement. Pursuant to the terms of the license agreement with Mount Sinai and the amendments thereto, we must have a first commercial sale our products within eight (8) years of the Effective Date of the agreement, or by October 10, 2025. Failure to meet this deadline would constitute a breach of our agreement, and Mount Sinai would have the right to give us a notice of default, and could ultimately terminate the license agreement if we fail to cure this default within sixty (60) days. A termination of this license agreement would also terminate our related option agreement with Mount Sinai, as the option agreement is governed by the terms of the license agreement. Currently, we expect to achieve a commercial sale within this timeframe. If we are unsuccessful in doing so, however, we would be in default, and would be exposed to the risk of Mount Sinai terminating the agreement, along with our right to license its intellectual property. Such a result would materially impact our ability to operate as a going concern. Under the license agreement with Mount Sinai, we have a right to review and comment on patent prosecution and our comments must be considered by Mount Sinai in good faith, but our licensor controls prosecution.

We operate in a highly competitive industry that is dominated by several very large, well-capitalized market leaders and is continuously evolving. New entrants to the market, existing competitor actions, or other changes in market dynamics could adversely impact us. The level of competition in the orthopaedic market is high, with several very large, well-capitalized competitors holding a majority share of the market. Changes in market dynamics or actions of competitors or manufacturers, including industry consolidation and the emergence of new competitors and strategic alliances, could materially and adversely impact our business. Disruptive innovation by existing or new competitors could alter the competitive landscape in the future and require us to accurately identify and assess such changes and make timely and effective changes to our strategies and business model to compete effectively.

Currently, we are not aware of any well-known orthopaedic companies that broadly offer robotic technology in combination with surgical navigation for the insertion of patient-specific press-fit orthopaedic implants. Nonetheless, many of our competitors in this market have significant financial resources. They may seek to extend their robotics and orthopaedic implant technology to accommodate the robotic insertion of patient-specific press-fit implants. Further, several companies offer surgical navigation systems for use in arthroplasty procedures that provide a minimally invasive means of viewing the anatomical site. As such, other companies may create similar technology and/or products to that which we are trying to develop, which would increase competition in our industry. As competition increases, a significant increase in general pricing pressures could occur, which could require us to reevaluate our pricing structures to remain competitive. For example, if we are not able to anticipate and successfully respond to changes in market conditions, it could result in a loss of customers or renewal of contracts or arrangements on less favorable terms.

Successful infringement claims against us could result in significant monetary liability or prevent us from selling some of our products. If successfully developed, our products and technology may be highly disruptive to a very large and growing market. Our competitors are well-capitalized with significant intellectual property protection and resources and may initiate infringement lawsuits against our Company. Such litigation could be expensive and could also prevent us from selling our products, which would significantly harm our ability to grow our business as planned.

The Company’s success depends on the experience and skill of the board of directors, its executive officers and key employees. In particular, the Company is dependent on Benjamin Sexson who joined on April 2018 and is currently serving as the Chief Executive Officer of the Company. The Company has entered into an employment agreement with Benjamin Sexson although there can be no assurance that he will continue to be employed by the Company for a particular period of time. The loss of Benjamin Sexson or any member of the board of directors or other executive officers could harm the Company’s business, financial condition, cash flow and results of operations.

Our failure to attract and retain highly qualified personnel in the future could harm our business. As the Company grows, it will be required to hire and attract additional qualified professionals such as software engineers, robotics engineers, machine vision and machine learning experts, biomechanical engineers, project managers, regulatory professionals, sales and marketing professionals, accounting, legal, and finance experts. We expect to face intense competition for such personnel, and the Company may not be able to locate or attract qualified individuals for such positions, which will affect the Company’s ability to grow and expand its business.

Certain of our non-executive employees rely on work visas in order to work at our Company, and as a result, we may experience disruptions resulting from visa issues encountered by members of our staff. A number of our non-executive employees are not United States citizens, and require visas in order to legally work in the United States. As a result, we are potentially susceptible to work disruptions and/or staff shortages resulting from visa issues (such as denials, non-renewals, etc.) affecting members of our staff. If one or more of our employees were unable to work for us as a result of a visa issue, either temporarily or permanently, it could have a material negative impact on our Company, leading to delays to our current plan of operations, additional expenses, as well as time and effort on the part of management in finding replacements that would otherwise be spent on the Company’s primary goals.

We may spend material amounts on marketing that may not be effective. The Company has paid and anticipates it will continue to spend material amounts on marketing the Company and its products. The returns from marketing are highly speculative and often challenging to measure. If the marketing spending is ineffective, it could materially harm our business.

We have no manufacturing experience, and we rely entirely on third-party manufacturers and service providers to produce our medical device product candidates. Our third-party partners provide a variety of essential business functions, including distribution, manufacturing, and many others. It is possible that some of these third parties will fail to perform their services or will perform them in an unacceptable manner. If we encounter problems with one or more of these parties, and they fail to perform to expectations, it would be materially disruptive to our business, and we may incur high costs and time to secure alternative supply or be unable to secure an alternative supply altogether. Such an occurrence could have a material adverse impact on the Company.

Additionally, the Company does not currently have any manufacturing capabilities itself for what is required by the FDA. As such, any failures or delays on the part of the contract manufacturers we rely on to produce our products could lead to longer production lead times. Similarly, supplier disruptions could materially impact our development timelines, delaying our intended FDA submission beyond 2023. If we are unable to submit our FDA submissions in a timely manner, it could adversely affect our financial position and ability to generate sales.

If our existing third-party manufacturers, or the third parties that we engage in the future to manufacture a product for commercial sale or for clinical studies, should cease to continue to do so for any reason, we likely would experience significant delays in obtaining sufficient quantities of product for us to meet commercial demand or to advance our clinical studies while we identify and qualify replacement suppliers. If for any reason we are unable to obtain adequate supplies of any product candidate that we develop, it will be more difficult for us to compete effectively, generate revenue, and further develop our products.

Our products may be more expensive to produce than we estimate. We estimate, although we cannot guarantee, that the cost to produce our robotic system will be below that of our primary competitors in this market. Investors should note, however, that this estimation is based on assumptions about the production costs of our competitors that may be inaccurate or outdated. Furthermore, it is possible that that competitors of our Company with larger and more established operations could discount their prices compared to what they are now if we attempted to undercut them in the market, which could negatively affect our ability to compete in our market against these competitors.

Our future success is dependent on the continued service of our small management team. Monogram is managed by five directors and two executive officers. Our success is dependent on their ability to manage all aspects of our business effectively. Because we are relying on our small management team, we lack certain business resources that may hurt our ability to efficiently operate or grow our business. Any loss of key members of our executive team could have a negative impact on our ability to manage and grow our business effectively. We do not maintain a key person life insurance policy on any of the members of our senior management team. As a result, we would have no way to cover the financial loss if we were to lose the services of our directors or officers.

Our technologies are highly complex, and development budget estimates may not be accurately or sufficiently forecasted. While management makes every effort to predict anticipated development costs accurately, the project and technology complexity of the products makes it difficult to forecast these required development costs accurately. It is not uncommon to encounter unforeseen technical challenges that introduce unanticipated development costs. The actual development costs may not be the same as the anticipated development costs. If the actual development costs are materially above those anticipated by management, it could materially adversely impact our business.

Our products may require more technical complexity than anticipated and our engineers may not be able to overcome these technical challenges. While management makes every effort to anticipate the technical challenges of product development, we may encounter unforeseen complexity that we cannot overcome, or that may be difficult to overcome without incurring significant time or cost that was not anticipated or budgeted. For example, we have found it challenging to revise our first-generation tibial design. To facilitate more efficient removal, we may need to make design changes to features like the locking mechanism that were not anticipated and introduce additional cost, time and complexity. Additional unforeseen challenges as this could hinder our plan of operations, slowing our progress and increasing our costs, which may harm your investment in our Company.

We may not gain acceptance by group purchasing organizations or other purchasing entities. Many hospital systems and ambulatory surgery centers use group purchasing organizations to negotiate pricing and supply from vendors. Many of these organizations are large and risk-averse, and gaining adoption at reasonable terms can be challenging. If we are unable to secure contracts with widely used group purchasing organizations, we may struggle to gain market adoption, which would materially adversely affect our business.

We do not currently have the sales and marketing personnel necessary to sell products, and the failure to hire and retain such staff, or retain a third-party with sales and marketing personnel to fulfill that function, could have a materially adverse effect on our business. We are a development-stage company with limited resources. Even if we had products available for sale, which we currently do not, we have not secured sales and marketing staff at this early stage of operations to sell products. We cannot generate sales without sales or marketing staff and must rely on others to provide any sales or marketing services until such personnel are secured, if ever. If we fail to hire and retain the requisite expertise in order to market and sell our products or fail to raise sufficient capital in order to afford to pay such sales or marketing staff, then we could be forced to cease operations and you could lose all of your investment.

We may use independent distributors to represent our products. Monogram may use contracted employees and independent distributors to represent our products to surgeons, hospitals, and ambulatory surgery centers. Such independent distributors and contractors are not employees of the Company and may conduct business in a manner that is unethical or even illegal. Monogram could incur liability for unlawful business practices conducted by such independent distributors or contractors. If a distributor acts unlawfully, it could materially adversely affect our business.

Our products require a level of accuracy that we may never be able to achieve. To obtain FDA clearance on our system we will need to demonstrate that we can accurately position implants in robotically prepared bone specimens. The KUKA LBR Med robot that we are using has never before been used or validated for this application, and it may not be able to perform to the accuracy required. Preparing bone to the accuracies required is a highly challenging task with numerous sources of error that we may never be able to overcome. We have not yet achieved high-accuracy cuts in a cadaveric bone specimen. If we cannot execute a robotic surgical plan with sufficient accuracy, it will materially adversely impact our business and market reputation.

Our products may not provide a clinical benefit. The Company has not conducted clinical studies on live patients with its products. Our products may not provide a benefit to patient outcomes, or may not prove to be useful to patients or desirable for hospitals. If our products fail to provide a clinical benefit to our patients, it will materially adversely impact our business and market reputation.

We may have to reduce our headcount if we are unable to raise sufficient funds. The Company anticipates that it could substantially reduce expenses to extend its operating runway if needed. This could require a reduction in the number of full-time employees. However, reducing the number of employees could slow our products’ development and commercialization and adversely impact our business and market reputation.

Our assets may become pledged as collateral to a lender. We may enter into financing arrangements with lenders that contain covenants that limit our ability to engage in specified types of transactions. These covenants may limit our ability to, among other things:

•	petition for bankruptcy;
•	assignment of the notes to other creditors;
•	appointment of a receiver of any property of the Company; and
•	consolidate, merge, sell, or otherwise dispose of all or substantially all of our assets.

A breach of any of these covenants could result in a default under the terms of such a financing in which the lender could elect to declare all amounts outstanding thereunder to be immediately due and payable. We may need to pledge all of our assets as collateral to secure additional financing.

We may fail to meet the Sarbanes-Oxley regulations and may lack the financial controls and safeguards required of public companies. We are a newly Exchange Act reporting company, and we may fail to implement the internal infrastructure necessary and required under Section 404 of the Sarbanes- Oxley Act of 2002. There can be no assurance that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Acquisition opportunities may present themselves do not achieve the positive results anticipated by our management. From time to time, acquisition opportunities may become available to the Company. Those opportunities may involve the acquisition of specific assets, like intellectual property or inventory, or may involve the assumption of the business operations of another entity. Our goal with any future acquisition is that any acquisition should be able to contribute neutral to positive EBITDA to the Company after integration. To effect these acquisitions, we will likely be required to obtain lender financing or issue additional shares of stock in exchange for the shares of the target entity. If the performance of the acquired assets or entity does not produce positive results for the Company, the terms of the acquisition, whether it is interest rate on debt, or additional dilution of stockholders, may prove detrimental to the financial results of the Company, or the performance of your particular shares.

The COVID-19 pandemic continues to pose risks to our business, results of operations and financial condition, the nature and extent of which are highly uncertain and remain unpredictable. Our business is exposed to risks associated with public health crises and outbreaks of epidemic, pandemic, or contagious diseases, such as COVID-19. There has been a decline in elective surgical procedures globally due to the COVID-19 pandemic. In the third and fourth quarters of 2021, the highly transmissible Delta and Omicron variants resulted in further deferrals of elective surgical procedures, and we believe that staffing shortages at hospitals also contributed to the deferral of such procedures. We expect these declines to continue for the duration of the pandemic, and they may be further impacted by COVID-19 variants and resurgences. The COVID-19 global pandemic may result in an adverse impact on our financial condition, results of operations and cash flows.

Deferral of elective surgical procedures could lead to a number of potential negative outcomes:

•	lower revenues, profits and cash flows compared to historic trends in our market;
•	manufacturing facilities at less than normal capacity;
•	excess inventory we cannot sell;

Also, we may need to conduct clinical studies in order to bring our products to market. COVID-19 has had, and may continue to have, a negative impact on the enrollment rate in clinical trials, which may impair our ability to conduct clinical trials in a timely manner, or at all, if required by the FDA.

COVID-19 and the current financial, economic and capital markets environment, and future developments in these and other areas, present material uncertainty and risk with respect to our performance, financial condition, volume of business, results of operations and cash flows.

Risks Related to Ownership of our Common Stock

The market price of our Common Stock has been and will likely continue to be volatile, and you could lose all or part of your investment. The market price of our Common Stock has been and may continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control and may not be related to our operating performance. In addition to the factors discussed in this Risk Factors section and elsewhere in this offering circular, factors that could cause fluctuations in the market price of our Common Stock include the following:

●	general economic, regulatory, and market conditions
●	public health crises and related measures to protect the public health;
●	sales of shares of our Common Stock by us or our stockholders;
●	issuance of shares of our Common Stock, whether in connection with an acquisition
●	short selling of our Common Stock or related derivative securities;
●	reports by securities or industry analysts that are interpreted either negatively or positively by investors, failure of securities analysts to maintain coverage and/or to provide accurate consensus results of us, changes in financial estimates by securities analysts who follow us, or our failure to meet these estimates or the expectations of investors;

●	rumors and market speculation involving us or other companies in our industry;

●	actual or anticipated developments in our business, our competitors’ businesses, or the competitive landscape generally.

In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. Such litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Raising additional capital may cause significant dilution to our stockholders and adversely affect the market price for our Common Stock. Until such time, if ever, as we can generate substantial revenue, we may finance our cash needs through a combination of equity offerings, debt financings, marketing and distribution arrangements and other collaborations, strategic alliances and licensing arrangements or other sources. We do not currently have any committed external source of funds. In addition, we may seek additional capital due to favorable market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common stockholders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Such restrictions could adversely impact our ability to conduct our operations and execute our business plan. If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our technologies, intellectual property, future revenue streams or product candidates or grant licenses on terms that may not be favorable to us and/or that may reduce the value of our common stock.

If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, the market price and trading volume of our Common Stock could decline. The market price and trading volume of our Common Stock will be heavily influenced by the way analysts interpret our financial information and other disclosures. We do not have control over these analysts. If few securities analysts commence coverage of us, or if industry analysts cease coverage of us, our stock price could be negatively affected. If securities or industry analysts do not publish research or reports about our business, downgrade our Common Stock, or publish negative reports about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our Common Stock could decrease, which might cause our stock price to decline and could decrease the trading volume of our Common Stock.

Provisions in our Sixth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Delaware law might discourage, delay, or prevent a change in control of our company or changes in our management and, therefore, depress the market prices of our Common Stock. Our Sixth Amended and Restated Certificate of Incorporation and amended and restated bylaws contain provisions that could depress the market prices of our Common Stock by acting to discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions, among other things:

•	establish a classified board of directors so that not all members of our board are elected at one time;
•	permit only the board of directors to establish the number of directors and fill vacancies on the board;
•	authorize the issuance of “blank check” preferred stock that our board could use to implement a stockholder rights plan (also known as a “poison pill”);
•	authorize our board of directors to amend the bylaws; and
•	establish advance notice requirements for nominations for election to our board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

Any provision of our amended and restated certificate of incorporation, amended and restated bylaws, or the Delaware General Corporation Law that has the effect of delaying or preventing a change in control could limit the opportunity for our stockholders to receive a premium for their shares of Common Stock and could also affect the price that some investors are willing to pay for our stock

Our Sixth Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees. Our Sixth Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware is the exclusive forum for (i) any derivative action or proceeding brought on our behalf, other than an action or suit to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, (ii) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or our Sixth Amended and Restated Certificate of Incorporation or amended and restated bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our Sixth Amended and Restated Certificate of Incorporation or amended and restated bylaws or (v) any action asserting a claim governed by the internal affairs doctrine. Our Sixth Amended and Restated Certificate of Incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Some companies that adopted a similar federal district court forum selection provision are currently subject to a suit in the Chancery Court of Delaware by stockholders who assert that the provision is not enforceable. If a court were to find either choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business.

Anti-Takeover Effects of Our Sixth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws could impair a takeover attempt. Our Sixth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain certain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions could discourage takeovers, coercive or otherwise. Any provision of our certificate of incorporation, Amended and Restated Bylaws, or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our capital stock and could also affect the price that some investors are willing to pay for our Common Stock.

Risks Related to this Offering

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for our units may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our units is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors has determined the offering price in its sole discretion. The fixed offering price for our units has not been based on appraisals of any assets we own or may own, or of our company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our units may not be supported by the current value of our company or our assets at any particular time.

We may amend our business policies without stockholder approval.

Our board of directors determines our growth, investment, financing, capitalization, borrowing, operations and distributions policies. Although our board of directors has no intention at present to change or reverse any of these policies, they may be amended or revised without notice to holders of our Series D Preferred Stock. Accordingly, holders of our series D Preferred stock will not have any control over changes in our policies.

Investors in this Offering will suffer immediate and substantial dilution of their investment.

If you purchase our Units in this offering, you will pay more for your shares of Series D Preferred Stock than our as adjusted net tangible book value per share. Based upon a public offering price of $           per unit, you will incur immediate and substantial dilution of approximately $          per share, representing the difference between our public offering price and our as adjusted net tangible book value per share.

Our management team will have broad discretion over the use of the net proceeds from our sale of the units, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of the units, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Our Sixth Amended and Restated Certificate of Incorporation includes a forum selection provision, which could result in less favorable outcomes to the plaintiff(s) in any action against our Company.

Our Sixth Amended and Restated Certificate of Incorporation includes a forum selection provision that requires any claims against the Company by stockholders not arising under the federal securities laws to be brought in the Court of Chancery State in the state of Delaware. This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

Our ability to use our net operating loss carryforwards may be limited.

As of December 31, 2023, the Company had net operating loss (“NOL”) carryforwards of approximately $7,487,000 for federal income tax purposes. Utilization of these NOLs depends on many factors, including the Company’s future income, which cannot be assured. Under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and corresponding provisions of state law, if a corporation undergoes an “ownership change,” which is generally defined as a greater than 50% change, by value, in its equity ownership by 5% stockholders over a three-year period, the corporation’s ability to use its pre-change NOLs and other pre-change tax attributes to offset its post-change income may be limited. In addition, as a result of Tax Cuts and Jobs Act of 2017 (as modified by the Coronavirus Aid, Relief, and Economic Security Act of 2020), federal NOLs incurred in 2018 and in future years may be carried forward indefinitely, subject to the limitations, and deductibility of federal NOLs generally may be limited as set forth in the Code.

We cannot assure you that we will ever be able to pay cash dividends.

Our ability to pay cash dividends on our Series D Preferred Stock is dependent on our ability to operate profitably and to generate cash from our operations and the operations of our operating businesses. We cannot guarantee that we will ever be able to pay cash dividends on our Series D Preferred Stock and may only be able to issue dividends in shares of our Common Stock.

We may not have sufficient cash from our operations to enable us to pay dividends on our Series D Preferred Stock following the payment of expenses.

Although dividends on the Series D Preferred Stock will be cumulative (but not compounding), our board of directors must approve the actual payment of the dividends. We will pay quarterly dividends on our Series D Preferred Stock from funds legally available for such purpose when, as and if declared by our board of directors or any authorized committee thereof. Our board of directors can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accumulated dividends. Our board of directors could do so for any reason. We may not have sufficient cash available each quarter to pay dividends. The amount of dividends we can pay depends upon the amount of cash we generate from and use in our operations, which may fluctuate significantly based on, among other things:

●       the level of our revenues and our results of operations;

●       prevailing economic and political conditions;

●       the effect of governmental regulations on the conduct of our business;

●       our ability to service and refinance any future indebtedness; and

●       our ability to raise additional funds through future offerings of securities to satisfy our capital needs.

In addition, if payment of dividends on the Series D Preferred Stock for any dividend period would cause us to fail to comply with any applicable law, including the requirement under the Delaware General Corporation Law that dividends be paid out of surplus or net profits, we will not declare or pay a dividend for such dividend period. Our ability to pay dividends on the Series D Preferred Stock may also be restricted or prohibited by the terms of any senior equity securities or indebtedness. The instruments governing the terms or future financings or refinancing of any borrowings may contain covenants that restrict our ability to pay dividends on the Series D Preferred Stock. The Series D Preferred Stock places limited restrictions on our ability to incur indebtedness with such restrictive covenants. In the event that the payment of a dividend on the Series D Preferred Stock would cause us to fail to comply with any applicable law or would be restricted or prohibited by the terms of any senior equity securities or indebtedness, holders of the Series D Preferred Stock will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue or be payable.

We cannot assure you that we will be able to redeem our Series D Preferred Stock.

Our ability to redeem on our Series D Preferred Stock is dependent on our ability to operate profitably and to generate cash from our operations and the operations of our operating businesses or from raising additional capital. We cannot guarantee that we will be able to redeem our Series D Preferred Stock and may only be able to offer investors the ability to convert shares of Series D Preferred Stock into shares of our Common Stock.

We may issue additional debt and equity securities, which are senior to our Series D Preferred Stock as to distributions and in liquidation, which could materially adversely affect the value of the Series D Preferred Stock.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our stockholders. Any preferred securities, if issued by our company, may have a preference with respect to distributions and upon liquidation that is senior to the preference of the Series D Preferred Stock, which could further limit our ability to make distributions to our stockholders. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your Series D Preferred Stock. In addition, we can change our leverage strategy from time to time without approval of holders of our preferred stock or Common Stock, which could materially adversely affect the value of our preferred stock, including the Series D Preferred Stock.

We are not required to raise any minimum amount in this offering before we may utilize the funds received in this offering. Investors should be aware that there is no assurance that any monies beside their own will be invested in this Offering.

Because there is no minimum amount of subscriptions which we must receive before accepting funds in the offering, you will not be assured that we will have sufficient funds to execute our business plan or satisfy its working capital requirements and will bear the risk that we will be unable to secure the funds necessary to meet our current and anticipated financial obligations.

This offering is being conducted on a “best efforts” basis without a minimum and we may not be able to execute our growth strategy if the $           maximum is not sold.

If you invest in our Series D Preferred Stock and less than all of the offered shares of our Series D Preferred Stock are sold, the risk of losing your entire investment will be increased. We are offering our Series D Preferred Stock on a “best efforts” basis without a minimum, and we can give no assurance that all of the offered Series D Preferred Stock will be sold. If less than $ of Series D Preferred Stock shares offered are sold, we may be unable to fund all the intended uses described in this offering circular from the net proceeds anticipated from this offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds. No assurance can be given to you that any funds will be invested in this offering other than your own.

As a holder of the Series D Preferred Stock, you will have extremely limited voting rights.

Your voting rights as a holder of Series D Preferred Stock will be limited. Our common stock is the only class of our securities that carries full voting rights. Voting rights for holders of the Series D Preferred Stock will exist primarily with respect to the ability to elect (together with the holders of other outstanding series of our preferred stock, or additional series of preferred stock we may issue in the future and upon which similar voting rights have been or are in the future conferred and are exercisable) two additional directors to our Board of Directors in the event that six quarterly dividends (whether or not declared or consecutive) payable on the Series D Preferred Stock are in arrears, and with respect to voting on amendments to our certificate of incorporation or certificate of designation for the Series D Preferred Stock (in some cases voting together with the holders of other outstanding series of our preferred stock as a single class) that materially and adversely affect the rights of the holders of Series D Preferred Stock (and other series of preferred stock, as applicable) or create additional classes or series of our stock that are senior to the Series D Preferred Stock, provided that in any event adequate provision of funds sufficient for redemption has not been made. Other than the limited circumstances described in this Offering Circular, holders of Series D Preferred Stock will not have any voting rights. See “Description of Series D Preferred Stock—Limited Voting Rights.”

We may terminate this Offering at any time during the Offering period.

We reserve the right to terminate this Offering at any time, regardless of the number of shares sold. In the event that we terminate this Offering at any time prior to the sale of all of the shares offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by our company and no funds will be returned to subscribers.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $         (assuming the sale of all units offered hereby (at the assumed public offering price of $          per unit), after deducting the selling agent fees and estimated offering expenses payable by us. This estimate excludes the proceeds, if any, from the exercise of warrants in this offering. If all of the warrants sold in this offering were to be exercised in cash at an exercise price of $           per share, we would receive additional proceeds of approximately $           . We cannot predict when or if these warrants will be exercised. It is possible that these warrants may expire and may never be exercised.

Because this is a best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the selling agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this offering circular.

Each 10% decrease in the number of units sold at the public offering price of $ per unit, would decrease our net proceeds, after deducting estimated selling agent fees and offering expenses payable by us, by approximately $ . For example, we estimate that our net proceeds from the sale of 50% of the units offered in this offering will be approximately $ . This estimate excludes the proceeds, if any, from the exercise of warrants in this offering.

We plan to use the net proceeds of this offering for general corporate and business purposes, including, but not limited to, new technology development, new machines-in-network, and potential acquisitions.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this offering circular, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our product development team, the scale achieved by our sales and marketing team, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

DILUTION

Purchasers of our Common Stock, which is issuable upon conversion of the Series D Preferred Stock and upon exercise of the warrants contained in the units, will experience an immediate dilution of the net tangible book value per share of our common stock. The net tangible book value of our common stock as of         , 2024 was approximately $         million, or approximately $         per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities divided by the total number of shares of our common stock outstanding.

Dilution per share of common stock represents the difference between the amount paid by purchasers of units in this offering and the net tangible book value per share of our Common Stock immediately following the completion of this Offering.

After giving effect to the assumed sale of units in the Offering at the subscription price of $ per unit, paid in cash, and assuming immediate conversion of all shares of the Series D Preferred Stock and no exercise of the Warrants, after deducting our estimated offering expenses payable by us, our pro forma net tangible book value as of         , 2024 would have been approximately $             million or approximately $             per share. This represents an immediate increase in pro forma net tangible book value of approximately $             per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of approximately $            per share to purchasers in this offering, as illustrated by the following table:

The discussion of dilution, and the table quantifying it, assume no exercise of the warrants exercisable into              shares of Common Stock issued during this Offering, or other potentially dilutive securities. The exercise of potentially dilutive securities having an exercise price less than the effective price paid per share of Common Stock issuable upon conversion or exercise of the Series D Preferred Stock and Warrants, respectively, would increase the dilutive effect to new investors.

The foregoing discussion and table above is based on          shares of Common Stock outstanding as of         , 2024 and excludes the following potentially dilutive securities as of         , 2024:

DETERMINATION OF OFFERING PRICE

There will be no trading market for our Series D Preferred Stock upon issuance and we do not expect any trading market to develop for the Series D Preferred Stock.

The offering price of a unit is arbitrary with no relation to the value of the Company.

The offering price has been determined by negotiation between us and Digital Offering. The principal factors considered in determining the initial public offering price include:

●	the information set forth in this offering circular and otherwise available to Digital Offering;
●	our history and prospects and the history of and prospects for the industry in which we compete;
●	our past and present financial performance;
●	our prospects for future earnings and the present state of our development;
●	an assessment of our management;
●	the general condition of the securities markets at the time of this offering;
●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
●	other factors deemed relevant by Digital Offering and us.

DIVIDEND POLICY

Dividends on the Series D Preferred Stock will be cumulative and payable quarterly in arrears to all holders of record on the applicable record date. Holders of our Series D Preferred Stock will be entitled to receive cumulative dividends in the amount of $         per share each quarter, which is equivalent to the annual rate of 8.00% of the $         original per share purchase price. Dividends on shares of our Series D Preferred Stock will continue to accrue even if any of our agreements prohibit the current payment of dividends or we do not have earnings. Dividends may be paid in cash or in kind in the form of Common Stock of the Company equal to the closing price of Common Stock on the last day of the quarter at the Company’s sole discretion, such to applicable law.

At this time, we anticipate that dividends for our Series D Preferred Stock are more likely to be paid in kind than in cash. In such an event as they are paid in cash, the anticipated source of funds to pay the cumulative dividends for our Series D Preferred Stock in cash will be from cash on hand, net operating income, and retained earnings. We are uncertain whether we will be able to achieve profitability or pay dividends with our net operating income for the foreseeable future. While we anticipate that funds raised in this offering may advance the technology closer to commercialization if the funds raised are used in a manner consistent with the use of proceeds described in this offering circular, we may never obtain FDA clearance to market our products. Furthermore, our market is highly competitive and requires significant capital to achieve profitable revenues. We do not expect to achieve net operating income or to increase retained earnings for the foreseeable future and expect to remain dependent on outside capital raises to fund operations.

We have never declared dividends or paid cash dividends on our Common Stock. Our board of directors will make any future decisions regarding dividends. We currently intend to retain and use any future earnings for the development and expansion of our business and, other than as indicted above with respect to the Series D Preferred Stock, we do not anticipate paying any cash dividends in the near future. Our board of directors has complete discretion on whether to pay cash dividends or issue additional shares of Common Stock as dividends on the Series D Preferred Stock. Even if our board of directors decides to pay additional dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

MARKET PRICE OF OUR COMMON STOCK

Market Price of our Common Stock

Our common stock is listed on Nasdaq under the symbol “MGRM.”

On March 22, 2024, the closing price of our common stock was $2.25. As of March 25, 2024 there were 31,633,995 shares of our common stock outstanding, held of record by 18,507 holders. The number of record holders of our common stock does not include the DTC participants or beneficial owners holding shares through nominee names.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the accompanying notes thereto included our most recent Annual Report on Form 10-K. This discussion contains forward-looking statements based upon current plans, expectations, and beliefs, involving risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements. You should review the sections titled “Cautionary Note Regarding Forward-Looking Statements” for a discussion of forward-looking statements and “Risk Factors” in this Form 1-A for a discussion of factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis and elsewhere in Form 1-A. Our historical results are not necessarily indicative of the results that may be expected for any period in the future.

Overview

Monogram Orthopaedics Inc. was incorporated under the laws of the State of Delaware on April 21, 2016, under the name “Monogram Arthroplasty Inc.” and on March 27, 2017, the Company changed its name. Monogram Orthopaedics is working to develop a product solution architecture with the long-term goal to enable patient-optimized orthopaedic implants economically at scale by linking 3D printing and robotics with advanced pre-operative imaging. The Company has a robot prototype that can autonomously execute optimized paths for high precision insertion of implants in synthetic bone specimens. Monogram intends to produce and market robotic surgical equipment and related software, orthopaedic implants, tissue ablation tools, navigation consumables, and other miscellaneous instrumentation necessary for reconstructive joint replacement procedures. The Company has obtained 510(k) clearances for certain implants not yet made 510(k) premarket notification submissions or obtained 510(k) premarket clearances for any of its robotic products. FDA 510(k) premarket clearance is required to market our robotic products, and the Company cannot estimate the timing, or assure our ability, to obtain such clearances.

Recent Developments

First Sale of Surgical Robot

In November 2023, Monogram delivered its first surgical robot to one of the world's largest global robotics distributors outside of the United States. This was a one-time purchase, and the Company does not anticipate additional sales before initiating a clinical study and obtaining the appropriate regulatory approvals. The Company believes the international market for orthopedic robotics is attractive, large, and growing. The Company anticipates it may leverage OUS clinical data to support its 510(k) submission.

Results of Operations For The Years Ended December 31, 2023 and 2022

Revenues

The Company is currently focused on commercialization of its robotic products, including seeking 510(k) clearances from the FDA for those products. Revenue of $364,999 was recognized during the year ended December 31, 2023 from the sale of a single unit of robotic surgical equipment. The unit was sold outside of the United States as part of an effort to explore the possibility of conducting clinical trials in OUS markets. Since the Company originally expensed this equipment as research and development costs when it was built, no costs of goods sold were recognized when this equipment was sold in 2023. The Company did not have any product sales in 2022.

Operating Expenses

The following tables set forth our operating expenses for the periods indicated:

	Years Ended December 31
	2023	2022	$ Change	% Change
Research and development	$10,585,884	$5,384,710	$5,201,174	97%
Marketing and advertising	2,994,389	2,743,687	250,702	9%
General and administrative	4,052,755	2,484,750	1,568,005	63%
Total operating expenses	$17,633,028	$10,613,147	$7,019,881	66%

The significant growth in research and development (R&D) expenses during 2023 was driven primarily by the increased efforts in the development of our sagittal cutting systems and related platform software required to operate our active navigated robotic system, as well as the company moving into the verification phase of the development of its robot prototype. The verification phase involves intensive testing and optimization of the prototype design through an iterative process of design changes and material changes to achieve an optimum system. This led to increased costs in prototype material expenses, payroll and related expenses and contractor expenses. R&D expenses in both periods were primarily comprised of payroll and related costs, contractor and prototype material expenses for the development of its novel robotic system and associated implants. The Company anticipates the verification and validation phases to be finalized in the first half of 2024. The Company has introduced a novel registration and tracking system prototype named mVision. R&D efforts will continue in 2024 to further refine this product offering.

Marketing and advertising expenses increased approximately 9% during 2023 primarily due to the Company’s marketing campaign related to the Common Stock Offering that began in Q1 2023 and successfully culminated with a round closing in May of 2023. The Company also raised funds pursuant to its Regulation A – Tier 2 offerings of Series B and Series C preferred stock during 2022 – however, the Company increased its marketing expenditures related to the Company’s Regulation A – Tier 2 offering of its Common Stock that concluded in May 2023 (the “Common Stock Offering”) to help drive the success of this offering, which led to an increase in marketing and advertising spend during 2023 compared to 2022.

General and administrative expenses increased by approximately 63% in 2023 primarily due to increases in compensation expenses, insurance and regulatory compliance expenses, facilities expenses (such as rent), and consulting and professional fees.

●	The increase in compensation expenses during 2023 resulted from an increase in the number of full-time employees of the Company in both periods, as well as an increase in bonus and stock-based compensation in both periods to help ensure labor retention in a tight labor market.

●	The increase in insurance and regulatory compliance expenses during 2023 relate to the additional insurance and regulatory compliance activities required to list as a publicly traded company on NASDAQ, which occurred mid-2023 (and therefore led to an increase in expenses compared to these same periods in 2022 before the Company had it shares of Common Stock listed on NASDAQ).

●	Facilities expenses have increased year over year due to slight rent rate increases combined with additional leased space added to support the Company’s expanded operations (including a larger workforce), which has led to increases in facilities expenses during 2023 compared to 2022).

●	The increases in consulting and professional services during 2023 relate primarily to efforts required to support the Regulation A fund raise, the Company’s offering of Common Stock pursuant to its Registration Statement on Form S-1 that was declared effective on September 7, 2023, the filing of an additional S-1 form related to the execution of an Equity Line of Credit, and continued protection for the Company’s intellectual property, which has expanded in 2023 compared to 2022.

Other Income (Expense)

	Years Ended December 31
	2023	2022	$ Change
Grant income	$–	$256,000	$(256,000)
Change in fair value of warrant liability	3,088,533	(3,431,865)	6,520,398
Interest income and other, net	434,279	98,065	336,214
Total other income (expense)	$3,522,812	$(3,077,800)	$6,600,612

During 2022, the Company recognized $256,000 of grant income related to an award from a governmental entity for research and development. The Company did not receive any grant income in 2023.

During 2023, the change in the fair value of the warrant liability resulted in a gain of $3,088,533. This gain primarily resulted from a decrease in the value of the Company’s Common Stock used to estimate the fair value of certain warrants that included anti-dilution protections. Because of these protections, when the Company issued additional shares of its capital stock in connection with its ongoing capital raising efforts, the number of shares issuable upon the exercise of these warrants increased proportionally. Changes in the fair value of the warrant liability primarily resulted from (i) increases to the number of shares issuable upon exercise of these warrants and (ii) changes in the underlying fair value of the Company’s Common Stock into which the warrants were exercisable. During May and October 2023, these warrants were exercised by the holders. At December 31, 2023, no warrants with anti-dilution protections remain outstanding.

The Increase in interest income during 2023 resulted from the proceeds of the Common Stock Offering which were invested in a JP Morgan US Government Money Market Fund. This increase was partially offset by an $44,333 loss resulting from a change in the fair value of the Company’s make-whole provision related to the Common Stock Purchase Agreement discussed below in “Liquidity and Capital Resources”.

Net Loss

As a result of the foregoing, the Company had a net loss of $13,745,217 during 2023 compared to $13,690,947 during 2022.

Liquidity and Capital Resources

As of December 31, 2023, the Company had approximately $13.6 million in cash on hand, largely resulting from proceeds received from the Company’s Common Stock Offering that ended in May 2023. The Company has recorded losses since inception and, as of December 31, 2023, had working capital of approximately $11.8 million and total stockholders’ equity of $13,397,066. Since inception, the Company has been primarily capitalized through securities offerings. The Company plans to continue to try to raise additional capital through available financing options to the Company, including, but not limited to, registered or exempt equity and/or debt offerings, as well as straight or convertible debt financings, although there can be no assurance that we will be successful in these fundraising efforts. Absent additional capital, the Company may be forced to reduce expenses significantly and could become insolvent.

To provide additional flexibility to the Company ahead of generating sufficient revenues to support operations, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement with B. Riley Principal Capital, II  LLC (the “BRPC II”) on July 19, 2023. Under the Purchase Agreement and Registration Rights Agreement, the Company has the right to sell to BRPC II up to $20.0 million in shares of Common Stock (the “Committed Equity Shares”), subject to certain limitations and the satisfaction of specified conditions in the Purchase Agreement, from time to time over the 24-month period commencing upon the initial satisfaction of the conditions to the BRPC II’s purchase obligations set forth in the Purchase Agreement, including that the registration statement declared effective by the SEC on September 7, 2023. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the Company’s option, and it is under no obligation to sell any securities to BRPC II under the Purchase Agreement. As of the date of this report, we have sold 256,026 shares of Common Stock to B. Riley Principal Capital II for gross proceeds of $887,831 pursuant to this purchase obligation – and therefore have approximately $19 million worth of our Common Stock that we may sell to BRPC II.

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet begun its principal operations, has not yet generated profits, incurred a net loss of $13,745,217 during the year ended December 31, 2023, and has an accumulated deficit of $51,508,664 as of December 31, 2023.

The Company’s ability to continue as a going concern in the twelve months following the date the financial statements were available to be issued is dependent upon its ability to produce revenues, raise capital, and/or obtain other financing sufficient to meet current and future obligations. Management has evaluated these conditions and believes its cash and cash equivalents, plus the additional capital available under the Purchase Agreement, will be sufficient for the Company to satisfy its near-term capital needs and to continue as a going concern for a reasonable period.

Issuances of Equity

On March 1, 2023, the SEC qualified a Regulation A - Tier 2 offering of the Company’s Common Stock, in which the Company sought to raise up to $30 million from investors (the “Common Stock Offering”). The Common Stock Offering closed on May 16, 2023, raising $15,287,860, net of issuance costs of $1,928,287, from the sale of 2,374,641 shares of Common Stock at a price of $7.25 per share. Subsequently, on May 17, 2023, the Company filed a Form 8-A in connection with the listing our Common Stock on Nasdaq, which was declared effective on the same date. At that time, each outstanding share of Series A, Series B, and Series C Preferred Stock was converted into two shares of Common Stock of the Company.

As previously disclosed in the Company’s Registration Statement on Form S-1 filed with the SEC on August 28, 2023 (and declared effective on September 7, 2023), Pro-Dex, Inc., a Colorado corporation (“Pro-Dex”) and the Company were previously engaged in active discussions around Pro-Dex exercising its warrants in advance of the contractual expiration date of those warrants. Pro-Dex held warrants to purchase up to 5% of the outstanding Common Stock of the Company as of the date of the exercise, calculated on a post-exercise basis. The warrants had an exercise price of $1,250,000, were exercisable at any time prior to December 20, 2025 (the “ Pro-Dex Warrants”)

On October 2, 2023, Pro-Dex agreed to exercise the Pro-Dex Warrants in full in cash for Common Stock of Monogram within five (5) business days. As consideration for Pro-Dex agreeing to exercise the Pro-Dex Warrants, the Company agreed to the following:

Coverage Warrants. If, (a) between October 2, 2023 and March 31, 2024; or (b) during the six month period between (i) April 1 and September 30 or (ii) October 1 and March 31 of each year thereafter, Monogram engages in or otherwise consummates an issuance of securities that results in Monogram receiving, or having the right to receive, gross proceeds of $5,000,000 or more during such period, then Monogram will issue Pro-Dex a warrant to be exercised in cash to purchase 5% (calculated after giving effect to such issuance to Pro-Dex) of the types, series and classes of securities issued during such period at a price equal to the total gross proceeds received over the such period divided by the number of securities issued during that same period on terms at least as favorable to Pro-Dex as the most favorable terms pursuant to which any such securities are acquired by any investor during such period (each, a “Coverage Warrant”). Each Coverage Warrant will be issued to Pro-Dex within ten (10) business day after the last day of the applicable period, will have a term of six (6) months from the date of issuance and, unless otherwise agreed to in writing by Pro-Dex in its sole and absolute discretion, will have other provisions consistent with the provisions of the Pro-Dex Warrants. Pro-Dex’s rights in this regard will expire on December 31, 2025 and will apply to all Warrant Coverage issuances conducted from time to time, and at any time, by Monogram prior to that date.

Piggyback Rights. Monogram agreed to grant Pro-Dex piggyback registration rights for all Monogram securities from time to time owned by Pro-Dex on terms at least as favorable to Pro-Dex as Monogram may at any time grant piggyback (or equivalent) registration rights to any other holder of Monogram securities.

Effective October 2, 2023, Pro-Dex completed the exercise all of its Warrants for 1,828,551 shares of the Company’s Common Stock at $0.68360138711 per share, resulting in total proceeds to the Company of $1,250,000. The issuance of these shares upon exercise of the Pro-Dex Warrants was made by the Company pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder for transactions by an issuer not involving a public offering.

During May 2023, the Company entered into a consulting arrangement with a vendor under which the Company issued 20,689 shares of restricted Common Stock that vest on a monthly basis over a term of 12 months. The estimated fair value of these shares was $150,000 on the date of grant and is being recognized as a component of general and administrative expenses on a straight-line basis over the 12-month vesting term.

In August 2023, the Company issued 4,137 shares of Common Stock with a value of $30,000 to a vendor in exchange for legal services.

On May 18, 2023, a certain holder of warrants executed a cashless exercise of the warrants and received 78,837 shares of the Company’s Common Stock, which represented the difference between the total warrant shares issuable at exercise and the 37,619 warrant shares withheld by the Company to satisfy the holder’s exercise price obligation.

In two transactions during January and February 2024, ZB Capital Partners LLC, holder of a warrant exercisable for 547,944 shares of Common Stock, executed a cashless exercise of its warrant under which the Company issued the holder a total of 246,458 shares of Common Stock and retained the remaining shares as settlement of the $1.83 per share exercise price of the warrant.

Indebtedness

As of December 31, 2023, the Company had $3,181,942 in total liabilities, primarily comprised of accounts payable of $2,462,268, which increased from $663,170 as of December 31, 2022 primarily due to invoices submitted from our development partners in relation to the R&D spend on increased development efforts and the initiation of the verification process, legal invoices related to our recent financings and an overall increase in the average number of days our Company takes to pay our accounts payable. The remainder was comprised of accrued expenses and the present value of the Company’s operating lease payment commitments.

Commitments and Contingencies

Under the Company’s licensing agreement with Mount Sinai, the Company has an obligation to make certain payments to Mount Sinai as a result of reaching certain milestones in the development and sales of the product, and for significant events related to the Company. The Company is currently in discussions with Mount Sinai in regard to the payment obligation associated with a “Significant Transaction” following the Company becoming publicly traded on Nasdaq without undertaking a traditional initial public offering contemplated by that term. Under the licensing agreement, if at the time of completion of a “Significant Transaction” the Company has a valuation greater than $150,000,000, Mount Sinai will receive 1% of the fair market value of Company at the time of completion of the Significant Transaction. It is the Company’s position that no Significant Transaction has occurred - but there is no guarantee the Company and Mount Sinai will come to a consensus on this point. If we cannot come to an agreement with Mount Sinai on this point, we may be forced into litigation - and even if we pursue litigation, it is possible that a court would not rule in our favor. If the Company is required to pay this amount, it could have a material adverse effect on the Company’s operations.

Cash Flows

	For the year ended
	December 31
	2023	2022
Cash used in operating activities	$(13,542,509)	$(8,419,553)
Cash used in investing activities	$(64,913)	$(241,203)
Cash provided by financing activities	$16,727,805	$13,593,691

Operating Activities

For the 12 months ended December 31, 2022, of the approximately $13.7 million net loss, there were various cash and non-cash adjustments that were added back to the net loss to arrive at $8,419,553 in cash used in operating activities. Those adjustments included approximately $3,431,865 for the valuation of warrants issued, $386,686 for non-cash depreciation and amortization, $743,274 for non-cash stock-based compensation, $21,543 for operating lease assets and related liabilities, $189,906 in prepaid expenses and other current assets and $498,076 for accounts payables and accrued expenses.

For the 12 months ended December 31, 2023, of the approximately $13.74 million in net loss, there were various cash and non-cash adjustments that were added back to the net loss to arrive at $13,542,409 in cash used in operating activities. Those adjustments included primarily $(3,088,533) for the change in valuation of warrants issued, $412,335 for non-cash depreciation and amortization, $1,558,779 for non-cash stock-based compensation, $1,799,098 in accounts payable, and in prepaid expenses & other current assets and $(565,109) for accrued liabilities.

Pro-Dex Supply Agreement

On October 3, 2023, Monogram Orthopaedics Inc. (the “Company” or “Monogram”) entered into a supply agreement (the “Supply Agreement”) with Pro-Dex, Inc., a Colorado corporation (“Pro-Dex”).

As previously disclosed in the Company’s Registration Statement on Form S-1 filed with the SEC on August 28, 2023 (and declared effective on September 7, 2023), on December 20, 2018, the Company entered into a development and supply agreement with Pro-Dex, whereby Pro-Dex and the Company agreed, subject to certain conditions, to negotiate and endeavor to enter into a future, definitive agreement through which Pro-Dex would develop and supply end-effectors, gearing, and saws, and other surgical products to Monogram. The Supply Agreement represents the definitive agreement between Pro-Dex and the Company as a result of these negotiations.

Pursuant to the Supply Agreement, the Company and Pro-Dex agreed that, during the term of the Supply Agreement, the Company will exclusively purchase from Pro-Dex, and Pro-Dex will manufacture and sell to the Company, supply end-effectors, gearing, and saws, and other surgical products at purchase prices set forth in the Supply Agreement.

The initial term of the Supply Agreement commences on October 3, 2023 and continues for an initial period of fifteen (15) years from the date of Pro-Dex’s delivery to the Company of at least ten (10) production units of end effectors that are fully developed and validated as reasonably agreed to between the Company and Pro-Dex. Upon expiration of the initial term, the Supply Agreement will automatically renew for additional successive two (2) year terms unless either party has provided written notice of non-renewal to the other party at least two (2) years prior to the end of the then-current term.

Pro-Dex may terminate the Supply Agreement by providing written notice to the Company if the Company fails to pay any amount when due under the Supply Agreement and fails to cure such failure within 30 business days after the Company’s receipt of written notice of such breach. Additionally, Pro-Dex may terminate the Supply Agreement at any time in Pro-Dex’s sole and absolute discretion upon providing the Company at least 120 days advance written notice of termination.

The Company may terminate the Supply Agreement if any Purchase Order under the Supply Agreement remains unfulfilled by Pro-Dex for six (6) months after the requested delivery date, unless such delay is the result of factors reasonably outside of Pro-Dex’s control. Additionally, the Company may terminate the Supply Agreement if during any consecutive twelve (12) month period Pro-Dex fails to fulfill more than three (3) separate purchase orders by the requested delivery date, unless such delay is the result of factors reasonably outside of Pro-Dex’s control.

Either party may terminate the Supply Agreement if the other party (a) is in material breach of any representation or warranty under the Supply Agreement that cannot be cured or, if the breach can be cured, it is not cured by within a commercially reasonable period of time; (b) becomes insolvent or files for bankruptcy; (c) makes or seeks to make a general assignment for the benefit of its creditors; or (d) applies for or has appointed a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

If the Supply Agreement is terminated, the Company will pay to Pro-Dex all amounts due to Pro-Dex for supplied products under the Supply Agreement, as well as any out-of-pocket costs and expenses (including raw materials, machinery and equipment purchases) incurred by Pro-Dex prior to the date such termination is effective that arise from or relate to the Supply Agreement.

Rick Van Kirk, a member of our Company’s Board of Directors, is the Chief Executive Officer of Pro-Dex, Inc.

The Supply Agreement contains a number of other rights, representations and warranties that are customary for medical device supply agreements.

Investing Activities

For the 12 months ended December 31, 2023 and, 2022, cash used in investing activities was comprised entirely of equipment purchases.

Financing Activities

For the 12 months ended December 31, 2022, the Company raised $13,593,691 in its Regulation A – Tier 2 offerings of Series B and Series C Preferred Stock. For the 12 months ended December 31, 2023, nearly all of the Company’s cash from financing activities were proceeds from the Company’s Common Stock Offering, with a small portion being received from the Company’s Regulation A – Tier 2 offering of Series C Preferred Stock, and a portion being raised from the exercise of warrants.

B. Riley Principal Capital II, LLC Financing

On July 19, 2023, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a related Registration Rights Agreement (the “Registration Rights Agreement”) with B. Riley Principal Capital II, LLC (“B. Riley Principal Capital II”). Pursuant to the Purchase Agreement, subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Company will have the right, in its sole discretion, to sell to B. Riley Principal Capital II up to the lesser of (i) $20,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) 5,847,725 shares of Common Stock, which number of shares is equal to 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), subject to certain limitations contained in the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the option of the Company, and the Company is under no obligation to sell any securities to B. Riley Principal Capital II under the Purchase Agreement.

As of the date of this Form 1-A, we have sold 256,026 shares of Common Stock to B. Riley Principal Capital II for gross proceeds of $887,831 pursuant to this purchase obligation - and therefore have approximately $19 million worth of our Common Stock that we may sell to B. Riley Principal Capital II.

Impact of inflation

While inflation may impact our capital and operating expenditures, we believe the effects of inflation, if any, on our results of operations and financial condition have not been significant. However, there can be no assurance that our results of operations and financial condition will not be materially impacted by inflation in the future, including by heightened levels of inflation experienced globally as a consequence of the COVID-19 pandemic and recent geopolitical conflict.

Funding Requirements

We believe our existing cash and cash equivalents, including proceeds still available under our financing deal with B. Riley Principal Capital II, LLC, will be sufficient to meet anticipated cash requirements for at least 12 months from the date of this Form 1-A. However, our forecast of the period of time through which our financial resources will be adequate to support operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary materially. We have based this estimate on assumptions that may prove to be wrong, and we could expend capital resources sooner than we expect.

Future capital requirements will depend on many factors, including:

●	Establishing and maintaining supply relationships with third parties that can provide adequate, in both amount and quality, products and services to support our development;
●	Technological or manufacturing difficulties, design issues or other unforeseen matters;
●	Addressing any competing technological and market developments;
●	Seeking and obtaining regulatory approvals; and
●	Attracting, hiring, and retaining qualified personnel.

Until such time, if ever, as we can generate substantial revenues to support our cost structure, we expect to finance cash needs through a combination of equity offerings, debt financings, commercial and other similar arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of stockholders will be, or could be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise funds through commercial agreements, or other similar arrangements with third parties, we may have to relinquish valuable rights to our technologies and/or future revenue streams, or grant licenses on terms that may not be favorable to us and/or may reduce the value of our Common Stock. Also, our ability to raise necessary financing could be impacted by the COVID-19 pandemic, recent geopolitical events, and inflationary economic conditions and their effects on the market conditions. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our commercialization efforts or grant rights to develop and market other products even if we would otherwise prefer to develop and market these products ourselves or potentially discontinue operations.

Summary of Accounting Principles

Basis of Presentation

The financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America. Certain amounts from the prior year have been reclassified to conform with the current year presentation.

Stock Split

On November 30, 2022, the Company effected a two-for-one stock split of its common stock and increased the number of authorized shares of the Company’s capital stock to 150,000,000, with 90,000,000 designated as Common Stock, and 60,000,000 designated as Preferred Stock. All share and loss per share information have been retroactively adjusted for all periods presented to reflect the stock split, the incremental par value of the newly issued shares, and the increased number of authorized shares. This stock split is referred to as the “Stock Split” in this Form 1-A.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company's most significant estimates relate to the fair value of the warrant liability, valuations of stock-based compensation, and the income tax valuation allowance. On a continual basis, management reviews its estimates, utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when promised products and services are transferred to the customer. The amount of revenue recognized reflects both the fixed and variable consideration to which the Company expects to be entitled in exchange for these products and services. In general, the Company applies the following five-step model when evaluating the amount and timing of revenue recognition in its customer contracts:

Step 1 - Identify the contract(s) with a customer

Step 2 - Identify the performance obligations in the contract

Step 3 - Determine the transaction price

Step 4 - Allocate the transaction price to the performance obligations

Step 5 - Recognize revenue when (or as) performance obligations are satisfied

The Company has not yet begun its principal operations. Revenue recognized during the year ended December 31, 2023 related to the sale of a single unit of robotic surgical equipment that was recognized when control of the equipment was transferred to the customer. Since the Company originally expensed this equipment as research and development costs when it was built, no costs of goods sold were recognized when this equipment was sold in 2023.

Stock-based Compensation

The Company measures and records the expense related to stock-based compensation awards based on the fair value of those awards as determined on the date of grant. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period, and uses the straight-line method to recognize the related stock-based compensation. The Company uses the Black-Scholes-Merton (“Black-Scholes”) option-pricing model to determine the fair value of stock awards. The Black-Scholes option-pricing model requires the use of highly subjective and complex assumptions, including the estimated fair value and price volatility of the Company’s common stock and the expected term of the option.

Recent Accounting Pronouncements

The Company adopted ASU 2016-13 on January 1, 2023 which requires entities to estimate an expected lifetime credit loss on financial assets such as short-term customer receivables. The estimate of expected credit losses is intended to reflect the potential risk of loss even if management believes no such loss as been incurred as of the reporting date. The adoption of this standard did not have a material impact on the Company’s financial statements.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Emerging Growth Company

As a Nasdaq listed public reporting company, we are required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;
●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We may remain an “emerging growth company” for up to five years, beginning January 26, 2022, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of June 30th, before that time, we would cease to be an “emerging growth company” as of the following December 31st.

In summary, we are subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies” and therefore, our shareholders could receive less information than they might expect to receive from more mature public companies.

BUSINESS

Overview

Monogram Orthopaedics Inc. was incorporated under the laws of the State of Delaware on April 21, 2016, as “Monogram Arthroplasty Inc.” On March 27, 2017, the Company changed its name to “Monogram Orthopaedics Inc.” Monogram Orthopaedics is working to develop a product solution architecture with the long-term goal to enable patient-optimized orthopaedic implants economically at scale by linking 3D printing and robotics with advanced pre-operative imaging. The Company has a robot prototype that can autonomously execute optimized paths for high precision insertion of implants in simulated cadaveric surgeries. Monogram intends to produce and market robotic surgical equipment and related software, orthopaedic implants, tissue ablation tools, navigation consumables, and other miscellaneous instrumentation necessary for reconstructive joint replacement procedures. The Company has obtained 510(k) clearances for certain implants but has not yet made 510(k) premarket notification submissions or obtained 510(k) premarket clearances for any of robotic products. FDA 510(k) premarket clearance is required to market our robotic products, and the Company cannot estimate the timing, or assure our ability, to obtain such clearances.

Our Background

Our Company’s business is based on ideas formulated by Dr. Douglas Unis, an Associate Professor of Orthopaedic Surgery at the Icahn School of Medicine at Mount Sinai (“MSSM” or “Mount Sinai”).

Our founding philosophy is that advances in technology will usher in a new way of thinking about reconstructive joint procedures and orthopaedic implants. We believe that the future of orthopaedic joint replacements lies in build-to-order, press-fit patient-optimized implants that rely on natural biologic fixation rather than cement. We believe such implants will be insertable into bone cavities prepared by high-precision robotic tools. We believe CT-based robotic preparation will make it easier to perform challenging surgical techniques (for example, kinematic alignment for TKA). To facilitate the cost-efficient delivery of anatomy restoring patient optimized implants, we believe it is necessary to develop efficient processes for designing and fabricating implants and surgical plans. We also believe that advanced imaging such as a CT scan or MRI is required to prepare the surgical plans and execute the robotic procedures for patient-optimized implants and more personalized robotic execution. For example, patient-optimized implants may require high-precision bone preparation beyond two-dimensional planar cuts or alignment. For these processes to be economically scalable, we believe they may need a high degree of optimization, which may require a high functioning navigated surgical robot capable of executing complex cut paths; i.e., a product solution architecture with image processing, scalable, patient-optimized implant design, pre-operative planning, and robotic execution.

We believe that press-fit 3D printed patient-optimized implants that rely on biologic fixation may prove to be clinically superior over the long term while also alleviating the tremendous inventory burden and capital inefficiencies of generic implant distribution. It is our view that implants should be designed and optimized to fit and restore a patient’s anatomy and that the ability of a robot to execute irregular cuts could exceed the capabilities of even the most skilled surgeons. Monogram believes that the use of patient-specific implants and robotic surgery will, over time, reduce complications and failure rates and lower costs considerably.

Principal Products and Services

Monogram’s primary business will be to market orthopaedic implants insertable with our orthopaedic robot (which we have named “mBôs”), if and when it obtains 510(k) premarket clearance. We note that initially, the Monogram implants will be generic implants that are insertable with both manual instrumentation or our surgical robot (surgeon option). Monogram has licensed FDA cleared generic implants and the development and 510(k) premarket clearance of our robotic system remains our focus. We plan to execute an incremental, multi-generational product release strategy, starting with generic knee implants prepared with our robotic system. Over time our goal is to introduce and obtain 510(k) premarket clearance for optimized total knee replacements compatible with our robotic system, but only after launching our robotic system with generic implants. The generic implants are based on licensed implants that have been modified through collaboration with the licensor and submission of a Letter to File. If we successfully commercialize our orthopaedic robot for total knee replacements and have sufficient capital and market interest, we will pursue additional clinical applications, including hip, partial knee, spine, shoulder, and extremities and obtain 510(k) premarket clearance or other required regulatory authorizations for such applications, as appropriate.

The equipment required for robotic bone preparation includes:

●	Navigated surgical robots with optical tracking equipment and a cutting end-effector,

●	Pre-operative and intra-operative software guidance application,

●	Consumable Tissue ablation tools, and

●	Navigation consumables (fiducial markers, tracked retractors, etc.).

The Monogram robotic system and related hardware (end-effector) are multi-use capital equipment. Monogram’s pre-operative planning software, robotic controls, and intra-operative software are needed to use the robotic system properly. This software will be subject to an annual license billed based on the clinical scope of use (for example, total knee arthroplasty). Each clinical application will be billed separately. A mix of re-usable and single-use instrumentation is needed during the procedure. The elements of our system are sold individually but generally must be used with the system to perform its intended clinical function properly.

A significant percentage of orthopaedic medical device manufacturing is outsourced to original equipment manufacturers (OEMs). Monogram intends to outsource much of the manufacturing of its products (including implants and instrumentation needed to execute reconstructive joint replacements) to established suppliers. These suppliers may already be approved suppliers for the most significant market participants and may have decades of product-specific manufacturing expertise.

According to an analysis conducted by Orthopaedic Network News (Vol 34, No 3, September 2023) on orthopaedic procedures, as of 2022, the average cost of implant components for all total hip procedures was approximately $5,007 and for all primary knee procedures was $4,220. Monogram expects to price our products consistent with the market. We believe we are on track to be the first company to market with a CT-based navigated seven joint robot arm that can autonomously cut with a sagittal saw.

Near-Term Product Focus

The Company is executing a phased commercialization approach whereby it initially plans to launch its robotic system to prepare bone for Monogram’s generic implants with the intention of introducing and seeking 510(k) premarket clearance for more novel implants later. The Company’s generic implants are based on licensed implants that the Company, with assistance from the licensor, has upgraded to be competitive with the current state of the art.

On July 1, 2020, the Company entered into a non-exclusive licensing and distribution agreement with a medical technology company for an FDA-approved total knee system, FDA-approved partial knee system, and FDA-approved total hip system. The agreement provides Monogram with the rights to these products, including the right to market and sell these products anywhere within the United States. The initial term of this agreement is ten (10) years, with additional one-year optional renewals following the initial term (unless the agreement is earlier terminated, which may only occur upon a breach by one of the parties to the agreement, or for cause). The Company has made material changes to these licensed products (which are not patented as of the date of this offering circular) and does not anticipate it will be reliant on the license agreement described above for these products after the expiration of the initial term.

Monogram has upgraded features of its licensed implants described above and has incorporated elements from those licensed implants into modified implants through its arrangement with the licensor of the original implants. The Company has successfully completed all required testing for this modified implant, and the licensor has submitted a Letter of File for the modifications made to the licensed implants, having determined that no regulatory submissions to FDA are required. The Company intends for this modified implant to be Monogram’s first-generation press-fit implant to be used with its surgical robot, if and when the surgical robot receives clearance from the FDA.

In the first quarter of 2023, Monogram completed a pre-submission meeting with the FDA in relation to its planned 510(k) premarket notification submission for its robot to, among other things, determine whether clinical data will be required with the Company’s 510(k) premarket notification submission for its robot. The FDA requested that the Company file a supplement to the Company’s previously submitted verification and validation plan to address its questions and concerns. The supplemental packet of information was submitted in Q2 2023, and the Company received notification from the FDA that it concluded that the proposed Indications for Use can be compared to the Company’s cited primary predicate device and does not appear to raise a new intended use, but that the agency is still unable to make a determination as to whether clinical data will be required with the 510(k) submission. Monogram completed a pre-submission meeting with the FDA in December 2023 and currently anticipates an additional pre-submission meeting with the FDA in Q2 2024. The Company has presented the FDA with significant portions of its Verification and Validation test plans, including a synopsis of its Clinical Investigation Plan that it intends to conduct outside the United States (“OUS”). The Company has retained an international Contract Research Organization, has identified OUS clinical sites and investigators, and is actively working through the regulatory process. The Company expects OUS approval of clinical testing in 2024 if approved by the regulators. We note that regulators may not approve the proposed clinical testing plan. See the “Regulation” subsection further below for more details.

Regulatory strategy can be dynamic as new facts and opportunities emerge. Our goal is to obtain FDA clearance as quickly and economically as possible. It is management’s interpretation of the FDA’s main cited technical differences of the “active” embodiment of our mBôs system with the predicate that could justify a clinical study to establish substantial equivalence, relates primarily to foot pedal control of the system, i.e., hands-free active cutting. The Company has been exploring the technical feasibility of a semi-active system (an embodiment that would not allow for remote operation) that we anticipate could minimize cited technical differences with our predicate and potentially obviate the need for clinical data with our 510(k) submission. Our preliminary market research suggests surgeons could be receptive to a robot with active and semi-active modalities. The Company is exploring submitting a semi-active modality 510(k) first without clinical data and then submitting for the active modality after obtaining OUS clinical data. This approach is still under investigation but could theoretically be favorable to our commercialization timeline.

Market

According to analysis conducted by Orthoworld in “The Orthopaedic Industry Annual Report” published June 2023, the orthopaedic devices market is highly concentrated, with the top eight market participants accounting for 66% of total sales as of 2022. Monogram’s primary target market, the joint reconstruction market, is even more concentrated, with the top four market participants accounting for approximately 71% of total market sales. Monogram’s first addressable market, knee reconstruction, is likewise consolidated, with the four most significant players controlling 76% of the market and no other company controlling more than 2%. The total joint replacement devices market as of 2022 was approximately $20.01 billion globally. In the United States, the number of total primary hip replacement procedures was estimated to be 581,043, and the number of total primary knee replacements was estimated to be 1,083,061 in 2022.

Most patients who undergo reconstructive joint replacement surgeries are aged between 50 and 80 years old, with the average patient age for hip and knee replacements around approximately 65 years of age. Many of these patients rely on third-party payors, principally federal Medicare, state Medicaid, and private health insurance plans, to pay for all or a portion of the costs and fees associated with joint replacement surgeries.

According Orthoworld in “The Orthopaedic Industry Annual Report” published June 2023, the reconstructive joint replacement market is expected to grow at an annual rate of between 3.4 and 3.7 percent, with growth driven primarily by an aging population, the obesity epidemic, and developments in advanced materials that have improved the longevity of implants and their efficacy for younger patients. The fastest-growing patient demographic is patients aged 45 to 54 years of age. It should be noted that COVID-19 has had a significant and material adverse impact on the orthopaedic market resulting in substantial demand destruction. These market growth estimates may not adequately reflect the effects of the COVID-19 crisis correctly, and management expects that the market for orthopaedic procedures could shrink and that the adverse impacts could last for an extended period.

Management believes that the market for robotics and surgically prepared press-fit implants will outpace broader market growth primarily because of the limited market penetration of uncemented total knees and the observed growth of the Stryker Corporation, which utilizes navigated robotics and press-fit implants. In particular, management has paid close attention to Stryker’s performance in the CT-based robotically prepared press-fit knee market. The Stryker Corporation markets the MAKO, a robotic-arm assisted technology that uses a CT-based preoperative plan to help surgeons provide patients with a personalized surgical experience. According to Orthopaedic Network News (Vol 34, No 3, September 2023), Stryker has a 75% market share in cementless knee constructs, which, according to the same source, could have as much as a 10% higher average selling price than cemented knee constructs (cemented knee ASP of $4,255 versus cementless knee ASP $4,553). Management believes Stryker’s considerable press-fit market share has been driven in part by the success of the Mako robot.

According to Orthopaedic Network News (Vol 34, No 3, September 2023), Stryker’s share of the robotic joint replacement procedures was 89% in 2022, with the Zimmer Rosa at 8%, DePuy Synthes at 2% and Smith & Nephew Navio systems accounting for less than 1%. Management believes that this sales outperformance speaks to the distinct technological advantages of the Stryker robotic system. The Stryker Mako robot is currently the only robot that uses a CT-based planning approach combined with a navigated multi-joint cutting arm that features an integrated cutting tool.

Management believes that the market penetration of orthopaedic robotics and uncemented implants remains low. According to Orthopaedic Network News (Vol 34, No 3, September 2023), approximately 18% of knees are uncemented. According to Orthopaedic Network News (Vol 34, No 3, September 2023), approximately 15% of total primary knee replacements are robotic, and 4% of hip replacements are prepared robotically. With robotics accounting for approximately 40% of partial knee replacements, according to the same source, there is considerable room for increased utilization of robotics in joint reconstruction. The Stryker Corporation indicated in a company conference presentation on February 27, 2019, at the SVB Leerink Global Healthcare Conference, that there are 5,000 orthopaedic hospitals in the US, the majority of which they think would be a candidate for at least one robot.

According to Medtech 360 Orthopaedic Surgical Robotic Devices Global Market Analysis, the robotic-assisted procedure growth rate in knees may be as high as 29.2% compounded annually over the next seven years. Monogram’s management believes that robot penetration and the use of surgical robots for bone preparation of press-fit implants remain low. This is partly why management believes it is in the Company’s best interest to simultaneously pursue the development of a novel press-fit knee that can be inserted in bone cavities prepared with a robotic system.

Management believes that optimized press-fit (also “uncemented”) implants combined with navigated robotic bone preparation will grow, driven by an industry focus on normalizing patient outcomes and efforts to mitigate clinical risk and improve productivity (one of the potential benefits of not using bone cement). At the same conference, the Stryker Corporation described the limitations of cement; handling time, set-up time, odor related to it, and most significantly, leaving behind another foreign body that can degrade over time and cause implant loosening. Monogram implants will not utilize bone cement, which we believe provides an opportunity for us to disrupt this market, especially when combined with a robotic surgical system. With the technology and product infrastructure we are developing, we believe we may be positioned to capitalize on this growing market. Because press-fit implants rely on natural biologic fixation rather than cement, the initial stability of the implants may be essential to facilitate proper osteointegration and long-term stability. Management believes that these types of implants are well suited for a robotic surgical system capable of executing high accuracy cuts.

Competition

We face competition from large, well-known, and well-established companies in the medical device industry as a whole and specifically in the orthopaedic medical device industry. The top four market participants in the joint replacement devices market are Zimmer Biomet Holdings, Inc., DePuy Orthopaedics, Inc., a Johnson & Johnson company, Stryker Corporation, and Smith & Nephew, Inc. These companies dominate the market for orthopaedic products. These companies, as well as other companies like ConforMIS, Inc., offer implant solutions, including (depending on the competitor) a combination of conventional instruments and generic implants, robotics and generic implants, or patient-specific instruments (“PSI”) and cemented patient-specific implants for use in conventional total and partial orthopaedic replacement surgeries.

Relevant technical considerations for the evaluation of orthopaedic surgical robotics include:

●	The accuracy of the planned tensioned laxity and the post-operative tensioned laxity, i.e. the ability to accurately plan to specific laxity targets;

●	The efficiency of cutting and registration, i.e. robotic surgical time;

●	The invasiveness of tracking arrays and the cost of consumables, i.e. robotic surgical cost;

●	The use of advanced imaging for pre-operative planning; for example, the Mako Robot, which the Stryker Corporation owns, uses a CT scan to develop the pre-operative plan;
●	The degrees of freedom of the robotic system; for example, Monogram is working to commercialize a seven degree-of-freedom robotic arm;
●	The use of a cutting end-effector; some robotic systems do not utilize cutting end effectors but robotically position jigs that constrain the manual instrumentation used to execute the cutting;
●	The use types of cutters; some robotic systems use rotary tools while others use a sagittal saw; each type of cutter has distinct advantages and disadvantages;
●	The execution of the surgical plan; some robotic systems require the user to initiate the cutting and constrain the tool within a virtual cutting boundary, while in other robotic systems, the robot is “active,” i.e., the robot executes preplanned cut paths; and
●	The use of navigation for real-time object tracking (usually with cameras); some robotic systems do not actively track objects in the surgical field.

Currently, we are not aware of any widely commercialized technology that combines navigated surgical robotics with patient-specific press-fit orthopaedic implants or navigated surgical robotics that integrate augmented reality (“AR”) into workflows. To our knowledge, the only use of robotic technology in combination with surgical navigation is to prepare the bone for the placement of generic orthopaedic implants. We also note there appears to be limited integration of AR with surgical robotics in the market, which we are actively working on integrating into our surgical robots. As such, we believe this gives us a competitive advantage. Nonetheless, our competitors and other medical device companies have significant financial resources. They may seek to extend their robotics and orthopaedic implant technology to accommodate the robotic insertion of patient-specific implants. Many of these and other companies also offer surgical navigation systems for use in arthroplasty procedures that provide a minimally invasive means of viewing the anatomical site.

Our Innovative Approach

Monogram’s principal innovation over our competition will be the planned commercialization of a differentiated robotic system and eventually our ability, now in development, to produce robotically inserted press-fit orthopaedic implants rapidly and at scale. The product solution architecture we are developing may, over time, enable the rapid fabrication of optimized robotically inserted orthopaedic implants. Monogram’s robotic system is designed to decrease surgical time, lower placement cost, and enable robotics for many orthopaedic applications, i.e., a platform technology.

The Monogram technology platform consists of a workflow to prepare a patient-specific surgical plan from a CT scan. The CT scan images are pre-processed by proprietary algorithms (also artificial intelligence “AI” or machine learning) to automatically segment the bone from the images, identify the anatomy of clinical interest, identify landmarks of clinical interest, and reconstruct the slices into a 3D model. The output from this processing is the input for our guidance application. The navigated robot executes cut paths that may be optimized for time to surgically prepare the corresponding bone for the high-precision placement of the implants.

We believe that Monogram’s navigated robot features several enhancements that may enhance the user experience compared to the current robots in use. The robot features seven degrees of freedom with control algorithms that leverage the kinematic redundancy of the arm to eliminate the need for intraoperative tool changes and minimize patient repositioning during cutting. Monogram is also trying to reduce surgical time without compromising the accuracy of execution to the greatest extent possible. Monogram has also integrated quick-change capabilities into the robotic system to allow users to leverage the efficiencies of various cutting instruments for different applications; for example, a sagittal saw for large bone removal and a rotary tool for fine finishing and customization. The management team believes that a highly dependable robot that reduces surgical time while executing high accuracy cuts is the highest priority for successful market adoption. In addition, the robotic system integrates Augmented Reality (“AR”) into various robotic workflows such as the registration of tracking arrays to reduce surgical time and minimize the risk of failed registration.

To further improve surgical efficiency the Company is working on its mVision navigation technology. The mVision navigation solution aims to completely eliminate point based registration and reduce the burdens associated with tracking large bone mounted arrays. The current state-of-the-art in navigation requires registration of bone mounted arrays to bony anatomy. Generally the arrays are secured with bi-cortical bone pins that introduce infection and fracture risks, cost, and surgical time. The Company anticipates its mBôs robot will be upgradable with mVision navigation in the future. Notably the Company anticipates that mVision could be marketed as a standalone product.

Press-fit orthopaedic implants are generally understood to perform better when surgeons achieve high initial stability. Stability may depend on design features and a tight fit. It is not always straightforward to design implants that surgeons can easily insert or remove (in a revision) while remaining highly stable. Monogram will design its second-generation press-fit implants to maximize cortical contact and, therefore, stability while remaining insertable. Monogram will design its future implants to reconstruct the patient’s native anatomy as closely as possible. A challenge with press-fit orthopaedic implants is removal. For example, surgeons may need to remove (also revise) implants that become infected. Monogram is working on developing highly stable implants that surgeons can easily remove in a revision without causing significant damage to the remaining bone.

Monogram intends to launch its robotic system with generic press-fit implants that are insertable with manual instrumentation. In the future, assuming a successful launch with its generic implant system, Monogram intends to develop and potentially commercialize patient-optimized designs with features such as those described above.

For example, with generic implants in hips, manual bone preparation can contribute to periprosthetic fracture, dislocation, leg length inequality, subsidence and early loosening, and suboptimal function outcomes. With generic knee implants, aseptic loosening of the tibial component and malalignment can be reasons for failure. Current hip stems, for example, can have limited options to restore anatomy. For instance, most implants are available in only two widths despite wide human anatomic variations. Generic implants can be geometric instead of organic in shape, limiting the amount of direct bone contact required for initial stability and long-term biological fixation. There is currently no commercially viable way to produce implants matching both the internal bone cavity and the external biomechanics of the joint. The challenges of designing implants that restore anatomy, are highly stable, and easily revisable are significant. There are currently limited methods for precisely sculpting an implant’s exact complement in the bone.

Our surgical approach will attempt to use additively manufactured (“AM”) press-fit tibial knee implants that require robotically milled complementary cavities to be insertable. For our first generation of patient optimized products, we will be combining a novel Monogram tibial design with a licensed generic femoral implant, inserts, and locking mechanism to reduce the initial complexity of the development. To try to reduce the regulatory risk, we will be making the first-generation implant insertable with manual instrumentation and robotically so that we can submit the  robot and any newly designed, second-generation implants requiring 510(k) premarket clearance to the FDA as separate submissions. Monogram is a pre-commercialization company that has not yet validated our manufacturing method or the clinical efficacy of our products. Our ability to commercialize certain aspects of our technology may affect the scope of development and capabilities. The commercial implementations of our designs may differ considerably from the initial design concepts. For example, cutting titanium is challenging and may require design adjustments. The goal of our implants is to more accurately restore patient anatomy and mitigate some of the potential causes of failure described above. We have conducted preliminary testing that we interpret to support our hypothesis that more accurate restoration of patient anatomy and robotic bone preparation of patient-specific implants may improve initial stability, and we believe to warrant further research. We will continue to focus our development efforts on high accuracy, time-efficient robotic execution. Our testing will likely include benchtop comparisons with implants that may represent the existing standard of care as a benchmark to demonstrate that our implants’ initial stability shows less micromotion than their generic counterparts.

Furthermore, validation of the mechanical strength of our products is critically important to our success. In addition to stability testing, our R&D efforts will also test the mechanical strength requirements mandated by the FDA. Considerable work remains to validate our implant designs. For these reasons, our initial launch will couple a generic press-fit implant also insertable with manual instrument with our robotic system, if and when the robotic system receives 510(k) premarket clearance. Robotic bone preparation for the insertion of implants is challenging and requires many technical steps; for example, the robot must be properly calibrated, the patient bone must be accurately correlated to the pre-operative plan, and the robotic arm control must efficiently execute the plan, etc. Numerous sources of error make it challenging to prepare bone with sufficient accuracy. Our robot, the KUKA LBR Med, has never been used and is not approved or cleared for this application. We have found that preparing bone for implant placement is highly challenging, even in simulated bone specimens. In addition, it is imperative to prove the stability of our system over a range of scenarios and under rigorous use.

Management believes that the Monogram equipment may be cheaper and more capital efficient than traditional knee and hip replacement systems. For example, the Mako robot produced by Stryker Corporation is the dominant leader in navigated surgical robotics, with approximately 1,500 robots installed globally (Q4 2022 earnings call). Further, in public information from a Q3 2018 Stryker Corp Earnings Call, Stryker established that it was selling its Mako robots for $1,000,000 while reporting gross profit margins on its robot sales of 62%. Our management believes that this could imply a production cost of approximately $380,000 per robot. We estimate, although we cannot guarantee, that the cost to produce our robotic system will be below this cost. Investors should note that our assumptions about the production costs of Stryker may be inaccurate or may not be current. Furthermore, management would expect that any larger and more established competitors in the market would be better positioned to discount their products than Monogram.

Sales & Orders

The specific sales process for each of our product categories is as follows:

Surgical Robot with End-Effectors

Generally, the Company must identify a surgeon within the organization willing to advocate for the hospital to purchase capital equipment. Orders are placed by hospital finance and buying departments in advance of any surgical procedures. Cost is often a significant objection to purchase. Monogram intends to address this objection by offering high-performing equipment at a competitive price. Some of Monogram’s competitors offer hospitals financing options for large equipment purchases. Monogram will explore offering financing options. Investors should note that Monogram may incur losses from the initial placement of robotic systems at discounted prices.

Monogram intends to distribute its products initially through independent distributors and contractors. We will be trying to secure contracts with national group purchasing organizations, although we cannot guarantee favorable agreements will be secured. Monogram will also likely sell service contracts and extended warranties.

Cutting Tools and Navigation Consumables

Consumable equipment is generally billed on a per-use basis and associated with the specific surgical case for which they were used. Generally, the hospital takes stock of consumed materials which Monogram bills.

Technology Platform

Monogram will license its technology platform to hospitals, which will provide those hospitals with access to Monogram’s surgeon planning portal. The motion control and intra-operative control algorithms are embedded as part of the robotic surgical system.

Implants

Initially, Monogram intends to commercialize its robotic surgical system with generic implants also insertable with manual instrumentation. Generally, a Monogram sales representative or Monogram affiliate (for example, a distributor) will support every case in person. Together with the representative, the hospital staff records the implants and materials used during the case, and the hospital issues a purchase order for these items.

Marketing

We plan to attend various orthopaedic trade shows and marketing events to showcase our product pipeline to promote our Company. One of the most significant annual industry events is the American Academy of Orthopaedic Surgeons. The Company intends to commercialize its products both in the United States and internationally. The Company is actively preparing to initiate a clinical trial outside the United States and expects to distribute its products outside the US with the support of established orthopedic distributor(s). The Company anticipates that clinical data obtained outside the United States will be helpful for its 510(k) submission in the United States. The Company plans to market its products directly in the United States following approval. The Company has a growing number of surgeons that it has retained to support its regulatory requirements.

Design

Initially, provided Monogram receives 510(k) premarket clearance for its robotic surgical system, its will commercialize this robotic system with generic, first-generation  implants that are insertable robotically or with manual instrumentation. The generic implants will be press-fit and based on upgrades to certain licensed implant components. The modifications to the licensed implant components were accomplished through submission of a Letter to File by the licensor of the implants, rather than a new regulatory submission.  The licensed implants, the basis for the first generation Monogram implants, are cleared for sale by the FDA with an established clinical track record. The implant set will consist of six femur sizes, seven tibial sizes, five patella sizes, and seven insert thicknesses in 2mm increments between 10 to 22mm. Both the femur and tibia come in left and right versions. The implants will be insertable with a complete instrument set. These implants are pre-designed and will only require manufacture and distribution to reach the end customer, although preoperative case planning may lessen inventory burdens, even with generic implants.

The next generation of Monogram press-fit implant designs will seek to optimize for initial stability. Monogram intends to use raw CT images to guide this process. Monogram intends to utilize technology to determine the implant designs for which it will seek to develop and commercialize. Monogram may combine specific existing generic implant components with specific proprietary monogram components. For example, for knees, we may combine our tibial component with a generic locking mechanism, insert, and femoral component. For hips, we may combine a Monogram hip stem with other generic components of the total hip implant system, such as the head, liner, and acetabular cup. Monogram will be producing a proprietary tibia, but the other components of the total knee replacement (femoral implant and plastic insert) may be standard. We will not develop a custom femur or inserts for the next generation Monogram knee. Monogram intends to focus its development efforts only where management believes there is a clear potential to drive clinical benefits from technology advances.

Manufacturing

The first-generation cementless generic implants will be manufactured from medical grade cast Cobalt Chromium-Molybdenum alloy per ASTM F75 and coated on the bone facing side with sintered asymmetric CoCr beads to provide a rough-textured coating to support bone ingrowth. They will also be offered with the asymmetric bead surface coated with commercially pure Titanium deposited via a plasma vapor deposition (PVD) process. An established ISO13485 manufacturer will manufacture our implants.

The next-generation implant designs will be 3D printed out of titanium. Our titanium implants will be a biocompatible medical-grade titanium alloy with a chemical composition corresponding to ISO 5832-3, ASTM F1472, and ASTM B348. Our implants will either be manufactured by an established ISO 13485 contract manufacturer and compliance with the Quality System Regulations related to medical devices or the medical technology partner from which we have licensed certain implant components. The Company is in discussions with development and manufacturing companies for these services.

Manufacturing of our surgical robots, navigation consumables, and cutting tools will be outsourced to well-established FDA-registered ISO 13485 approved manufacturers with proven quality management systems. Our robot arm is the LBR Med, which the KUKA Robotics Corporation manufactures.

Quality Control and Dispatch

Our proposed distribution model contemplates using a distribution facility to ship our products to customers. Such facilities will receive final products from our suppliers that their respective quality management systems have approved. Our distribution facility would then conduct a final inspection of the products and, once approved, ship them to our customers. Our distribution facility may assemble or repackage certain of these components for shipment.

Monogram may receive and inventory certain items. Monogram has a Quality Management System (QMS) and has implemented Material Requirements Planning (MRP) software (Netsuite) to ensure the team follows proper quality control processes.

Our Market

We intend to market our products to orthopaedic surgeons, hospitals (or other medical facilities), and patients globally. Our ideal customers are hospitals and outpatient facilities in high population metropolitan regions that employ high-volume technology-focused surgeons.

As noted above under “Sales and Orders Marketing,” we have sold a single unit of our mBôs surgical robot to a large international distributor. The Company does not anticipate additional international sales prior approval of the clinical study and appropriate regulatory approvals. We intend to distribute our products internationally with the support of large, well-established distributors who are better suited to understand local market dynamics and regulations. In the United States we plan to distributor our products directly. The Company is considering including clinical data obtained outside the United States with its 510(k) submission.

In the United States, provided we obtain FDA approval for our surgical robotic system successfully, which we cannot guarantee at this time, we intend to market and sell our products in the United States through direct sales representatives, independent sales representatives, and distributors. We intend to try and enter contractual arrangements with national Group Purchasing Organizations that may contract with hospitals and outpatient facilities to source products.

Research and Development

Currently, the Company has several research and development (“R&D”) initiatives underway. These initiatives include interoperable cutting with a rotary tool or a sagittal saw. We currently have six (6) robot arms and eleven (11) navigation systems used for R&D initiatives. In addition, Monogram is developing novel methods of registration and tracking (mVision). On December 28, 2021, the Company received an award notice from the National Science Foundation for its SBIR Phase I proposal for the “Development of a tracking system for computer-assisted surgery” for a total intended award amount of $256,000. In 2023 the Company submitted a Phase II SBIR proposal to continue its navigation research. Much of our current research relates to autonomous robotic execution and reducing the speed of robotic execution without compromising accuracy.

The Company is also exploring the technical feasibility of a semi-active system (an embodiment that would not allow for remote operation) that we anticipate could minimize cited technical differences with our predicate and potentially obviate the need for clinical data with our 510(k) submission. Our preliminary market research suggests surgeons could be receptive to a robot with active and semi-active modalities. The Company is exploring submitting a semi-active modality 510(k) first without clinical data and then submitting for the active modality after obtaining OUS clinical data. This approach is still under investigation but could theoretically be favorable to our commercialization timeline.

In 2020, the majority of our R&D expenses were related to costs incurred developing and testing our robotic system, specifically active cutting with a rotary tool. In 2021, the majority of our R&D-related expenses were related to the research and testing of our robotic system, specifically active cutting with a sagittal saw. During testing and based on surgeon feedback, it became evident that interoperable cutting with a rotary tool or a sagittal saw would likely be necessary to execute cuts efficiently. The majority of our 2021 R&D expenses were in connection with several R&D initiatives commenced in 2021, including novel registration methods, testing various cutting configurations of our robotic end-effectors, testing alternative methods of robotic navigation, testing and optimizing cutting instrumentation and tooling, and performance testing of our surgical robot and related surgical workflows. In 2022, the majority of our R&D expenses were related to the development of our robotic surgical system and preparations for our planned 510(k) submission for our surgical robot with the FDA. In 2023, we continued spending at elevated levels on R&D as we continued our development. We continued our research, such as cadaveric studies of our robotic system and knee implants, the development of our registration and preoperative planning, the development of our surgical navigation systems, the development of our guidance applications, and continued development and testing of our surgical navigation systems our implants. We completed the Development phase of the FDA prescribed product development process and began the Verification and Validation phases. We expect to complete these phases in the first half of 2024. In parallel the Company has retained an international Contract Research Organization, has identified OUS clinical sites and investigators, and is actively working through the regulatory process. The Company expects OUS approval of clinical testing in 2024 if approved by the regulators. We note that regulators may not approve the proposed clinical testing plan.

The Company has installed a 352 square foot cadaver lab in its Austin facility to support its research and development initiatives. The cadaver lab has a dedicated surgical robot and navigation system that engineers use to support testing and product development. Monogram currently has seven surgeons under contract to support our engineers with subject matter expertise, design input, and testing services. In October 2020, we held our first successful cadaver lab test with members of our surgeon panel. The Company continues to conduct cadaver labs regularly.

While our initial focus is total knee replacements, we are also investigating shoulders, hips, partial knee, ankles, and spine applications for our technology. We have not expended any material funds on these investigations and have not begun development on any products related to shoulders, ankles, or spine treatments. We note that there may be applications for components of our system. For example, with our registration algorithm, we have demonstrated registration of synthetic spine models.

Employees

As of the date of this offering circular, the Company has 28 full-time employees, 26 of which primarily work out of our headquarters at 3913 Todd Lane, Suite 307, Austin, TX 78744.

Advisors

Monogram has recruited approximately 10 practicing surgeons to support our development and validation efforts and provide practical user input. The company is actively recruiting additional surgeons for its verification testing and anticipates it will have 15 or more surgeons on contract in the first half of 2024. These surgeons currently practice at orthopaedic centers such as The Orthopaedic Specialty Center of Northern California, Orthopaedic Specialists of Austin, and Columbia University Columbia University Irving Medical Center. These advisors are engaged pursuant to consulting agreements. The terms of these agreements vary on a case-by-case basis, but in general, advisors receive hourly cash compensation (approximately $400 per hour) and stock options for their services to our Company. Advisors agree to provide a minimum number of service hours to Monogram per year on a case-by-case basis. Monogram retains the rights to any work products (intellectual property or otherwise) created by these advisors. These advisors are not employees of Monogram.

Intellectual Property

The Company has developed its own intellectual property and has also licensed intellectual property from Mount Sinai. All intellectual property licensed from Mount Sinai includes named inventors that are affiliates of Mount Sinai – for example, Dr. Unis.

Information on patent filings by the Company and/or licensed from Mount Sinai is provided below:

The following patents have been issued:

Jurisdiction	Title	Serial No. Filing Date	Licensed from Mt. Sinai	Patent No. Issue Date	Status
U.S.	Apparatus, Method and System for Providing Customizable Bone Implants	16/153,334 10/05/2018	Yes	10,945,848 03/16/2021	Granted
Australia	Apparatus, Method and System for Providing Customizable Bone Implants	2017248357 04/07/2017	Yes	2017248357 09/15/2022	Granted
U.S.	Apparatus, Method and System for Providing Customizable Bone Implants	17/176,653 02/16/2021	Yes	11,517,440 12/06/2022	Granted

Australia	A System and Method for Interaction and Definition of Tool Pathways for A Robotic Cutting Tool	2020280022 05/20/2020	Yes	2020280022 11/24/2022	Granted
Australia	Robot Mounted Camera Registration and Tracking System for Orthopedic and Neurological Surgery	2020282347 05/29/2020	Yes	2020282347 01/27/2023	Granted
Europe	Apparatus, Method and System for Providing Customizable Bone Implants	17779938.4 04/07/2017	Yes	3439584 10/11/2023	Granted
U.S.	Apparatus, Method and System for Providing Customizable Bone Implants	18/061,814 12/05/2022	Yes	Pending

The filed patent applications include the following pending applications and PCT priority applications:

Jurisdiction	Title	Serial No. Filing Date	Licensed from Mt. Sinai	Status
Australia	Apparatus, Method and System for Providing Customizable Bone Implants	2022224869 09/02/2022 (04/07/2017)	Yes	Pending
Canada	Apparatus, Method and System for Providing Customizable Bone Implants	3,020,362 04/07/2017	Yes	Pending
U.S.	Apparatus, Method and System for Providing Customizable Bone Implants	18/061,814 12/05/2022	Yes	Pending
PCT	A System and Method for Interaction and Definition of Tool Pathways for A Robotic Cutting Tool	PCT/US2020/33810 05/20/2020	Yes	Complete
U.S.	A System and Method for Interaction and Definition of Tool Pathways for A Robotic Cutting Tool	17/455,822 11/19/2021	Yes	Pending
Australia	A System and Method for Interaction and Definition of Tool Pathways for A Robotic Cutting Tool	2022268383 05/20/2020	Yes	Pending
Canada	A System and Method for Interaction and Definition of Tool Pathways for A Robotic Cutting Tool	3,141,156 05/20/2020	Yes	Pending
Europe	A System and Method for Interaction and Definition of Tool Pathways for A Robotic Cutting Tool	20809508.3 05/20/2020	Yes	Pending
U.S.	Customized Tibial Trays Contactable with An Underlying Cortical Bone, Methods, and Systems for Knee Replacement	17/460,943 08/30/2021	Yes	Pending
PCT	Customized Tibial Trays Contactable with An Underlying Cortical Bone, Methods, and Systems for Knee Replacement	PCT/US2020/20279 02/28/2020	Yes	Complete

Australia	Customized Tibial Trays Contactable with An Underlying Cortical Bone, Methods, and Systems for Knee Replacement	2020229371 02/28/2020	Yes	Pending
Canada	Customized Tibial Trays Contactable with An Underlying Cortical Bone, Methods, and Systems for Knee Replacement	3,131,343 02/28/2020	Yes	Pending
Europe	Customized Tibial Trays Contactable with An Underlying Cortical Bone, Methods, and Systems for Knee Replacement	20763146.6 02/28/2020	Yes	Pending
PCT	Customized Tibial Trays Contactable with An Underlying Cortical Bone, Methods, and Systems for Knee Replacement	PCT/US2021/33102 05/19/2021	Yes	Complete
U.S.	Customized Tibial Trays Contactable with An Underlying Cortical Bone, Methods, and Systems for Knee Replacement	18/057,404 11/21/2022	Yes	Pending
Australia	Customized Tibial Trays Contactable with An Underlying Cortical Bone, Methods, and Systems for Knee Replacement	2021276381 05/19/2021	Yes	Pending
Canada	Customized Tibial Trays Contactable with An Underlying Cortical Bone, Methods, and Systems for Knee Replacement	3,182,020 05/19/2021	Yes	Pending
Europe	Customized Tibial Trays Contactable with An Underlying Cortical Bone, Methods, and Systems for Knee Replacement	21808537.1 05/19/2021	Yes	Pending
Japan	Customized Tibial Trays Contactable with An Underlying Cortical Bone, Methods, and Systems for Knee Replacement	2022-571351 05/19/2021	Yes	Pending
Korea	Customized Tibial Trays Contactable with An Underlying Cortical Bone, Methods, and Systems for Knee Replacement	10-2022-7044310 05/19/2021	Yes	Pending
U.S.	Robot Mounted Camera Registration and Tracking System for Orthopedic and Neurological Surgery	17/456,989 11/30/2021	Yes	Pending
PCT	Robot Mounted Camera Registration and Tracking System for Orthopedic and Neurological Surgery	PCT/US2020/35408 05/29/2020	Yes	Complete
Australia	Robot Mounted Camera Registration and Tracking System for Orthopedic and Neurological Surgery	2023200152 01/12/2023 (05/29/2020)	Yes	Pending

Canada	Robot Mounted Camera Registration and Tracking System for Orthopedic and Neurological Surgery	3,141,828 05/29/2020	Yes	Pending
Europe	Robot Mounted Camera Registration and Tracking System for Orthopedic and Neurological Surgery	20813577.2 05/29/2020	Yes	Pending
U.S.	Custom Hip Design and Insertability Analysis	17/503,536 10/18/2021	Yes	Pending
PCT	Custom Hip Design and Insertability Analysis	PCT/US2020/028499 04/16/2020	Yes	Complete
Australia	Custom Hip Design and Insertability Analysis	20202573910 04/16/2020	Yes	Pending
Canada	Custom Hip Design and Insertability Analysis	3,137,029 04/16/2020	Yes	Pending
Europe	Custom Hip Design and Insertability Analysis	20791627.1 04/16/2020	Yes	Pending
U.S.	Registration and/or Tracking of a Patient’s Bone Employing a Patient Specific Bone Jig	17/932,839 09/16/2022	Yes	Pending
PCT	Registration and/or Tracking of a Patient’s Bone Employing a Patient Specific Bone Jig	PCT/US2021/022524 03/16/2021	Yes	Complete
Australia	Registration and/or Tracking of a Patient’s Bone Employing a Patient Specific Bone Jig	2021239854 03/16/2021	Yes	Pending
Canada	Registration and/or Tracking of a Patient’s Bone Employing a Patient Specific Bone Jig	3,176,080 03/16/2021	Yes	Pending
Europe	Registration and/or Tracking of a Patient’s Bone Employing a Patient Specific Bone Jig	217722880.0 03/16/2021	Yes	Pending
Japan	Registration and/or Tracking of a Patient’s Bone Employing a Patient Specific Bone Jig	2022-556656 03/16/2021	Yes	Pending
Korea	Registration and/or Tracking of a Patient’s Bone Employing a Patient Specific Bone Jig	10-2022-7036076 03/16/2021	Yes	Pending
U.S.	Navigational and/or Robotic Tracking Methods and Systems	18/064,732 12/12/2022		Pending
PCT	Navigational and/or Robotic Tracking Methods and Systems	PCT/US2021/036985 06/11/2021		Complete
Australia	Navigational and/or Robotic Tracking Methods and Systems	Awaiting No. 06/11/2021		Pending
Canada	Navigational and/or Robotic Tracking Methods and Systems	Awaiting No. 06/11/2021		Pending

Europe	Navigational and/or Robotic Tracking Methods and Systems	Awaiting No. 06/11/2021		Pending
Japan	Navigational and/or Robotic Tracking Methods and Systems	Awaiting No. 06/11/2021		Pending
Korea	Navigational and/or Robotic Tracking Methods and Systems	Awaiting No. 06/11/2021		Pending
PCT	Fast, Dynamic Registration with Augmented Reality	PCT/US2023/060029 01/03/2023		Pending
PCT	Data Optimization Methods for Dynamic Cut Boundary	PCT/US2023/060066 01/04/2023		Pending
PCT	Optimized Cutting Tool Paths for Robotic Total Knee Arthroplasty Resection Systems and Methods	PCT/US2023/061151 01/24/2023		Pending
PCT	Robotic Systems with Vibration Compensation, And Related Methods	PCT/US2023/061119 01/23/2023		Pending
PCT	Active Robotic Systems with User Controller	PCT/US2023/061201 01/24/2023		Pending
PCT	Surgical Cutting Tools and Cutting Tool Attachment Mechanisms, and Related Systems and Methods	PCT/US2023/060144 01/05/2023		Pending
PCT	Cart Stabilization System, Rolling Cart Elements and Methods of Using Same	PCT/US2023/061141 01/24/2023		Pending
PCT	Implant Placement Guides and Methods	PCT/US2023/062713 02/16/2023	Yes	Pending
U.S.	Markerless Tracking with Spectral Imaging Camera(s)	63/379,834 10/17/2022		Pending
U.S.	Robotic Surgery System Layouts and Related Methods	63/488,973 03/07/2023		Pending
U.S.	Markerless Tracking	63/498,504 04/26/2023		Pending
U.S.	Markerless Tracking Approaches and Related Devices	63/501,022 05/09/2023		Pending
U.S.	Markerless Tracking and Latency Reduction Approaches, and Related Devices	63/504,285 05/25/2023		Pending
U.S.	Soft Tissue Balance In Navigated Total Knee Arthroplasty	63/551,617 02/09/2024		Pending
U.S.	Hand Simulated Cutting	63/551,619 02/09/2024		Pending
U.S.	Soft Tissue Balance In Navigated Total Knee Arthroplasty	63/552,243 02/12/2024		Pending

Software License

On April 16, 2021, Monogram licensed certain proprietary software and technology assets for a one-time fee of $625,000 from a surgical robotics company. On April 22, 2021, Monogram licensed certain proprietary software and technology assets for a one-time fee of $350,000 from the same surgical robotics company. These licenses required only the one-time payments listed above and provide Monogram with a worldwide, non-exclusive license to use the licensed technology and software in perpetuity.

Before licensing these software and technology assets, Monogram had been internally developing similar software and technology assets for its surgical robotic platform and surgical workflow. However, Monogram believes that licensing this software and technology provides a quicker and more efficient solution than developing similar technology in-house. The former CTO of the same surgical robotics company joined Monogram as the VP of Engineering on April 5, 2021.

Regulation

United States

The Food and Drug Administration (the “FDA”) regulates medical products and devices in the United States and those devices are regulated by foreign government agencies for devices sold internationally. The Federal Food, Drug, and Cosmetic Act and regulations issued by the FDA regulate testing, manufacturing, packaging, and marketing of medical devices. Under the current regulations and standards, we believe that our products and devices are subject to general controls, including compliance with labeling and record-keeping rules. In addition, our medical devices require pre-market clearance, which for our products and devices will require a 510(k) pre-market notification submission.

Further, our manufacturing processes and facilities are subject to regulations, including the ‘FDA’s Quality System Regulations (“QSR”). These regulations govern how we manufacture our products and maintain documentation for manufacturing, testing, and control activities. In addition, to the extent we manufacture and sell products abroad, those products are subject to those countries’ relevant laws and regulations.

FDA and various state agencies also regulate the labeling of our products and devices, promotional activities, and marketing materials. Violations of regulations promulgated by these agencies may result in administrative, civil, or criminal actions against us by the FDA or governing state agencies.

As of the date of this offering circular, Monogram has not yet received clearance from FDA to market its products in the United States or from any other regulatory agency to market its products internationally. As such, the Company is not currently selling or distributing any products currently under review by the FDA. Monogram has licensed certain FDA-cleared implants that it intends to market with its surgical-robotic system at such a time as such system is FDA cleared. In the first quarter of 2023, Monogram participated in a pre-submission meeting with the FDA concerning its planned 510(k) pre-market notification submission for its robot. The primary purpose of the meeting was to determine the sufficiency of the Company’s verification and validation plan and to determine whether clinical data will be required with the Company’s 510(k) pre-market notification submission for its robot. The Company has made three subsequent submissions to the FDA under the Pre-submission Program. The Company has received notification from the FDA that the proposed Indications for Use can be compared to our cited primary predicate device and does not appear to raise a new intended use, but that they are still unable to make a determination as to whether clinical data will be required with the 510(k) submission. Monogram completed a pre-submission meeting with the FDA in December 2023 and anticipates an additional pre-submission meeting with the FDA in Q2 2024. The Company has presented the agency with significant portions of its Verification and Validation test plans, including a synopsis of its Clinical Investigation Plan that it intends to conduct outside the United States (“OUS”). The Company has retained an international Contract Research Organization, has identified OUS clinical sites and investigators, and is actively working through the regulatory process. The Company expects OUS approval of clinical testing in 2024 if approved by the regulators. We note that regulators may not approve the proposed clinical testing plan. If the FDA advises us that clinical data will be required in connection with our submission, it will materially negatively impact our timeline to FDA submission of our 510(k) pre-market notification for our robot, leading to a significant delay, and would also significantly increase the expected costs with obtaining FDA clearance of our robot.

Outside of the United States

For our first international market the Company has retained an international Contract Research Organization, and has identified OUS clinical sites and investigators, and is actively working through the regulatory submission process. The Company expects OUS approval of clinical testing in 2024 if approved by the regulators. We note that regulators may not approve the proposed clinical testing plan. The Company does not have regulatory expertise in markets outside the United States and is heavily reliant on input from the Contract Research Organization and local distributors.

Acquisition Opportunities

We do not have any current plans to acquire the assets or operation of other entities, but we believe that opportunities may become available. Should there be an opportunity to make an acquisition, our goal would be to ensure that the assets or operations to be acquired are a good fit and that the acquisition terms align with the Company’s interests. Acquisitions would likely be in the form of cash and equity. The cash portion of any acquisition would likely come from obtaining financing from lenders or future equity financing rounds, neither of which have been identified or may become available on terms favorable to us, if at all. Such financing would require that the Company take on new expenses related to servicing new debt or broker commission fees. Any equity used for an acquisition would come from issuing additional shares of the Company’s stock in exchange for the stock of the acquired entity. The issuance of stock would likely occur in a transaction that is not registered with the Commission and could result in the dilution of the investors in our offering. Additionally, investor consent would not be sought if the Company had sufficient authorized shares available.

Litigation

From time to time, the Company may be involved in a variety of legal matters that arise in the normal course of business. The Company is not currently involved in any material litigation, and its management is not aware of any pending or threatened material legal actions relating to its intellectual property, conduct of its business activities, or otherwise.

Following the listing of the Company on Nasdaq, a former investor filed suit against the Company and its Transfer Agent in July 2023 in New York County Supreme Court. Both the Company and our Transfer Agent believe the claim is without merit and are seeking dismissal of the action, most recently filing a Reply Memorandum of Law in Support of Renewed Motion to Dismiss on February 13, 2024.

See “Risk Factors” for a summary of risks our Company may face in relation to litigation against our Company.

The Company’s Property

The Company leases office space at 3913 Todd Lane, Suite 307, Austin, TX 78744, which serves as its headquarters. Monogram intends to lease distribution facilities in the future. On March 14, 2022, the Company amended its lease to include the adjacent Suite 308, which currently houses its cadaver lab.

Corporate Information

Monogram Orthopaedics Inc. was incorporated under the laws of the State of Delaware on April 21, 2016, under the name “Monogram Arthroplasty Inc.” and on March 27, 2017, the Company changed its name. Our offices are located at 3913 Todd Lane, Suite 307, Austin, TX 78744. Our Company website is www.monogramorthopedics.com. The information provided on or accessible through our website or any other website referred to in this offering circular K is not part of this offering circular.

Available Information

Our website is www.monogramorthopedics.com. Available on this website, free of charge, are our annual reports, quarterly reports, and current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the SEC.

Alternatively, you may access these reports at the SEC’s website at www.sec.gov.

MANAGEMENT

Directors and Executive Officers

The following table provides information regarding our executive officers, members of our board of directors, and significant employees as of the date of this offering circular.

			Date Appointed
			to
			Current
Name	Position	Age	Position
Executive Officers
Benjamin Sexson	Chief Executive Officer, President	40	April 2018
Noel Knape	Chief Financial Officer	55	January 2023

Directors
Benjamin Sexson	Director (Class III)	40	April 2018
Dr. Douglas Unis	Director (Class III)	55	April 2016
Rick Van Kirk*	Director (Class I)	63	April 2016
Colleen Gray*	Director (Class I)	70	November 2023
Paul Riss*	Director (Class II)	68	November 2022

Significant Employees
Kamran Shamaei, PhD	Chief Technology Officer	41	April 2021

*	Independent Director

Delaware law permits a company to establish a classified board of directors in its certificate of incorporation approved by stockholders. The Sixth Amended and Restated Certificate of Incorporation includes such a classified board provision which provides that directors will be classified into three classes as nearly equal in number as possible. One class (Class I) would hold office initially for a term expiring at the 2024 annual meeting of stockholders; another class (Class II) would hold office initially for a term expiring at the 2025 annual meeting of stockholders; and another class (Class III) would hold office initially for a term expiring at the 2026 annual meeting of stockholders. At each annual meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified.

Our officers are appointed by our board of directors and hold office until removed by the board. All officers will remain in office until their successors have been duly elected and qualified.

Set forth below is a brief description of the background and business experience of our current executive officers and directors.

Benjamin Sexson, CFA – Chief Executive Officer, President, and Director

Benjamin Sexson is the Chief Executive Officer, President, and a Director of Monogram Orthopaedics, and has served in such capacities since he joined the Company in April 2018. Prior to joining Monogram, Mr. Sexson served as the Director of Business Development at Pro-Dex, Inc., one of the largest OEM manufacturers of Orthopaedic Robotic End-Effectors in the world, from October 2015 to April 2018. In his tenure at Pro-Dex, Mr. Sexson was responsible for helping support the development, management, and launch of the Company’s first ever custom proprietary product solution and successfully negotiating high margin distribution agreements with a major strategic partner. In addition, Mr. Sexson helped secure and negotiate two additional major development agreements and helped expand the Company’s addressable markets from powered surgical tools in CMF to Thoracic, Trauma, Spine and Extremities as well as other product applications. Mr. Sexson is a named inventor on multiple patent applications at Pro-Dex. Prior to joining Pro-Dex, Mr. Sexson started Brides & Hairpins, a successful B2B retail brand that currently supplies Nordstrom, Bloomingdales, Urban Outfitters. Prior to that, Mr. Sexson worked in various finance positions and is a CFA Charterholder. Mr. Sexson graduated with honors from Caltech with a Bachelor’s Degree in Mechanical Engineering in 2006.

Noel Knape, CPA, MBA - CFO

Mr. Knape has over 25 years of financial management experience leading financial departments in multinational publicly traded companies as well as developing and implementing financial control infrastructures for Private Equity backed companies in the initial stages of business. Before joining Monogram, he was CFO of ProFlex Technologies from September 2020 January 2023, a start-up technology company commercializing proprietary leak detection technology in the oil and gas transmission industry, where he has implemented and managed financial control and reporting functions, developed pricing and market entry strategies, and developed the pitch deck and valuation for negotiations with their strategic partner for future acquisition. He is still an advisor to Proflex Technologies. Prior to ProFlex, he was VP of Finance at Newpark Fluids Systems from January 2019 to April 2020, where he oversaw the restructure of the North American Operations to rationalize costs and led the development of the 5-year strategic plan. As VP Finance at MicroSeismic, Inc. from 2016 to 2019, he led the accounting and finance functions and managed investor and bank relations. As Americas Controller with Shawcor, he led the financial integration of several acquisitions, restructured the operations in Brazil, and implemented the Oracle ERP system. Mr. Knape has held several senior financial management positions internationally, including Country Controller, and Regional Controller with Weatherford International, Saxon Resources and Western Geophysical where he acted as the business partner of the operations manager and safeguarded the company assets. He is a board member of Kizer Energy, serving as head of the internal control and audit committee. He holds a Master of International Management from The American Graduate School of International Management (Thunderbird) and a CPA license issued by the Arizona Board of Accountancy. Mr. Knape is an avid alpine skier and outdoor enthusiast.

Dr. Douglas Unis - Founder and Director

Dr. Douglas Unis is a board certified orthopaedic surgeon specializing in adult reconstructive surgery and is the founder and Chief Medical Officer of Monogram Orthopaedics Inc. Dr. Unis founded Monogram Orthopaedics in 2015, and has served as a Director of the Company since its inception. Dr. Unis has served as an Associate Professor at the Icahn School of Medicine since November 2015 and has been a practicing surgeon since 2004. He began serving as an Assistant Professor at Icahn School of Medicine at Mount Sinai in March 2014, until becoming an Associate Professor in November 2015. Dr. Unis has consulted with many leading orthopaedic companies including Zimmer Biomet and Think Surgical. Prior to founding Monogram Orthopaedics, Dr. Unis was a consultant with Think Surgical, working with them for over 4 years to help with the development of their robotic total hip and knee arthroplasty system. Dr. Unis is widely recognized as a leader and innovator in the NYC area having performed the regions’ first muscle sparing anterior total hip replacement in 2005. Dr. Unis earned his BA from Duke University and Doctor of Medicine from Case Western Reserve University and later completing his residency at Northwestern University and a fellowship from Rush University in Adult Reconstruction.

Rick Van Kirk - Independent Director

Mr. Richard L. Van Kirk is a Director of Monogram, and has served in this capacity since our inception. He is the Chief Executive Officer of Pro-Dex, Inc. (“Pro-Dex”), the largest OEM manufacturer of Orthopaedic Robotic End-Effectors on the market. Mr. Van Kirk also serves on Pro-Dex’s Board of Directors. Mr. Van Kirk was appointed to the Board of Directors of Pro-Dex concurrent with his appointment as its CEO in January 2015. He joined Pro-Dex in January 2006 and was named Pro-Dex’s Vice President of Manufacturing in December 2006. In April 2013 he was appointed as the Chief Operating Officer of Pro-Dex. Mr. Van Kirk’s career includes over 13 years of management experience in manufacturing. Mr. Van Kirk previously served as Manufacturing Manager and Manager of Product Development at Comarco Wireless Technologies, ChargeSource Division, which provides power and charging functionality for popular electronic devices and wireless accessories. Prior to Comarco, Mr. Van Kirk was General Manager at Dynacast, a leader in precision die casting. Mr. Van Kirk earned a BA in Business Administration at California State University, Fullerton, and an MBA from Claremont Graduate School.

Colleen Gray - Independent Director

Ms. Gray has over 25 years of operations and financial management experience with emerging, high-growth companies in the data storage and orthopedic industries. Ms. Gray served as the President and Chief Executive Officer of Consensus Orthopedics, a global manufacturer of large joint orthopedic devices, from August 2008 until May 2021. Under her tenure, Ms. Gray led the development of 5 new product lines, navigated the FDA regulatory approval process, and drove revenue from $4M in annual sales to $21M in annual sales. Additionally, Consensus became a leader in the patient monitoring device market with its medical-grade interactive surface sensor products through its TracPatch Health Division. Ms. Gray assumed the role of Chief Executive Officer of Tracpatch in January 2016 and served through August of 2023. In this role, Ms. Gray led the raise of over $27M in early round financing and closed commercial agreements with two large hospital systems.

Before joining Consensus Orthopedics, Ms. Gray was President and Chief Executive Officer at Solid Data Systems, where she successfully negotiated and managed the sale of the company. Before Solid Data, Ms. Gray was a co-founder of StorageWay, Inc., one of the first cloud-based storage service providers, serving as its Vice President of Finance and Chief Financial Officer. Ms. Gray began her career with the Mylex Corporation in April 1992. She served as its Vice President of Finance and Chief Financial Officer during its successful public offering and IBM’s company acquisition. Mylex led storage management and data protection in the networked PC and server environments. Ms. Gray received a Bachelor of Science in Accounting from Arizona State University and is a member of Women in Bio.

Paul Riss, MBA - Independent Director

Mr. Riss has 30 years of experience with Securities Act and Exchange Act filings as a CEO of publicly traded companies and as a CPA with Ernst & Young. He is the Chief Compliance Officer and a board member of an equity-based funding portal, Netcapital Funding Portal Inc., and a member of FINRA and the AICPA. Ernst & Young selected Mr. Riss as a 2001 finalist in the Entrepreneur of the Year award program for the Connecticut / Hudson Valley region. Mr. Riss earned an MBA with distinction from the Stern School of Business at New York University and was a Magna Cum Laude graduate with distinction from Carleton College. In 2000, he won the James P. Kelly Award for distinguished public service as a member of the Westchester chapter of the New York State Society of Public Accountants. Mr. Riss wrote and directed ten musical parodies to raise money for college scholarships.

Kamran Shamaei, Ph.D. - Chief Technology Officer

Kamran Shamaei received a Ph.D. from Yale University and MSc from ETH Zurich and did his postdoctoral research at Stanford University, focusing on Medical Robotics. He has extensive experience developing FDA-cleared surgical robots - Dr. Shamaei has worked on robots in early-stage development and is actively in use. Before joining Monogram, Dr. Shamaei supported the development of Monarch robots at Auris Health, Inc. Before joining Auris, Dr. Shamaei worked with Think Surgical Inc. on the TSolution One Robot, one of the earliest FDA-approved active milling orthopaedic robots. Dr. Shamaei was also a Principal Engineer at Motional, leading the planning team in Pittsburgh. He also served as the CTO and co-founder of a stealth startup developing surgical platforms and served as the Director of Platform at Carbon Robotics.

Kamran Shamaei joined Monogram as VP of Engineering on April 5, 2021, and was promoted to Chief Technology Officer effective January 1, 2022 (which is not a formal executive officer position of the Company duly appointed by the Board, but a position title).

Family Relationships

There are no family relationships among any of our executive officers and directors.

Corporate Governance

Director Independence

We have listed our shares of Common Stock on the Nasdaq Capital Market. Under the rules of Nasdaq, “independent” directors must make up a majority of a listed company’s Board of Directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent within the meaning of the applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Our Board of Directors currently consists of five (5) members. Our Board of Directors has determined that Paul Riss, Rick Van Kirk, and Colleen Gray qualify as independent directors in accordance with the Nasdaq Capital Market, or Nasdaq listing requirements. Messrs. Sexson and Unis are not considered independent. Nasdaq’s independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three (3) years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business, personal activities, and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations and in expectation of listing on Nasdaq, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Leadership Structure and Board’s Role in Risk Oversight

Benjamin Sexson is the Chairman of the Board. The Chairman has authority, among other things, to preside over Board meetings and set the agenda for Board meetings. Accordingly, the Chairman has substantial ability to shape the work of our Board of Directors. We currently believe that separation of the roles of Chairman and Chief Executive Officer ensures appropriate oversight by the Board of our business and affairs. However, no single leadership model is right for all companies and at all times. The Board of Directors recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, following the qualification of this offering, the Board will hold executive sessions in which only independent directors are present.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

In its oversight role, our Board of Directors’ involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. Our Board of Directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, legal, regulatory, and competitive risks. Our Board of Directors also reviews the various risks we identify in our filings with the SEC and risks relating to various specific developments, such as acquisitions, debt and equity placements, and new service offerings.

Our Board committees will assist our Board of Directors in fulfilling its oversight role in certain areas of risk.

Attendance of Directors at Annual Meetings

While we do not have a formal policy requiring our directors to attend stockholder meetings, directors are invited and encouraged to attend all meetings of stockholders. We completed our listing on Nasdaq in May 2023 and held our 2023 annual meeting of stockholders in November 2023.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee, Compensation Committee, and Nomination Committee. The composition and functions of each committee are described below.

Audit Committee

The Audit Committee has three members - Paul Riss, Rick Van Kirk, and Colleen Gray. Paul Riss serves as the chairman of the Audit Committee and satisfies the definition of “audit committee financial expert”.

Our Audit Committee is authorized to:

•	approve and retain the independent auditors to conduct the annual audit of our financial statements;

•	review the proposed scope and results of the audit;

•	review and pre-approve audit and non-audit fees and services;

•	review accounting and financial controls with the independent auditors and our financial and accounting staff;

•	review and approve transactions between us and our directors, officers and affiliates;

•	recognize and prevent prohibited non-audit services; and

•	establish procedures for complaints received by us regarding accounting matters; oversee internal audit functions, if any.

Nomination Committee

The Nomination Committee has three members – Paul Riss, Rick Van Kirk, and Colleen Gray. Paul Riss serves as the chairman of the Nomination Committee.

The function of our Nomination Committee is primarily to identify individuals qualified to become Board members and recommending directors to be elected by the Board. The Company’s goal is to assemble a diverse Board that brings together a variety of skills derived from high quality business and professional experience.

Compensation Committee

The Compensation Committee has three members, including Paul Riss, Rick Van Kirk, and Colleen Gray. Paul Riss serves as the chairman of the Compensation Committee.

Our Compensation Committee is authorized to:

•	review and determine the compensation arrangements for management;

•	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

•	administer our stock incentive and purchase plans; and

•	review the independence of any compensation advisers.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of our Company, nor will they be. None of our executive officers has served as a member of the board of directors, or as a member of the Compensation Committee or similar committee, of any entity that has one or more executive officers who served on our board of directors or Compensation Committee during 2021, 2022, 2023, or thus far in 2024. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, as applicable, please see “Certain Relationships and Related Party Transactions”.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting.

Indemnification of Directors and Officers and Insurance

Our Sixth Amended and Restated Certificate of Incorporation contains provisions limiting the liability of directors to the fullest extent permitted by Delaware law, and provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Sixth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by the Board. We have also purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

We have also entered into indemnification agreements with each of our executive officers and directors that provide our executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the laws of the State of Delaware in effect from time to time, subject to certain exceptions contained in those agreements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provision, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, persons who beneficially own more than 10% of a registered class of the Company’s equity securities, and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC, and to furnish the Company with copies of the forms. Based solely on its review of the forms it received, or written representations from reporting persons, except as set forth herein, the Company believes that all of its directors, executive officers, and greater than 10% beneficial owners complied with all such filing requirements during 2022 and 2023 to date.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following Summary Compensation Table sets forth all compensation earned in all capacities during the fiscal years ended December 31, 2023 and 2022 by (i) our principal executive officer and (ii) our two most highly compensated executive officers, other than our principal executive officer, who were serving as executive officers as of December 31, 2023 and whose total compensation for the 2023 fiscal year, as determined by Regulation S-K, Item 402, exceeded $100,000 (collectively referred to as the “Named Executive Officers”).

Summary Compensation Table

	Year	Salary	Cash Bonus	Stock Awards	Option Awards (1)		Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	All Other Compensation	Total
Benjamin Sexson Chief Executive Officer	2022	$250,000	$125,000	$—	$1,221,000	(2)	$—	$—	$—	$1,596,000
	2023	$250,000	$125,000	$—	$—		$—	$—	$—	$375,000
Noel Knape Chief Financial Officer	2022	$—	$—	$—	$—		$—	$—	$—	$—
	2023	$160,410	$8,000	$—	$297,000	(3)	$—	$—	$—	$465,410
Kamran Shamaei Chief Technology Officer	2022	$235,000	$125,000	$—	$1,887,000	(4)	$—	$—	$—	$2,247,000
	2023	$275,000	$72,000	$—	$—		$—	$—	$—	$347,000

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(2)	During the year ended December 31, 2022, the Company granted Mr. Sexson options exercisable into 330,000 shares of Common Stock.
(3)	During the year ended December 31, 2023, the Company granted Mr. Knape options exercisable into 50,000 shares of Common Stock.
(4)	During the year ended December 31, 2022, the Company granted Mr. Shamaei options exercisable into 510,000 shares of Common Stock.

Director Compensation

For the fiscal year ended December 31, 2023 we paid our directors as follows:

	Fees					Non-equity	Nonqualified
	earned					incentive	deferred
	or paid in		Stock	Option		plan	compensation	All other
Name	cash		awards	awards		compensation	earnings	compensation		Total
Benjamin Sexson		$(1)	-	$		-	-	-		$
Dr. Douglas Unis	$		-	$		-	-	$30,000	(2)		$30,000
Rick Van Kirk	-		-	$		-	-	-		$
Noel Goddard	-		-			-	-	-			-
Colleen Gray	$833	(3)	-	$14,280	(4)	-	-	-			$15,113
Paul Riss	$30,000	(5)	-	$		-	-	-			$30,000

(1) Mr. Sexson receives no compensation for his role as Director. His compensation for his CEO role is noted in the previous table. .

(2) As per the Consulting Agreement between Dr. Unis and the Company executed on April 5, 2021, Dr. Unis earns $375 per hour for consulting services unrelated to his position as a director. In 2023 Dr. Unis performed 80 hours of Consultancy Services and was paid $30,000.

(3) Pursuant to a consulting agreement with the Company, Ms. Gray earns an annual fee of $10,000 for services performed for the Company. During 2023, the pro rata portion of this fee earned by Ms. Gray was $833.

(4) Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. During the year ended December 31, 2023, the Company granted Ms. Gray options exercisable into 3,000 shares of Common Stock.

(5) Pursuant to a consulting agreement with the Company, Mr. Riss earns an annual fee of $30,000 for services performed for the Company .

Executive Employment Agreement - Benjamin Sexson

The Company has an employment agreement with its Chief Executive Officer, Benjamin Sexson. The employment agreement provides for an annual base salary of $250,000 as a result of the achievement certain milestones set forth in Mr. Sexson’s employment agreement. In addition to his salary, Mr. Sexson is eligible to earn an annual bonus in an amount of 50% of his aggregate base salary earned in such year, subject to the achievement of Company performance metrics and individual performance goals, milestones and objectives, as established from time to time by an appropriate committee of the Board.

Pursuant to Mr. Sexson’s employment agreement, Mr. Sexson is also entitled to pre-emptive rights permitting him preserve his vested equity position in the Company in the event of any additional issuances of Company Common Stock (or securities convertible into Common Stock), at a per-share price equal to the then current fair market value, as reasonably determined by the Board. Mr. Sexson does not intend to exercise this pre-emptive right in this offering.

Per the terms of Mr. Sexson’s employment agreement, Mr. Sexson also received an equity grant of 3,914,160 split-adjusted shares of the Company’s Common Stock under the Company’s 2019 Stock Option and Grant Plan. All 3,914,160 shares of Company Common Stock granted to Mr. Sexson have vested.

Mr. Sexson’s employment with the Company is “at will”, and either Mr. Sexson or the Company may terminate the employment agreement at any time, with or without cause. There is no set termination date under Mr. Sexson’s employment agreement

Executive Employment Agreement – Noel Knape

The Company has an employment agreement with its Chief Financial Officer, Noel Knape, effective January 4, 2023. The employment agreement provides for an annual base salary of $170,000. In addition to his salary, Mr. Knape is eligible to earn an annual bonus, subject to the discretion of the Company’s management and board of directors. The amount of such bonus, if any, will be contingent on the Company’s and Mr. Knape’s performance in the given year.

Per the terms of Mr. Knape’s employment agreement, Mr. Knape also received an equity grant of 50,000 options for the Company’s Common Stock under the Company’s 2019 Stock Option and Grant Plan. The options have a strike price of $1.67. 25% of the options vested on January 4, 2024. The remaining 75% of the options shall vest and become exercisable in twelve equal 6-month installments over the six-year period following the first anniversary of the employment agreement, provided Mr. Knape continues to have a service relationship with the Company on each vesting date.

Mr. Knape’s employment with the Company is “at will”, and either Mr. Knape or the Company may terminate the employment agreement at any time, with or without cause. There is no set termination date under Mr. Knape’s employment agreement.

Executive Employment Agreement – Kamran Shamaei

The Company has an employment agreement with its CTO, Kamran Shamaei, effective February 11, 2023. The employment agreement provides for an annual base salary of $225,000, as well as a signing bonus $110,000.

In addition to his salary, Mr. Shamaei is eligible to earn an annual bonus of up to 10% of his base salary, subject to the discretion of the Company’s management and board of directors. The amount of such bonus, if any, will be contingent on the Company’s and Mr. Shamaei performance in the given year. Further, Mr. Shamaei is eligible to receive a $250,000 bonus upon Monogram receiving FDA approval of its robotic system.

Per the terms of Mr. Shamaei’s employment agreement, Mr. Shamaei also received an equity grant of 150,000 options for the Company’s Common Stock under the Company’s 2019 Stock Option and Grant Plan. 25% of the options vested on the anniversary date of the employment agreement. The remaining 75% of the options shall vest and become exercisable in twelve equal 6-month installments over the six-year period following the first anniversary of the employment agreement, provided Mr. Shamaei continues to have a service relationship with the Company on each vesting date.

Mr. Shamaei’s employment with the Company is “at will”, and either Mr. Shamaei or the Company may terminate the employment agreement at any time, with or without cause. There is no set termination date under Mr. Shamaei’s employment agreement.

Consulting Agreement - Dr. Douglas Unis

On April 5, 2021, Dr. Unis and the Company entered into a consulting agreement, pursuant to which the Company agreed to pay Dr. Unis $95.00 per hour for consultancy services provided by Dr. Unis.

Pursuant to the consulting agreement, Dr. Unis is engaged as an independent contractor. The consulting agreement has customary intellectual property and/or invention assignment provisions, whereby any work product of Dr. Unis created in his capacity as a consultant for the Company is automatically assigned to the Company. The agreement also contains customary nondisclosure provisions.

The agreement will continue in effect until Dr. Unis’ services under the agreement are complete, or until the agreement is terminated by either party at their option. If Dr. Unis is unable to offer a minimum of 12 hours of service per year, it will serve as grounds for reasonable termination of the agreement.

Equity Incentive Plans

The Company adopted its Amended and Restated 2019 Stock Option Plan on August 28, 2020 (the “Plan”), which reserves 5,200,000 shares of Common Stock for issuance under the Plan, with up to 1,560,000 of those shares of Common Stock allowed for issuance pursuant to incentive stock options (as adjusted for the Stock Split).

The majority of the material terms of grants under the Plan are set by the Board of Directors of the Company on an individual basis (i.e. vesting periods, exercise prices, etc.).

For the years ended December 31, 2023 and 2022, we awarded 53,000 and 660,000 in in stock options (exercisable into shares of Common Stock), respectively, with vesting periods of four to seven years, to our officers and directors (as adjusted for the Stock Split).

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of shares of Common Stock underlying outstanding equity incentive plan awards for each named executive officer and director as of December 31, 2023, as adjusted to reflect the Stock Split.

	Option Awards
			Equity incentive plan
		Number of securities	awards: Number of
	Number of securities	underlying unexercised	securities underlying	Option	Option
	underlying unexercised	options (#)	unexercised unearned	exercise	expiration
Name	options (#) exercisable	unexercisable	options (#)	price ($)	date
Benjamin Sexson
Grant #1	320,000		-	$0.31	5/27/2029
Grant #2	562,500	187,500	-	$2.00	8/1/2030
Grant #3	-	330,000	-	$1.67	1/1/2033
Dr. Douglas Unis
Grant #1	360,000		-	$0.31	5/27/2029
Grant #2	562,500	187,500	-	$2.00	8/1/2030
Grant #3	-	330,000	-	$1.67	1/1/2033
Rick Van Kirk	1,000	1,000	-	$2.00	7/31/2030
Noel Goddard	2,000	-	-	$2.00	8/20/2030

DESCRIPTION OF SECURITIES

The following description is intended as a summary of our Sixth Amended and Restated Certificate of Incorporation (the “certificate of incorporation”) and our Amended and Restated Bylaws (the “amended and restated bylaws”). The description is intended as a summary, and is qualified in its entirety by reference to our certificate of incorporation and our amended and restated bylaws, copies of which have been filed as exhibits to the Form 1-A, of which this offering circular forms a part.

Authorized Capital Stock

Our authorized capital stock consists of 90,000,000 shares of Common Stock and 60,0000,000 shares of Preferred Stock, par value $0.001 per share. Pursuant to the terms of our Sixth Amended and Restated Certificate of Incorporation, upon the declaration of effectiveness of a Form 8-A filed by the Company, all outstanding shares of Preferred Stock of the Company automatically convert into shares of our Common Stock. On May 17, 2023, we filed a Form 8-A in connection with the listing our Common Stock on Nasdaq, which was declared effective on the same date. At that time, all outstanding shares of at that time automatically converted into shares of Common Stock - and as such, the Company’s outstanding capital stock as of the date of August 9, 2023 solely consists of 29,253,251 shares of Common Stock.

Provisions of Note in Our Sixth Amended and Restated Certificate of Incorporation

Our Sixth Amended and Restated Certificate of Incorporation includes a forum selection provision that requires any claims against the Company by stockholders not arising under the federal securities laws to be brought in the Court of Chancery State in the state of Delaware. This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted this provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the Company.

The following is a description of the Sixth Amended and Restated Certificate of Incorporation, and reflects the terms of the Company’s authorized capital stock.

Anti-Takeover Effects of Our Sixth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our Sixth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain certain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Authorized but Unissued Capital Stock

We have authorized but unissued shares of Preferred Stock and Common Stock, and our Board of Directors may authorize the issuance of one or more series of Preferred Stock without stockholder approval. These shares could be used by our Board of Directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

Limits on Stockholders’ ability to Call a Special Meeting

Our Amended and Restated Bylaws provide that special meetings of the stockholders may be called only by our Board of Directors, the President of the Company, or by one or more stockholders holding shares in the aggregate at least 67% of the issued and outstanding shares entitled to vote. This may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Common Stock

Voting Rights

Each holder of the Company’s Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. In addition, holders of our Common Stock are entitled to vote as a separate class for the election of two (2) directors of the Company’s Board of Directors. Holders of our Preferred Stock may not vote on the election of these directors.

Dividend Rights

Holders of Common Stock are entitled to receive dividends, as may be declared from time to time by the Board of Directors out of legally available funds as detailed in the Company’s certificate of incorporation. The Company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Common Stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all debts and other liabilities of the Company. Holders of our Preferred Stock are entitled to a liquidation preference that is senior to holders of the Common Stock, and therefore would receive dividends and liquidation assets prior to the holders of the Common Stock.

Pre-Emptive Rights of our CEO

Benjamin Sexson, our CEO, is entitled to pre-emptive rights permitting him to preserve his vested equity position in the Company in the event of any additional issuances of Common Stock (or securities convertible into Common Stock), at a per-share price equal to the then current fair market value, as reasonably determined by the Board. Mr. Sexson does not intend to exercise this pre-emptive right in this offering.

Preferred Stock

As described above, the Company currently has no issued and outstanding shares of Preferred Stock.

Description of the Series D Preferred Stock to be Sold to the Public in Connection with this Offering

Ranking

The Series D Preferred Stock ranks, as to dividend rights and rights upon the Company’s liquidation, dissolution, or winding up, senior to all classes or series of the Company’s Common Stock.

The terms of the Series D Preferred Stock will not limit the Company’s ability to (i) incur indebtedness or (ii) issue additional equity securities that are on a parity to or junior in rank to shares of the Company’s Series D Preferred Stock as to distribution rights and rights upon the Company’s liquidation, dissolution or winding up.

Dividend Rate and Payment Dates

Holders of the Series D Preferred Stock will be entitled to receive, when and as declared by our Board of Directors, cumulative dividends at the rate of 8.00% of the $ liquidation preference per share of the Series D Preferred Stock per year, i.e., $ per year per share of the Series D Preferred Stock.

Dividends may be paid in cash or in kind in the form of common stock of the Company equal to the closing price of common stock on the last day of the most recent calendar quarter at the Company’s discretion.

Dividends on the Series D Preferred Stock will accumulate and be cumulative from, and including, the date of original issue by us of the Series D Preferred Stock. Dividends will be payable quarterly in arrears on or about the 15th day of January, April, July and October, beginning on or about , 2024; provided that if any dividend payment date is not a business day, as defined in the certificate of designation for the Series D Preferred Stock, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the immediately preceding or next succeeding business day, and if paid on the next succeeding business day, no interest, additional dividends or other sums will accumulate on the amounts so payable for the period from and after that dividend payment date to the next succeeding business day. We refer to each such date as a Dividend Payment Date. The first dividend on the Series D Preferred Stock is scheduled to be paid on or about , 2024, which will be for more than a full quarter and will cover the period from the first date we issue and sell the Series D Preferred Stock through, but not including, , 2024.

Any dividend, including any dividend payable on the Series D Preferred Stock for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record of the Series D Preferred Stock as they appear in the Transfer Agent’s records at the close of business on the applicable record date, which will be the date that our Board of Directors designates for the payment of a dividend that is not more than 30 nor less than 10 days prior to the Dividend Payment Date, which we refer to as a Dividend Payment Record Date.

Our Board of Directors will not authorize, pay or set apart for payment by us any dividend on the Series D Preferred Stock at any time that:

●     the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits such authorization, payment or setting apart for payment;

●     the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, provides that such authorization, payment or setting apart for payment thereof would constitute a breach of, or a default under, such agreement; or

●     the law restricts or prohibits the authorization or payment.

Notwithstanding the foregoing, dividends on the Series D Preferred Stock will accumulate whether or not:

●     the terms and provisions of any of our agreements relating to our indebtedness prohibit such authorization, payment or setting apart for payment;

●     we have earnings;

●     there are funds legally available for the payment of the dividends; and

●     the dividends are authorized.

No interest, or sums in lieu of interest, will be payable in respect of any dividend payment or payments on the Series D Preferred Stock, which may be in arrears, and holders of the Series D Preferred Stock will not be entitled to any dividends in excess of the full cumulative dividends described above. Any dividend payment made on the Series D Preferred Stock shall first be credited against the earliest accumulated but unpaid dividends due with respect to those shares.

We will not pay or declare and set apart for payment any dividends or declare or make any distribution of cash or other property on common stock or other stock that ranks junior to or on parity with the Series D Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up or redeem or otherwise acquire common stock or other stock that ranks junior to or on parity with the Series D Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up (except (i) paying dividends on any shares of any class or series of capital stock issued by us in shares of common stock or in shares of any other class or series of capital stock issued by us ranking junior to the Series D Preferred Stock as to payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation, dissolution and winding up, (ii) converting or exchanging any shares of any class or series of capital stock issued by us for common stock or other capital stock ranking junior to the Series D Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, or (ii) purchasing or acquiring shares of Series D preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred Stock (collectively, the “Exceptions”)), unless we also have either paid or declared and set apart for payment (either in cash or in kind) full cumulative dividends on the Series D Preferred Stock for all past dividend periods.

Notwithstanding the foregoing, if we do not either pay or declare and set apart for payment full cumulative dividends on the Series D Preferred Stock and all stock that ranks on parity with the Series D Preferred Stock with respect to dividends, the amount which we have declared will be allocated pro rata to the holders of Series D Preferred Stock and to each equally ranked class or series of stock, so that the amount declared for each share of Series D Preferred Stock and for each share of each equally ranked class or series of stock is proportionate to the accrued and unpaid dividends on those shares. Any dividend payment made on the Series D Preferred Stock will first be credited against the earliest accrued and unpaid dividend.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series D Preferred Stock are entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $      per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of common stock or any other class or series of our equity stock ranking, as to liquidation rights, junior to the Series D Preferred Stock.

If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series D Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series D Preferred Stock, then the holders of the Series D Preferred Stock and each such other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series D Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Series D Preferred Stock will be entitled to written notice of any liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of our remaining assets..

Our consolidation, merger or conversion with or into any other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all our property and assets (which shall not, in fact, result in our voluntary or involuntary liquidation, dissolution or winding up and the distribution of our assets to stockholders), shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the Company.

Optional Conversion

At any time, the Company’s Series D Preferred Stock is convertible into 1 (one) shares of the Company’s common stock at the option of the holder. The shares underlying the Series D Preferred Stock will be qualfied in this offering.

Mandatory Conversion

At any time after issuance upon the occurrence of any of the foregoing events, the Company shall have a right to direct the mandatory conversion of the Series D Preferred Stock: (a) a change in control, (b) if the closing price of the Common Stock closes at or above $           per share for 10 consecutive trading days, or (c) if the Company consummates a firm commitment public offering of Common Stock for gross proceeds of at least $15 million at an offering price per share equal to or greater than $               .

Limited Voting Rights

Except as described below, holders of Series D Preferred Stock will generally have no voting rights. In any matter in which the Series D Preferred Stock may vote (as expressly provided herein, or as may be required by law), each share of Series D Preferred Stock shall be entitled to one vote.

If dividends on the Series D Preferred Stock are in arrears, whether or not declared, for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of Series D Preferred Stock and holders of all other classes or series of parity preferred stock with which the holders of Series D Preferred Stock are entitled to vote together as a single class, and are exercisable, voting together as a single class, will be entitled to vote, at a special meeting called by the holders of record of at least 10% of any series of preferred stock as to which dividends are so in arrears or at the next annual meeting of shareholders, for the election of two additional directors to serve on our Board of Directors until all dividend arrearages have been paid, whether in cash or in kind in Common Stock. If and when all accumulated dividends on the Series D Preferred Stock for all past dividend periods shall have been paid in full, holders of shares of Series D Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and, unless outstanding shares of parity preferred stock remain entitled to vote in the election of preferred stock directors, the term of office of such preferred stock directors so elected will terminate and the number of directors will be reduced accordingly.

In addition, so long as any shares of Series D Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least a majority of the outstanding shares of Series D Preferred Stock and each other class or series of parity preferred stock with which the holders of Series D Preferred Stock are entitled to vote together as a single class on such matter (voting together as a single class):

●     authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of stock ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

●     amend, alter or repeal the provisions of our charter, including the terms of the Series D Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise, so as to materially and adversely affect the powers, privileges or special rights of the Series D Preferred Stock, except that, with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the Series D Preferred Stock remains outstanding with the terms of the Series D Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity and the surviving entity may not be a corporation, the occurrence of such event will not be deemed to materially and adversely affect the powers, privileges or special rights of the Series D Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of shares of the Series D Preferred Stock receive the greater of the full trading price of the Series D Preferred Stock on the date of an event described in the second bullet point immediately above or the $          per share of the Series D Preferred Stock liquidation preference plus all accrued and unpaid dividends (either in cash or in kind) thereon pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. If any event described in the second bullet point above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series D Preferred Stock disproportionately relative to any other class or series of parity preferred stock, the affirmative vote of the holders of at least a majority of the outstanding shares of the Series D Preferred Stock, voting as a separate class, will also be required.

The following actions are not deemed to materially and adversely affect the rights, preferences, powers or privileges of the Series D Preferred Stock:

●     any increase in the total number of authorized shares of all capital stock or the total number of authorized shares of common stock or preferred stock, any increase or decrease in the number of authorized shares of Series D Preferred Stock, the issuance of additional shares of Series D Preferred Stock or, the creation or issuance of any other class or series of capital stock or, any increase in the number of authorized shares of any other class or series of capital stock, provided, in each case, such class or series capital stock ranks on parity with or junior to the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up; or

●     the amendment, alteration or repeal or change of any provision of our certificate of incorporation, including the certificate of designation establishing the Series D Preferred Stock, as a result of a merger, consolidation, reorganization or other business combination, if the Series D Preferred Stock (or shares into which the Series D Preferred Stock have been converted in any successor entity to us) remain outstanding with the terms thereof materially unchanged.

Company Call and Stockholder Put Options

To and including the 180th day from final closing, we may, at our option, redeem the Series D Preferred Stock, in whole or in part, by paying a redemption price of $          per share, plus any accrued and unpaid dividends to the date of redemption. Beginning on the 181st day after the final closing to, and but not including, the 3rd anniversary of the final closing the redemption price shall decrease to $            , plus any accrued and unpaid dividends to the date of redemption. From and after the third anniversary of the final closing, the redemption price shall be equal to 150% of the unit offering price ($                      per share), plus any accrued and unpaid dividends to the date of redemption. Correspondingly, beginning on the third anniversary of the final closing, each holder of shares of our Series D Preferred Stock shall have a right to put the shares of the Series D Preferred Stock held by such holder back to us at a put price equal to 150% of the original unit offering price ($               per share).

Beneficial Ownership Limitation

Notwithstanding anything herein to the contrary, the Company shall not effect any conversion of Series D Preferred Stock and a holder shall not have the right to (i) convert any portion of Series D Preferred Stock, to the extent that, after giving effect to an attempted conversion set forth on an applicable conversion notice , such attempted conversion would result in the holder (together with such holder’s affiliates, and any other person whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable regulations of the Commission, including any “group” of which the holder is a member (the foregoing, “Attribution Parties”) beneficially owning a number of shares of Common Stock in excess of 19.99% (the “Beneficial Ownership Limitation”)

No Maturity, Sinking Fund or Mandatory Redemption

The Series D Preferred Stock has no maturity date and we are not required to redeem the Series D Preferred Stock at any time. Accordingly, the Series D Preferred Stock will remain outstanding indefinitely, except as otherwise described above under the above caption “Company Call and Stockholder Put Options.” The Series D Preferred Stock is not subject to any sinking fund.

Listing

The Series D Preferred Stock shall not be listed on a national securities exchange nor will it be quoted on a national quotation system.

Transfer Agent

The transfer agent and registrar for the Series D Preferred Stock is Equity Stock Transfer, LLC.

Existing Warrants

ZB Capital Partners Warrants

Pursuant to the terms of the warrants issued to ZB Capital Partners LLC (filed as Exhibit 4.2 to this offering circular), ZB Capital has the right to acquire $1,000,000 worth of shares of the Company’s Preferred Stock (which was triggered upon the Company raising over $5,000,000 in the Company’s Series A Offering). While ZB Capital Partners has not yet exercised these warrants as of the date of this offering circular, we believe it is reasonable to assume that ZB Capital would exercise these warrants to purchase shares of Series A Preferred Stock of the Company, which would result in 273,972 shares of Series A Preferred Stock being issued at an exercise price of $3.65 per share. This warrant expires in February 2024.

Pro-Dex Warrants

Pursuant to the terms of the warrant agreement between the Company and Pro-Dex (filed as Exhibit 4.1 to this offering circular), Pro-Dex may exercise its warrants at any time for up to 5% of the outstanding Common Stock and Preferred Stock of the Company as of the date of the exercise, calculated on a post-exercise basis. The warrants have an exercise price of $1,250,000, and may be exercised at any time prior to (i) December 20, 2025, (ii) the closing of an initial public offering of the Company’s securities, or (iii) a liquidation event by the Company.

Richard L. Van Kirk is the Chief Executive Officer of Pro-Dex, Inc. and is a Director of Monogram. Pro-Dex has not yet exercised its warrants as of the date of this offering circular.

As of the date of this offering circular, the Company is in ongoing discussions with Pro-Dex related to Pro-Dex’s warrants. The discussions revolve around Pro-Dex exercising its warrants in exchange for the Company agreeing to new terms to the December 20, 2018 development and supply agreement currently in effect between the Company and Pro-Dex described in the “Certain Relationships And Related Party Transactions” section of this offering circular. No new terms related to the exercise of Pro-Dex’s warrants or the development and supply agreement have been agreed upon as of the date of the offering circular.

The terms of these warrants are set forth in the Form of Warrant filed as Exhibit 4.3 to this offering circular.

Common Stock Purchase Warrants to be Sold to the Public in Connection with this Offering

General. Each common stock purchase warrant is exercisable to purchase one share of Common Stock at an exercise price of $            per share, which is a 150% premium over the unit price of the securities offered hereby. This exercise price will be adjusted if specific events, summarized below, occur. A holder of warrants will not be deemed a holder of the underlying stock for any purpose until the warrant is exercised.

Warrant Agent. The warrants will be issued in registered form under a warrant agency agreement between Equity Stock Transfer, LLC, as warrant agent, and us. The warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is one year after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Series D Preferred Stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Series D Preferred Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Series D Preferred Stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Series D Preferred Stock determined according to the formula set forth in the warrant. No fractional shares of Series D Preferred Stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Price. The price per share of Common Stock purchasable upon exercise of the warrants is $ per share or 150% of the public offering price for each unit in this offering. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Redemption. Beginning 30 days after the date of this offering circular, the warrants will be redeemable at our option, in whole or in part, at a redemption price equal to $             per warrant upon 30 days’ prior notice (which may be made via publication of a press release), at any time after the date on which the closing price of our common stock has equaled or exceeded $            (150% of the public offering price of the units) for at least 30 consecutive trading days, provided we have a current and effective registration statement available covering the exercise of the warrants. Notice of redemption may be made via publication of a press release or any other lawful means. If notice of redemption is made via publication of a press release, no other form of notice or publication will be required. If we call the warrants for redemption, the holders of the warrants will then have to decide whether to sell warrants, exercise them before the close of business on the business day preceding the specified redemption date or hold them for redemption.

Adjustments in Certain Events. We will make adjustments to the terms of the warrants if certain events occur as described below. If prior to the exercise of any warrants, we effect one or more stock splits, stock dividends or other increases or reductions of the number of shares of our Series D Preferred Stock outstanding without receiving compensation therefor in money, services or property, the number of shares of Series D Preferred Stock subject to the warrants shall (i) if a net increase shall have been effected in the number of outstanding shares of Series D Preferred Stock, be proportionately increased, and the exercise price payable per share of Common Stock subject to the warrant shall be proportionately reduced, and, (ii) if a net reduction shall have been effected in the number of outstanding shares of Common Stock, be proportionately reduced and the exercise price payable per share of Common Stock subject to the warrant shall be proportionately increased. We may, in our sole discretion, lower the exercise price per share of Common Stock subject to the warrant at any time prior to the expiration date for a period of not less than 30 days.

In the event of a capital reorganization or reclassification of our Common Stock, the warrants will be adjusted so that thereafter each warrant holder will be entitled to receive upon exercise the same number and kind of securities that such holder would have received if the warrant had been exercised before the capital reorganization or reclassification of our Common Stock.

If we merge or consolidate with another corporation, or if we sell our assets as an entirety or substantially as an entirety to another corporation, we will make provisions so that warrant holders will be entitled to receive upon exercise of a warrant the kind and number of securities, cash or other property that would have been received as a result of the transaction by a person who was our stockholder immediately before the transaction and who owned the same number of shares of Common Stock for which the warrant was exercisable immediately before the transaction. No adjustment to the warrants will be made, however, if a merger or consolidation does not result in any reclassification or change in our outstanding Common Stock.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Series D Preferred Stock, the holder of a warrant does not have the rights or privileges of a holder of our Series D Preferred Stock until the holder exercises the warrant.

Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the Company shall not effect any exercise of any warrant, and a holder shall not have the right exercise any Common Stock Purchase Warrant, to the extent that, after giving effect to an attempted conversion set forth on an applicable exercise notice, such attempted exercise would result in the holder (together with such holder’s affiliates, and any other person whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Commission, including any Attribution Parties beneficially owning a number of shares of Common Stock in excess of the Beneficial Ownership Limitation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth information regarding the beneficial ownership of our voting shares by:

●	each person who is known to be the beneficial owner of more than 5% of our voting shares;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, provided that any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting shares beneficially owned by them. To our knowledge, none of our shares of Common Stock beneficially owned by any executive officer or director have been pledged as security.

	Shares of Common		Percent of Common
Name and Address of	Stock Beneficially		Stock Beneficially
Beneficial Owner	Owned		Owned (9)
Executive Officers(1)
Benjamin Sexson	5,065,080	(2)	14.6%
Kamran Shamaei	374,176	(3)	1.08%
Noel Knape	12,500	(4)	0.04%

Directors(1)

Dr. Douglas Unis	4,631,372	(5)	13.4%

Rick Van Kirk	1,250	(6)	0.0%
Noel Goddard	2,000	(7)	0.01%
Paul Riss	11,250		0.03%

All Executive Officers and Directors As a Group	9,721,327		28.1%

5% or Greater Holders

The Icahn School of Medicine at Mount Sinai, 1 Gustave L. Levy Pl, New York, NY 10029	2,360,304		6.8%

Pro-Dex, Inc., 2361 McGaw Ave, Irvine, CA 92614	1,828,551	(8)	5.3%

(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o Monogram Orthopaedics Inc., 3913 Todd Lane, Austin, TX 78744
(2)	Includes 4,006,330 shares of Common Stock and 1,058,750 vested options which are exercisable in 60-days.
(3)	Includes 2,926 shares of Common Stock and 371,250 vested options, which are exercisable within 60 days.
(4)	Includes 12,500 vested options, which are exercisable within 60 days.
(5)	Includes 3,532,622 shares of Common Stock and 1,098,750 vested options, which are exercisable in 60-days. In addition, not included in this number, Dr. Unis and the Icahn School of Medicine at Mount Sinai agreed, pursuant to a separate agreement to which the Company is not a party, that Dr. Unis is entitled to 33.3% of 65% of those 2,360,304 shares owned by Mount Sinai, or 510,887 shares of Common Stock. Mount Sinai has not issued Dr. Unis these shares to date and Dr. Unis does not have any voting rights with regard to these shares. Dr. Unis has not been issued these shares by Mount Sinai to date and Dr. Unis does not have any voting rights with regard to these shares.
(6)	Solely includes vested options which are exercisable in 60-days.
(7)	Solely includes vested options which are exercisable in 60-days.
(8)	See footnote (3) above regarding the agreement Dr. Unis has to acquire 510,887 shares of Common Stock owned by Mount Sinai.
(9)	Based on 31,633,995 shares of Common Stock outstanding as of March 4, 2024 plus 2,991,992 of vested options which are exercisable within 60 days from March 31 – May 30, for a total denominator of 34,625,987.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On October 3, 2017, the Company entered into an Exclusive License Agreement (the “License Agreement”) with Icahn School of Medicine at Mount Sinai (“Mount Sinai”), an entity which is affiliated with one of our Directors, Doug Unis, who is employed as an associate professor at Mount Sinai. The License Agreement has subsequently been amended, most recently on May 17, 2023. Collectively, we refer to the Exclusive License Agreement and its subsequent amendments as the “License Agreement”.

The License Agreement grants Monogram a royalty-bearing, world-wide right and (a) exclusive license, with the right to grant sublicenses (on certain conditions) to certain intellectual property relating to customizable bone implants and surgical planning software and (b) non-exclusive license, with the right to grant sublicenses on certain conditions, to certain technical information for the exploitation of the intellectual property in its field of use. Pursuant to the License Agreement, Mount Sinai had the right to receive 12% of the fully-diluted outstanding Common Stock of the Company until the Company received an aggregate of $10,000,000 in cash in exchange for its equity securities, which occurred after the Company’s Regulation A Offering of Series A Preferred Stock, resulting in the issuance of a total of 2,249,188 shares of Common Stock to Mount Sinai pursuant to the License Agreement. Of this total, Dr. Unis and the Icahn School of Medicine at Mount Sinai agreed, pursuant to a separate agreement to which the Company is not a party, that Dr. Unis is entitled to 33.3% of 65% of those 2,249,188 shares owned by Mount Sinai, or 486,836 shares of Common Stock. Dr. Unis has not been issued these shares by Mount Sinai to date. Currently, all shares issuable to Mount Sinai pursuant to the terms of the License Agreement have been issued.

Pursuant to the terms of the License Agreement, we must have a first commercial sale our products by October 3, 2025. The Company may, at least thirty (30) days prior to its first commercial sale, request additional extensions to this first commercial sale deadline in one (1) year increments, each time with payment of an extension fee of $50,000. Monogram may extend the deadline in this manner two (2) additional times. If Monogram uses all of its extensions, and still has not met this first commercial sale deadline, it would constitute a breach of the License Agreement, and Mount Sinai would have the right to give us a notice of default, and could ultimately terminate the License Agreement if we fail to cure this default within sixty (60) days. Termination will not relieve Monogram of any monetary or any other obligation or liability accrued under the License Agreement at the time of termination. In addition, if Monogram has sublicensed the agreement at the time of termination, the sublicense will become a direct license between Mount Sinai and the sublicensee. Monogram does not have any direct right to terminate this License Agreement with Mount Sinai prior to the completion of the term of the License Agreement.

In addition, as part of the License Agreement, we entered into a stock purchase agreement with Mount Sinai for the shares of Common Stock already issued to Mount Sinai.

On March 18, 2019, the Company entered into an option agreement (the “Option Agreement”) with Mount Sinai pursuant to which the Company was granted an option to license additional intellectual property rights under the terms and conditions as set forth in the aforementioned License Agreement. The Company exercised this option on March 26, 2019 for an exercise fee of $1,000. The intellectual property licensed pursuant to this Option Agreement is detailed under “Business – Intellectual Property”. Since this Option Agreement is governed by the terms of the License Agreement, any termination of the License Agreement would automatically terminate this Option Agreement.

Payments under the License Agreement include:

1.	Annual license maintenance fees. Annual fees include a $10,000 fee beginning on the third anniversary of the effective date of the agreement, i.e., October 3, 2020, and each year thereafter until Monogram makes a first commercial sale of one of our products. After this first commercial sale, the annual fee increases to $30,000 per year for the next twelve (12) years, or until the patents licensed pursuant to this agreement expire in the applicable jurisdiction – whichever occurs first.

2.

Milestone payments. Upon completion of certain significant events by the Company (i.e., “milestone” events), we must pay Mount Sinai certain fees within 45 days of the occurrence of the event. If Monogram obtains FDA clearance and/or foreign regulatory approval of Monogram’s custom implants and/or orthopaedic robot, Mount Sinai is due a fee ranging from $50,000 - $100,000, depending on the type of approvals received. If Monogram achieves net sales of $10 million, Mount Sinai will receive $400,000; and at net sales of $50 million, Mount Sinai will receive $2,000,000. Finally, if at the time of completion of a “Significant Transaction” the Company has a valuation greater than $150,000,000, Mount Sinai will receive 1% of the fair market value of Company at the time of completion of the Significant Transaction. A “Significant Transaction” is defined as the first to occur of a single transaction, or series of related transactions, consisting of or resulting in any of the following: (i) an assignment of the License; (ii) an exclusive worldwide sub license of all or substantially all of the Mount Sinai Patent Rights; (iii) an initial public offering of securities by Company (or its successor) or other transaction resulting in either (A) Company becoming a public company or (B) any of Company’s securities being traded on a nationally recognized stock exchange or automated quotation system; (iv) a sale, license or other disposition of all or substantially all of Company’s assets; or (v) a reorganization, consolidation or merger of Company, or sale or transfer of the securities of Company, where the holders of Company’s outstanding voting securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities, or hold less than fifty percent (50%) of the voting power of the voting security holders of the surviving entity after the transaction. Notwithstanding anything above to the contrary, a Significant Transaction shall not be deemed to occur as a result of a bona fide, arms-length equity financing for cash in which Company issues securities representing more than fifty percent (50%) of the voting power of its security holders to venture capital or other similar or strategic professional investors who do not actively manage day-to-day operations of Company.

We note that the Company is currently in discussions with Mount Sinai in regard to the payment obligation associated with a “Significant Transaction” following the Company becoming publicly traded on Nasdaq without undertaking a traditional initial public offering contemplated by that term. Current discussions may require the Company to make a payment to Mt. Sinai, or to provide Mount Sinai a senior note reflecting the obligation to make payment under the terms of the License Agreement.

3.	Running royalties. Mount Sinai is entitled to 1.5% to 5% of the net sales of our products covered by the license as a royalty, depending primarily on whether the product sales occurred in a country in which the patents licensed from Mount Sinai for such products are unexpired and valid.

4.	Sublicense fees. If Monogram sublicenses its rights under this agreement to another party, Mount Sinai is entitled to 15% - 60% of the income received by Monogram from party to which it sublicensed. The percentage Mount Sinai is entitled to receive is primarily determined by the timing of the sublicense grant by Monogram. If it is sublicensed prior to successful implementation of the product by Monogram, Mount Sinai will receive 60% - but if sublicensed after the first commercial sale by Monogram of its product, Mount Sinai is entitled to 15%.

Pro-Dex Supply Agreement

On October 3, 2023, the Company entered into a supply agreement (the “Supply Agreement”) with Pro-Dex, Inc., a Colorado corporation (“Pro-Dex”). Richard L. Van Kirk is the Chief Executive Officer of Pro-Dex, Inc. and is a Director of Monogram.

On December 20, 2018, the Company entered into a development and supply agreement with Pro-Dex, Inc., whereby Pro-Dex, Inc. and the Company agreed, subject to certain conditions, to negotiate and endeavor to enter into a future agreement through which Pro-Dex, Inc. would develop and supply end-effectors, gearing, and saws, and other surgical products to Monogram. The Supply Agreement represents the definitive agreement between Pro-Dex and the Company as a result of these negotiations.

Pursuant to the Supply Agreement, the Company and Pro-Dex agreed that, during the term of the Supply Agreement, the Company will exclusively purchase from Pro-Dex, and Pro-Dex will manufacture and sell to the Company, supply end-effectors, gearing, and saws, and other surgical products at purchase prices set forth in the Supply Agreement.

The initial term of the Supply Agreement commences on October 3, 2023 and continues for an initial period of fifteen (15) years from the date of Pro-Dex’s delivery to the Company of at least ten (10) production units of end effectors that are fully developed and validated as reasonably agreed to between the Company and Pro-Dex. Upon expiration of the initial term, the Supply Agreement will automatically renew for additional successive two (2) year terms unless either party has provided written notice of non-renewal to the other party at least two (2) years prior to the end of the then-current term.

Pro-Dex may terminate the Supply Agreement by providing written notice to the Company if the Company fails to pay any amount when due under the Supply Agreement and fails to cure such failure within 30 business days after the Company’s receipt of written notice of such breach. Additionally, Pro-Dex may terminate the Supply Agreement at any time in Pro-Dex’s sole and absolute discretion upon providing the Company at least 120 days advance written notice of termination.

The Company may terminate the Supply Agreement if any Purchase Order under the Supply Agreement remains unfulfilled by Pro-Dex for six (6) months after the requested delivery date, unless such delay is the result of factors reasonably outside of Pro-Dex’s control. Additionally, the Company may terminate the Supply Agreement if during any consecutive twelve (12) month period Pro-Dex fails to fulfill more than three (3) separate purchase orders by the requested delivery date, unless such delay is the result of factors reasonably outside of Pro-Dex’s control.

Either party may terminate the Supply Agreement if the other party (a) is in material breach of any representation or warranty under the Supply Agreement that cannot be cured or, if the breach can be cured, it is not cured by within a commercially reasonable period of time; (b) becomes insolvent or files for bankruptcy; (c) makes or seeks to make a general assignment for the benefit of its creditors; or (d) applies for or has appointed a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

If the Supply Agreement is terminated, the Company will pay to Pro-Dex all amounts due to Pro-Dex for supplied products under the Supply Agreement, as well as any out-of-pocket costs and expenses (including raw materials, machinery and equipment purchases) incurred by Pro-Dex prior to the date such termination is effective that arise from or relate to the Supply Agreement.

The Supply Agreement contains a number of other rights, representations and warranties that are customary for medical device supply agreements.

Pro-Dex Warrant Exercise

Pro-Dex and the Company were previously engaged in active discussions around Pro-Dex exercising its warrants in advance of the contractual expiration date of the those warrants. Pro-Dex held warrants to purchase up to 5% of the outstanding Common Stock of the Company as of the date of the exercise, calculated on a post-exercise basis. The Pro-Dex Warrants had an exercise price of $1,250,000, were exercisable at any time prior to December 20, 2025.

On October 2, 2023, Pro-Dex agreed to exercise the Pro-Dex Warrants in full in cash for Common Stock of Monogram within five (5) business days. As consideration for Pro-Dex agreeing to exercise the Pro-Dex Warrants, the Company agreed to the following:

Coverage Warrants. If, (a) between October 2, 2023 and March 31, 2024; or (b) during the six month period between March 31 and September 31 of each year thereafter, Monogram engages in or otherwise consummates an issuance of securities that results in Monogram receiving, or having the right to receive, gross proceeds of $5,000,000 or more during such period, then Monogram will issue Pro-Dex a warrant to be exercised in cash to purchase 5% (calculated after giving effect to such issuance to Pro-Dex) of the types, series and classes of securities issued during such period at a price equal to the total gross proceeds received over the such period divided by the number of securities issued during that same period on terms at least as favorable to Pro-Dex as the most favorable terms pursuant to which any such securities are acquired by any investor during such period (each, a “Coverage Warrant”). Each Coverage Warrant will be issued to Pro-Dex within ten (10) business day after the last day of the applicable period, will have a term of six (6) months from the date of issuance and, unless otherwise agreed to in writing by Pro-Dex in its sole and absolute discretion, will have other provisions consistent with the provisions of the Warrants. Pro-Dex’s rights in this regard will expire on December 31, 2025 and will apply to all Warrant Coverage issuances conducted from time to time, and at any time, by Monogram prior to that date.

Piggyback Rights. Monogram agreed to grant Pro-Dex piggyback registration rights for all Monogram securities from time to time owned by Pro-Dex on terms at least as favorable to Pro-Dex as Monogram may at any time grant piggyback (or equivalent) registration rights to any other holder of Monogram securities.

Pro-Dex completed the exercise all of its Pro-Dex Warrants effective October 2, 2023, resulting in the issuance of 1,828,551 shares of the Company’s Common Stock at $0.68360138711 per share and total proceeds to the Company of $1,250,000. The issuance of these shares upon exercise of the Pro-Dex Warrants was made by the Company pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder for transactions by an issuer not involving a public offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of our Series D Preferred Stock by a “non-U.S. holder” (as described below). This summary is limited to “non-U.S. holders” that hold our Series D Preferred Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment for U.S. federal income tax purposes). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances, does not discuss alternative minimum tax and Medicare contribution tax consequences and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. This discussion also does not address all of the consequences relevant to holders subject to special U.S. federal income tax rules, such as:

•	a non-U.S. holder that is a financial institution, insurance company, regulated investment company, tax-exempt organization, pension plan, broker, dealer or trader in stocks, securities or currencies, U.S. expatriate, controlled foreign corporation or passive foreign investment company; a non-U.S. holder holding Series D Preferred Stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security; a non-U.S. holder whose functional currency is not the U.S. dollar; a non-U.S. holder that holds or receives Series D Preferred Stock pursuant to the exercise of any employee stock option or otherwise as compensation; or a non-U.S. holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding capital stock. A “non-U.S. holder” is a beneficial owner of a share of our Series D Preferred Stock that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than a former citizen or resident of the United States subject to U.S. tax as an expatriate,

•	a foreign corporation or any foreign organization taxable as a corporation for U.S. federal income tax purposes, or

•	a foreign estate or trust.

If a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes) owns our Series D Preferred Stock, the tax treatment of a partner or beneficial owner of the entity may depend upon the status of the partner or beneficial owner, the activities of the entity and certain determinations made at the partner or beneficial owner level. Partners and beneficial owners in partnerships or other pass-through entities that own our Series D Preferred Stock should consult their tax advisors as to the particular U.S. federal income and estate tax consequences applicable to them.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this offering circular may affect the tax consequences described herein (possibly with retroactive effect). Prospective holders are urged to consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of our Series D Preferred Stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Distributions

We do not currently expect to pay any cash distributions on our Series D Preferred Stock. If we make distributions of cash or property (other than certain pro rata distributions of Series D Preferred Stock) with respect to our Series D Preferred Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distributions generally will be treated as dividends and will be subject to U.S. federal withholding tax at a 30% rate, or such reduced rate as may be specified by an applicable income tax treaty, subject to the discussion of FATCA and backup withholding taxes below. In order to obtain a reduced rate of withholding under an applicable income tax treaty, a non-U.S. holder generally will be required to provide a properly executed U.S. Internal Revenue Service (“IRS”) Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying its entitlement to benefits under the applicable treaty. To the extent such distributions exceed our current and accumulated earnings and profits, they will constitute a tax-free return of capital, which will first reduce your adjusted tax basis in our Series D Preferred Stock, but not below zero, and thereafter will be treated as a gain from the sale or other disposition of our Series D Preferred Stock, as described below under “Gain on Disposition of Our Series D Preferred Stock.”

Dividends paid to a non-U.S. holder that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) will not be subject to U.S. federal withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI. Instead, the effectively connected dividend income will generally be subject to regular U.S. income tax as if the non-U.S. holder were a United States person as defined under the Code. A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a rate of 30% on the effectively connected dividend income, or such reduced rate as may be specified by an applicable income tax treaty.

Gain on Disposition of Our Series D Preferred Stock

Subject to the discussions of backup withholding and FATCA withholding taxes below, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of Series D Preferred Stock unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), in which case the gain will be subject to U.S. federal income tax generally in the same manner as effectively connected dividend income as described above;

•	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the gain (net of certain U.S.-source losses) generally will be subject to U.S. federal income tax at a rate of 30% (or such reduced rate as may be specified by an applicable income tax treaty); or

•	we are or have been a “United States real property holding corporation” (as described below), at any time during the shorter of the five-year period preceding the disposition or the period that the non-U.S. holder owned our Series D Preferred Stock, and, in the case where our Series D Preferred Stock is regularly traded on an established securities market during the calendar year in which the sale or disposition occurs, the non-U.S. holder has owned, directly or constructively, more than 5% of our Series D Preferred Stock at any time during the shorter of the five-year period preceding the disposition or such non-U.S. holder’s holding period for our Series D Preferred Stock.

We will be a United States real property holding corporation at any time that the fair market value of our “United States real property interests,” as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business. We believe that we are not, and do not anticipate becoming in the foreseeable future, a United States real property holding corporation. However, there can be no assurance in this regard and non-U.S. holders are urged to consult their tax advisors regarding the application of these rules.

Information Reporting Requirements and Backup Withholding

Information returns are required to be filed with the IRS in connection with distributions on our Series D Preferred Stock. A non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid additional information reporting and backup withholding. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid backup withholding as well.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. holder generally will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

FATCA Withholding Taxes

Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of our Series D Preferred Stock which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our Series D Preferred Stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our Series D Preferred Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions generally will be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury.

Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our Series D Preferred Stock.

Federal Estate Tax

Individual non-U.S. holders (as specifically defined for U.S. federal estate tax purposes) and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that the Series D Preferred Stock will be treated as U.S. situs property subject to U.S. federal estate tax, unless an applicable tax treaty provides otherwise.

PLAN OF DISTRIBUTION

The Company is offering up to                units, with each unit consisting of one share of our Series D Preferred Stock and one common stock purchase warrant to purchase one share of our Common Stock, for a total of shares of                our Series D Preferred Stock and warrants to purchase up to an aggregate of                 shares of our Common Stock (and shares of Common Stock underlying shares of Series D Preferred Stock, PIK dividends on Series D Preferred Stock, and all such warrants) on a “best efforts” basis. The price per unit of (a) one share of Series D Preferred Stock and (b) one common stock purchase warrant with a warrant exercise price is $      per share of Common Stock is $     per unit. The minimum subscription is $    , or units.

The Company intends to market the units in this offering through both online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our offering circular or “testing the waters” materials on an online investment platform. This offering circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the Company’s website (www.monogramorthopedics.com) on a landing page that relates to the offering.

The offering will terminate at the earliest of the date at which the maximum offering amount has been sold, one year from the date upon which the Commission qualifies the offering statement of which this offering circular forms a part and the date at which the offering is earlier terminated by the Company, in its sole discretion.

The Company intends to complete multiple closings in this offering. After each closing, funds tendered by investors will be available to the Company.

Engagement Agreement with Digital Offering

We are currently party to an engagement agreement dated March 1, 2024 with Digital Offering, LLC (“Digital Offering” or the “Lead Selling Agent”). Digital Offering has agreed to act as our Lead Selling Agent for the offering. Digital Offering has made no commitment to purchase all or any part of the units being offered but has agreed to use its best efforts to sell such units in the offering. As such, Digital Offering is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Digital Offering is under no obligation to purchase any of the units or arrange for the sale of any specific number or dollar amount of the units. The term of the engagement agreement began on March 1, 2024 and will continue until the earliest to occur of: (a) the date that either party gives the other at least ten (10) days written notice of the termination of the engagement agreement, which termination may occur with or without cause, (b) December 31, 2024, and (c) the date that the offering is consummated (such applicable date, the “Termination Date”). The engagement agreement provides that Digital Offering may engage other Financial Industry Regulatory Authority (“FINRA”) member broker-dealers that are registered with the Commission to participate as soliciting dealers for this offering. We refer to these other broker-dealers as soliciting dealers or members of the selling group. Upon engagement of any such soliciting dealer, Digital Offering will be permitted to re-allow all or part of its fees and expense allowance as described below. Such soliciting dealer will also be entitled to receive the benefits of our engagement agreement with Digital Offering, including the indemnification rights arising under the engagement agreement upon their execution of a soliciting dealer agreement with Digital Offering that confirms that such soliciting dealer is so entitled. As of the date hereof, we have been advised that Digital Offering has retained DealMaker Securities LLC to participate in this offering as soliciting dealers. We will not be responsible for paying any placement agency fees, commissions or expense reimbursements to any soliciting dealers retained by Digital Offering. None of the soliciting dealers is purchasing any of the units in this offering or is required to sell any specific number or dollar amount of the units, but will instead arrange for the sale of units to investors on a “best efforts” basis, meaning that they need only use their best efforts to sell the units. In addition to the engagement agreement, we plan to enter into a definitive selling agency agreement with Digital Offering prior to the commencement of the offering.

Offering Expenses

We are responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including those charged by FINRA; and (iv) all of the legal fees related to FINRA clearance. We have agreed to reimburse Digital Offering for its reasonable and documented legal costs up to a maximum of $75,000, $25,000 of which has been paid to date. Notwithstanding the foregoing, the advance received by Digital Offering and discussed above will be reimbursed to us to the extent not actually incurred, in compliance with FINRA Rule 5110(g)(4)(a).

Reimbursable Expenses in the Event of Termination

In the event the offering does not close or the selling agency agreement is terminated for any reason, we have agreed to reimburse Digital Offering for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including its legal fees.

Other Expenses of the Offering

The Lead Selling Agent has engaged DealMaker Securities LLC as a soliciting dealer to assist in the placement of our units in those states where it is registered to undertake such activities, including soliciting potential investors on a best efforts basis.

In addition, the Company has retained DealMaker Reach LLC (“Reach”) for marketing and advisory services. Reach, an affiliate of DealMaker Securities, LLC, will consult and advise on the design and messaging on creative assets, website design and implementation, paid media and email campaigns, advise on optimizing the Company’s campaign page to track investor progress, and advise on strategic planning, implementation, and execution of Company’s capital raise marketing budget. The Company will pay Reach a monthly fee of $12,000 in cash up to a maximum of $48,000. We have also paid Reach a $30,000 launch fee. This launch fee received by Reach will be reimbursed to us to the extent not actually incurred, in compliance with FINRA Rule 5110(g)(4)(a). To the extent services under this agreement are commenced in advance of a FINRA no objection letter being received by us, such amounts shall be considered an advance against accountable expenses anticipated to be incurred, and fully refunded to extent not actually incurred, in compliance with FINRA Rule 5110(g)(4)(a). A maximum of $36,000 or three months of account management fees are payable prior to a no objection letter being received.

The Company has also engaged, through its agreement with Reach, Novation Solutions Inc. operating as DealMaker (“DealMaker”), an affiliate of DealMaker Securities, LLC, to create and maintain the online subscription processing platform for the offering. After the Company’s offering statement is qualified by the SEC, the offering will be conducted using DealMaker’s online subscription processing platform through the Company’s website at www.monogramorthopedics.com, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make purchase price payments through a third-party processor by ACH debit transfer, wire transfer or credit card. Novation Solutions, Inc. has not received, is not receiving and will not receive any compensation for its services.

Selling Agents’ Commission

We have agreed that the definitive selling agency agreement will provide for us to pay a commission of 5.80% of the gross proceeds received by us in the offering in the event the Company raises more than $6 million, which shall be allocated by Digital Offering to members of the selling group and soliciting dealers in its sole discretion (we sometimes refer to Digital Offering and such members and dealers collectively as the “Selling Agents”). In the event the Company raises less than $6 million in gross proceeds, we to pay a commission of 4.50% of the gross proceeds received by us in the offering.

The following table shows the total commissions payable to Digital Offering on a per-share basis in connection with this offering, assuming a fully subscribed offering.

Per Share
Public offering price	$
Digital Offering commission (5.80%)*	$
Proceeds, before expenses, to us, per share	$

*Assuming a fully subscribed offering, Digital Offering would receive total commissions of $

Pricing of the Offering

Prior to the offering, there has been no public market for the shares of Series D Preferred Stock or the warrants. The offering price has been determined by negotiation between us and Digital Offering. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this offering circular and otherwise available to Digital Offering;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	an assessment of our management;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded Common Stock of generally comparable companies; and

•	other factors deemed relevant by Digital Offering and us.

Indemnification and Control

We have agreed to indemnify the Lead Selling Agent, its affiliates and controlling persons and members of the selling group against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the Lead Selling Agent, its affiliates and controlling persons as may be required to make in respect of these liabilities.

The Lead Selling Agent and its affiliates are engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Lead Selling Agent and its affiliates may in the future perform various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Our Relationship with the Lead Selling Agent

In the ordinary course of their various business activities, Digital Offering and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. Digital Offering and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Investment Limitations

As set forth in Title IV of the JOBS Act, there would be no limit on how many units an investor may purchase if this offering results in a listing of our Series D Preferred Stock on Nasdaq or other national securities exchange. However, our Series D Preferred Stock will not be listed on Nasdaq upon the initial qualification of this offering by the Commission and we do not intend to list our Series D Preferred Stock on Nasdaq.

For individuals who are not accredited investors, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see under “— Procedures for Subscribing — How to Calculate Net Worth”). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in this offering. The only investors in this offering exempt from this limitation, if our Series D Preferred Stock is not listed on Nasdaq, are “accredited investors” as defined under Rule 501 of Regulation D under the Securities Act (each, an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase units (please see below under “— How to Calculate Net Worth”);

(iii)	You are an executive officer or general partner of the issuer or a director, executive officer or general partner of the general partner of the issuer;

(iv)	You are a holder in good standing of the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and the Licensed Investment Adviser Representative (Series 65), each as issued by FINRA;

(v)	You are a corporation, limited liability company, partnership or are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation or similar business trust or a partnership, not formed for the specific purpose of acquiring the units, with total assets in excess of $5,000,000;

(vi)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vii)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(viii)	You are a trust with total assets in excess of $5,000,000, your purchase of units is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the units;

(ix)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000;

(x)	You are a Commission or state-registered investment adviser or a federally exempt reporting adviser;

(xi)	You are a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

(xii)	You are an entity not listed above that that owns “investments,” in excess of $5 million and that was not formed for the specific purpose of investing in the securities offered; or

(xiii)	You are an Investor certifies that (A) it is a “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (i) with at least $5 million in assets under management, (ii) not formed for the specific purpose of acquiring the securities offered and (iii) whose investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment or (B) that it is a “family client” as defined in Rule 202(a)(11)(G)-1, of a family office meeting the criteria specified above.

This offering will start on or after the date that the offering is qualified by the Commission and will terminate on the earliest of the date at which the maximum offering amount has been sold, one year from the date upon which the Commission qualifies the offering statement of which this offering circular forms a part and the date at which the offering is earlier terminated by the Company, in its sole discretion.

Procedures for Subscribing

DealMaker Securities LLC

Investors who invest through DealMaker Securities LLC may subscribe through ir.monogramorthopedics.com by tendering funds by wire, credit, or debit card or ACH transfer to the escrow account to be set up at Enterprise Bank. Tendered funds will remain in escrow until a closing has occurred. Upon each closing, funds tendered by investors will be made available to the Company for its use. The Company will not cover credit card fees on behalf of investors.

Procedures for subscribing directly through the Company’s website

The subscription procedure is summarized as follows:

1.	Go to the www.monogramorthopedics.com website and click on the “Invest Now” button;

2.	Complete the online investment form;

3.	Deliver funds directly by wire, debit card, credit card or electronic funds transfer via ACH to the specified escrow account;

4.	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor;

5.	Once AML is verified, investor will electronically receive, review, execute and deliver to us a Subscription Agreement. Investors will be required to complete a subscription agreement in order to invest. For so long as we are not listed on Nasdaq, the subscription agreement will include a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of your net worth (excluding the investor’s principal residence).

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement (forms of which are attached to the offering statement, of which this offering circular forms a part, as Exhibits 4.1 and 4.2) and the funds required under the subscription agreement have been transferred to the Enterprise Trust Escrow Account or such other selected dealer designated escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the subscribed for units at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, unless a company’s offered securities are listed on a national securities exchange, non-accredited, non-natural person investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). As a result, for so long as our Series D Preferred Stock is not listed on Nasdaq, non-accredited, natural person may only invest funds in our Series D Preferred Stock which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

How to Calculate Net Worth

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the units.

In order to purchase the units and prior to the acceptance of any funds from an investor, for so long as our Series D Preferred Stock is not listed on Nasdaq, an investor in our Series D Preferred Stock will be required to represent, to the Company’s satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

No Minimum Offering Amount

There is no minimum offering amount in this offering and we may close on any funds that we receive. Potential investors should be aware that there can be no assurance that any other funds will be invested in this offering other than their own funds.

No Selling Security holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

Transfer Agent and Registrar

The Company has engaged Equity Stock Transfer, LLC, a registered transfer agent with the Commission, who will serve as transfer agent to maintain stockholder information on a book-entry basis.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Sixth Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, subject to the provisions of Nevada law, contain provisions that allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the Company. We have also entered into indemnification agreements with each of our executive officers and directors that provide our executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the laws of the State of Nevada in effect from time to time, subject to certain exceptions contained in those agreements. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director and officers, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Provisions of Note in our Subscription Agreement

Forum Selection Provision

The subscription agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the Company based on the subscription agreement to be brought in a state or federal court of competent jurisdiction in the State of Nevada, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Although we believe the provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time traveling to any particular forum so they may continue to focus on the operations of the Company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The subscription agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the agreement, other than claims arising under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Lead Selling Agent that would permit a public offering of the securities offered by this offering circular in any jurisdiction where action for that purpose is required. The securities offered by this offering circular may not be offered or sold, directly or indirectly, nor may this offering circular or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this offering circular comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this offering circular. This offering circular does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this offering circular in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the securities offered by this offering circular will be passed upon for us by Duane Morris LLP, New York, New York.

EXPERTS

The financial statements of Monogram Orthopaedics Inc. as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 appearing in this offering circular have been audited by Fruci & Associates II, PLLC, an independent registered public accounting firm, as set for in their report thereon appearing elsewhere herein and are included in reliance on such report given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission an offering statement on Form 1-A under the Securities Act with respect to the securities that we are offering. This offering circular, which constitutes a part of the offering statement, does not contain all the information set forth in the offering statement or the exhibits and schedules filed with the offering statement. For further information about us and the securities, we refer you to the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this offering circular regarding the contents of any contract or other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. You may also access our reports and proxy statements free of charge at our website, www.monogramorthopaedics.com. The information contained in, or that can be accessed through, our website is not part of the offering statement of which this offering circular forms a part. The full offering statement can be obtained from the SEC, as indicated above, or from us.

MONOGRAM ORTHOPAEDICS INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Monogram Orthopaedics, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Monogram Orthopaedics, Inc. (“the Company”) as of December 31, 2023 and 2022, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525
We have served as the Company’s auditor since 2019.
Spokane, Washington
March 14, 2024

F-2

MONOGRAM ORTHOPAEDICS INC.

BALANCE SHEETS

	December 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$13,589,028	$10,468,645
Account receivable	364,999	—
Prepaid expenses and other current assets	664,262	788,004
Total current assets	14,618,289	11,256,650
Equipment, net	945,020	1,082,442
Intangible assets, net	548,750	758,750
Operating lease right-of-use assets	466,949	592,221
Total assets	$16,579,008	$13,690,063
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,462,268	$663,170
Accrued liabilities	227,684	748,460
Warrant liability	—	7,519,101
Operating lease liabilities, current	128,266	118,166
Total current liabilities	2,818,218	9,048,897
Operating lease liabilities, non-current	363,724	491,989
Total liabilities	3,181,942	9,540,886
Commitments and contingencies	—	—
Stockholders’ equity:
Series A Preferred Stock, $.001 par value; 0 and 4,897,553 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	—	4,898
Series B Preferred Stock, $.001 par value; 0 and 3,195,667 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	—	3,196
Series C Preferred Stock, $.001 par value; 0 and 438,367 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	—	438
Common stock, $.001 par value; 90,000,000 shares authorized, 31,338,391 and 9,673,870 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	31,338	9,674
Additional paid-in capital	64,874,392	41,894,417
Accumulated deficit	(51,508,664)	(37,763,447)
Total stockholders’ equity	13,397,066	4,149,176
Total liabilities and stockholders’ equity	$16,579,008	$13,690,063

The accompanying notes are an integral part of these financial statements.

F-3

MONOGRAM ORTHOPAEDICS INC.

STATEMENTS OF OPERATIONS

	Years Ended
	December 31,	December 31,
	2023	2022
Revenue	$364,999	$—
Operating expenses:
Research and development	10,585,884	5,384,710
Marketing and advertising	2,994,389	2,743,687
General and administrative	4,052,755	2,484,750
Total operating expenses	17,633,028	10,613,147
Loss from operations	(17,268,029)	(10,613,147)
Other income (expense):
Grant income	—	256,000
Change in fair value of warrant liability	3,088,533	(3,431,865)
Interest income and other, net	434,279	98,065
Total other income (expense)	3,522,812	(3,077,800)
Net loss before taxes	(13,745,217)	(13,690,947)
Income taxes	—	—
Net loss	$(13,745,217)	$(13,690,947)
Basic and diluted loss per common share	$(0.61)	$(1.42)
Weighted-average number of basic and diluted shares outstanding	22,409,222	9,673,870

The accompanying notes are an integral part of these financial statements.

F-4

MONOGRAM ORTHOPAEDICS INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

	Series A		Series B		Series C						Total
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Equity
Balance as of December 31, 2021	4,897,553	$4,898	1,743,481	$1,743	—	$—	9,673,870	$9,674	$27,559,343	$(24,072,500)	$3,503,158
Issuances of Class B Preferred Stock, net of issuance costs	—	—	1,452,186	1,453	—	—	—	—	9,613,625	—	9,615,078
Issuances of Class C Preferred Stock, net of issuance costs	—	—	—	—	438,367	438	—	—	3,978,175	—	3,978,613
Stock-based compensation	—	—	—	—	—	—	—	—	743,274	—	743,274
Net loss	—	—	—	—	—	—	—	—	—	(13,690,947)	(13,690,947)
Balance as of December 31, 2022	4,897,553	4,898	3,195,667	3,196	438,367	438	9,673,870	9,674	41,894,417	(37,763,447)	4,149,176
Issuances of Class C Preferred Stock, net of costs	—	—	—	—	21,088	21	—	—	147,021	—	147,042
Conversions of preferred stock into common stock	(4,897,553)	(4,898)	(3,195,667)	(3,196)	(459,455)	(459)	17,105,214	17,105	(8,552)	—	—
Issuances of common stock for cash, net of costs	—	—	—	—	—	—	2,627,061	2,627	15,474,092	—	15,476,719
Issuances of common stock for services	—	—	—	—	—	—	24,858	25	54,975	—	55,000
Vesting of common stock from services performed	—	—	—	—	—	—	—	—	75,000	—	75,000
Exercises of stock warrants	—	—	—	—	—	—	1,907,388	1,907	5,678,660	—	5,680,568
Stock-based compensation	—	—	—	—	—	—	—	—	1,558,779	—	1,558,779
Net loss	—	—	—	—	—	—	—	—	—	(13,745,217)	(13,745,217)
Balance as of December 31, 2023	—	$—	—	$—	—	$—	31,338,391	$31,338	$64,874,392	$(51,508,664)	$13,397,066

The accompanying notes are an integral part of these financial statements.

F-5

MONOGRAM ORTHOPAEDICS INC.

STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,	December 31,
	2023	2022
Operating activities:
Net loss	$(13,745,217)	$(13,690,947)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,558,779	743,274
Other expenses settled with stock issuances	130,000	—
Loss from change in fair value of common stock make-whole obligation	44,333	—
Depreciation and amortization	412,335	386,686
Change in fair value of warrant liability	(3,088,533)	3,431,865
Changes in non-cash working capital balances:
Account receivable	(364,999)	—
Prepaid expenses and other current assets	269,697	189,906
Accounts payable	1,799,098	214,138
Accrued liabilities	(565,109)	283,983
Operating lease assets and liabilities, net	7,107	21,543
Cash used in operating activities	(13,542,509)	(8,419,553)
Investing activities:
Purchases of equipment	(64,913)	(241,203)
Cash used in investing activities	(64,913)	(241,203)
Financing activities:
Proceeds from issuances of Common Stock, net	15,330,763	—
Proceeds from issuances of Series B Preferred Stock, net	—	9,615,078
Proceeds from issuances of Series C Preferred Stock, net	147,042	3,978,613
Proceeds from warrant exercise	1,250,000	—
Cash provided by financing activities	16,727,805	13,593,691
Increase in cash and cash equivalents during the year	3,120,383	4,932,935
Cash and cash equivalents, beginning of the year	10,468,645	5,535,710
Cash and cash equivalents, end of the year	$13,589,028	$10,468,645

Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—
Non-cash investing and financing activities:
Increase in right of use asset and lease liability from new lease agreement	$—	$308,474
Issuance costs related to Common Stock Purchase Agreement settled through issuance of Common Stock	$247,980	$—
Cashless exercise of warrant	$926,335	$—

The accompanying notes are an integral part of these financial statements.

F-6

MONOGRAM ORTHOPAEDICS INC.

NOTES TO FINANCIAL STATEMENTS

1.	Description of Business and Summary of Accounting Principles

Monogram Orthopaedics Inc. (“Monogram” or the “Company”) was incorporated in the state of Delaware on April 21, 2016, is working to develop a product solution architecture with the long-term goal to enable patient-optimized orthopaedic implants economically at scale by linking 3D printing and robotics with advanced pre-operative imaging. The Company has a robot prototype that can autonomously execute optimized paths for high precision insertion of implants in synthetic bone specimens. Monogram intends to produce and market robotic surgical equipment and related software, orthopaedic implants, tissue ablation tools, navigation consumables, and other miscellaneous instrumentation necessary for reconstructive joint replacement procedures. The Company has not yet made 510(k) premarket notification submissions or obtained 510(k) premarket clearances for any of its robotic products. FDA 510(k) premarket clearance is required to market the Company’s products, and the Company has not obtained FDA 510(k) premarket clearance for any of its robotic products, and it cannot estimate the timing, or assure our ability, to obtain such clearances.

Basis of Presentation

The financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America. Certain amounts from the prior year have been reclassified to conform with the current year presentation.

Stock Split

On November 30, 2022, the Company effected a two-for-one stock split of its common stock and increased the number of authorized shares of the Company’s capital stock to 150,000,000, with 90,000,000 designated as Common Stock, and 60,000,000 designated as Preferred Stock. All share and loss per share information have been retroactively adjusted for all periods presented to reflect the stock split, the incremental par value of the newly issued shares, and the increased number of authorized shares.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company’s most significant estimates relate to the fair value of the warrant liability, valuations of stock-based compensation, and the income tax valuation allowance. On a continual basis, management reviews its estimates, utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company may maintain cash balances that exceed federally insured limits.

Account Receivable

At December 31, 2023, the Company had one account receivable related to the sale of a single unit of robotic surgical equipment. This receivable was uncollateralized and recorded at its original cost. The Company estimated the expected credit loss associated with this single receivable approximated $0 and therefore, the allowance for expected credit losses was $0 at December 31, 2023. In early 2024, the Company collected the full balance due from this customer.

Equipment

Equipment expenditures, including purchased software, are recorded at cost. Costs which extend the useful lives or increase the productivity of an asset are capitalized, while normal repairs and maintenance that do not extend the useful life or increase the productivity of an asset are expensed as incurred. Equipment, including the Company’s robotic equipment, and purchased software are depreciated on a straight-line basis over the five-year estimated useful life of these assets.

F-7

Leases

Operating lease right of use assets represent a right for the Company to use underlying assets during the term of its leases. Operating lease liabilities represent the Company’s obligations to make lease payments under its lease agreements. On the commencement date of a lease, the Company recognizes an operating lease right of use asset and corresponding liability at amounts equal to the present value of the future lease payments. To calculate present value, the Company applies the nonpublic company alternative that permits the use of a risk-free discount rate, determined using a period comparable with that of the lease term. Operating lease expense is recognized on a straight-line basis over the lease term.

The Company does not recognize a right of use asset or corresponding lease liability for any lease that, at the commencement date, has a term of 12 months or less and does not include an option to renew the lease or purchase the underlying asset that the Company is reasonably certain to exercise. Instead, the total cash payments due under a short-term lease are expensed on a straight-line basis over the term of the lease.

Long-Lived Assets

Long-lived assets, such as equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is determined to not be recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent the carrying amount exceeds its fair value. The Company did not experience any impairment of its long-lived assets in 2023 or 2022.

Revenue Recognition

Revenue is recognized when promised products and services are transferred to the customer. The amount of revenue recognized reflects both the fixed and variable consideration to which the Company expects to be entitled in exchange for these products and services. In general, the Company applies the following five-step model when evaluating the amount and timing of revenue recognition in its customer contracts:

Step 1 - Identify the contract(s) with a customer

Step 2 - Identify the performance obligations in the contract

Step 3 - Determine the transaction price

Step 4 - Allocate the transaction price to the performance obligations

Step 5 - Recognize revenue when (or as) performance obligations are satisfied

The Company has not yet begun its principal operations. Revenue recognized during the year ended December 31, 2023 related to the sale of a single unit of robotic surgical equipment that was recognized when control of the equipment was transferred to the customer. Since the Company originally expensed this equipment as research and development costs when it was built, no costs of goods sold were recognized when this equipment was sold in 2023.

Grant Income

During 2022, the Company recognized $256,000 of grant income related to an award from a governmental entity for research and development. This grant was considered to be outside the scope of ASC 606 because the governmental entity that provided the grant was not considered to be a customer that received reciprocal value in exchange for the grant provided to the Company. Since the grant provided the Company with payments for certain types of research and development activities, the Company’s recognized grant income when the research and development activities were completed, it was reasonably assured that the grant funding would be received, and all other conditions under the grant arrangement had been met. The Company did not receive any grant income in 2023.

Stock-based Compensation

The Company measures and records the expense related to stock-based compensation awards based on the fair value of those awards as determined on the date of grant. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period, and uses the straight-line method to recognize the related stock-based compensation. The Company uses the Black-Scholes-Merton ("Black-Scholes") option-pricing model to determine the fair value of stock awards. The Black-Scholes option-pricing model requires the use of highly subjective and complex assumptions, including the estimated fair value and price volatility of the Company’s common stock and the expected term of the option.

F-8

Marketing and Advertising Costs

Marketing and advertising costs are expensed as incurred.

Research and Development Costs

Research and development costs primarily include salaries and benefits, including stock-based compensation charges, of employees performing research and development activities, as well as costs incurred by third-party contractors delivering research and development products and services to the Company. Research and development costs are expensed as incurred.

Included in research and development are costs incurred by the Company to develop software that will be an integral component of the Company’s robotic products. Because this software has not yet met the technological feasibility criteria in Accounting Standards Codification Topic 985-20, "Software - Costs of Software To Be Sold, Leased, or Marketed", costs incurred by the Company to develop this software are expensed as incurred.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and the reversal of deferred tax liabilities during the period in which related temporary differences become deductible. A valuation allowance has been established to eliminate the Company’s deferred tax assets as it is more likely than not that none of the deferred tax assets will be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon settlement with the tax authorities. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest related to unrecognized tax benefits in interest expense and penalties in income tax expense. The Company has determined that it had no significant uncertain tax positions requiring recognition or disclosure.

Earnings (Loss) Per Share

Earnings (loss) per share is computed by dividing net income or loss by the weighted-average number of common stock shares outstanding. To the extent that stock options, warrants, and convertible preferred stock are anti-dilutive, they are excluded from the calculation of diluted earnings (loss) per share. For the years ended December 31, 2023 and 2022, the Company excluded the following shares from the calculation of diluted loss per share because such amounts were antidilutive:

	2023	2022
Shares issuable upon conversion of Series A Preferred Stock	—	9,795,118
Shares issuable upon conversion of Series B Preferred Stock	—	6,391,198
Shares issuable upon conversion of Series C Preferred	—	876,734
Shares issuable upon exercise of warrants	547,944	2,361,926
Shares issuable upon exercise of stock options	4,904,266	4,851,666
Total	5,452,210	24,276,642

Recent Accounting Pronouncements

The Company adopted ASU 2016-13 on January 1, 2023 which requires entities to estimate an expected lifetime credit loss on financial assets such as short-term customer receivables. The estimate of expected credit losses is intended to reflect the potential risk of loss even if management believes no such loss as been incurred as of the reporting date. The adoption of this standard did not have a material impact on the Company’s financial statements.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

F-9

2.	Going Concern Matters and Realization of Assets

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet begun its principal operations, has not yet generated profits, incurred a net loss of $13,745,217 during the year ended December 31, 2023, and has an accumulated deficit of $51,508,664 as of December 31, 2023.

The Company’s ability to continue as a going concern in the twelve months following the date the financial statements were available to be issued is dependent upon its ability to produce revenues, raise capital, and/or obtain other financing sufficient to meet current and future obligations. Management has evaluated these conditions and believes its current cash balances, plus the additional capital available under the Common Stock Purchase Agreement described in Note 7, will be sufficient for the Company to satisfy its near-term capital needs and to continue as a going concern for a reasonable period.

3.	Fair Value Measurements

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures of financial instruments on a recurring basis.

Consistent with Accounting Standards Codification Topic 820, Fair Value Measurements ("ASC 820"), assets and liabilities that are required to be recorded at fair value are done so at the price that would be received to sell an asset or the price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. When measuring fair value, and consistent with the fair value hierarchy in ASC 820, the Company maximizes the use of observable inputs and minimizes the use of unobservable inputs consistent with the following fair value hierarchy:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•	Level 3 inputs are unobservable inputs for the asset or liability.

For assets and liabilities measured at fair value when there is limited or no observable market data, management applies judgment to estimate fair value and considers factors such as current pricing policy, the economic and competitive environment, the characteristics of the asset or liability, and other factors. The amounts estimated by management cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability. Inherent limitations in any such fair value calculation technique, including changes in discount rates, estimates of future cash flows, and other underlying assumptions, could significantly affect the results of current or future value.

As described further in Note 8, the Company had a warrant liability that was measured and recognized at fair value on a recurring basis. The fair value of the warrant liability was measured using pricing models with no observable inputs and was therefore considered a Level 3 measurement within the fair value of hierarchy. The Company’s warrant liability was the only asset or liability measured under Level 3 of the fair value hierarchy.

4.	Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following as of December 31, 2023 and 2022:

	2023	2022
Receivable from investment platform vendor	$—	$157,598
Deferred issuance costs of Common Stock Purchase Agreement (see Note 8)	145,956	—
Advance paid to vendor for supply development contract	163,380	250,000
Others	354,926	380,406
Prepaid expenses and other current assets	$664,262	$788,004

The receivable from the Company’s investment platform vendor was the result of a timing difference between when investors in the Company’s offering of Series C Preferred Stock purchased shares and remitted payment to the platform vendor and when these funds were released to the Company by the platform vendor.

F-10

5.	Equipment

Equipment, net consists of the following as of December 31, 2023 and 2022:

	2023	2022
Computer equipment	$146,573	$98,391
Furniture	33,413	27,405
Engineering equipment	214,547	214,547
Medical equipment	192,009	184,379
Robot equipment	527,599	524,506
Software	537,839	537,839
	1,651,980	1,587,067
Accumulated depreciation	(706,960)	(504,625)
Equipment, net	$945,020	$1,082,442

For the years ended December 31, 2023 and 2022, depreciation expense amounted to $202,335 and $176,686, respectively.

6.	Intangible Assets

The Company has obtained licenses to various intellectual property expected to be used in connection with its robotic surgical orthopedic implant system and other products and systems to be developed in the future. The total costs of these licenses was $1,125,000 and these are being amortized over their estimated useful lives of five to ten years. During 2023 and 2022, the Company recorded amortization expense of $210,000 and $210,000 related to these licenses. As of December 31, 2023 and 2022, the accumulated amortization on these intangible assets was $576,250 and $366,250, respectively.

7.	Preferred and Common Stock

Initial Public Offering

On May 16, 2023, the Company completed an offering pursuant to Tier 2 of Regulation A, in which it raised $15,287,860, net of issuance costs of $1,928,287, from the sale of 2,374,641 shares of Common Stock at a price of $7.25 per share. Subsequently, on May 17, 2023, the Company filed a Form 8-A in connection with the listing of its Common Stock on Nasdaq, which was declared effective on the same date. At that time, each outstanding share of Series A, Series B, and Series C Preferred Stock was converted into two shares of Common Stock of the Company.

Common Stock Issued for Services

During May 2023, the Company entered into a consulting arrangement with a vendor under which the Company issued 20,689 shares of restricted Common Stock that vest on a monthly basis over a term of 12 months. The estimated fair value of these shares was $150,000 on the date of grant and is being recognized as a component of general and administrative expenses on a straight-line basis over the 12-month vesting term. In August 2023, the Company issued 4,137 shares of Common Stock with a value of $30,000 to a vendor in exchange for legal services.

Common Stock Purchase Agreement

On July 19, 2023, the Company entered into a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”) and a Registration Rights Agreement with B. Riley Principal Capital, II LLC (the “BRPC II”), pursuant to which the Company has the right to sell to BRPC II up to $20.0 million in shares of Common Stock (the “Committed Equity Shares”), subject to certain limitations and the satisfaction of specified conditions in the Common Stock Purchase Agreement, from time to time over the 24-month period commencing upon the initial satisfaction of the conditions to the BRPC II’s purchase obligations set forth in the Common Stock Purchase Agreement. Sales of Common Stock pursuant to the Common Stock Purchase Agreement, and the timing of any sales, are solely at the Company’s option, and it is under no obligation to sell any securities to BRPC II. As of December 31, 2023, the Company had raised gross proceeds of $726,286 from the sale of 207,200 shares under the Common Stock Purchase Agreement.

F-11

As consideration for BRPC II’s commitment to purchase shares of the Company’s Common Stock, the Company issued 45,252 shares of Common Stock to BRPC II (the “Commitment Shares”) with a fair market value of $247,980 on the date of issuance. The Company also paid BPRC II a Commitment Fee of $200,000. These and other direct costs of the Common Stock Purchase Agreement were initially deferred as a component of prepaid expenses and other currents assets. Subsequently, as the Company began to sell Common Stock to BRPC II under this arrangement, these previously deferred issuance costs were reclassified against additional paid-in capital as a reduction of the issuance proceeds. At December 31, 2023, prepaid expenses and other currents assets included $145,956 of deferred issuance costs that represent the excess of costs incurred by the Company over the proceeds raised by the Company during 2023. The Company will reduce the remaining deferred issuance costs against the proceeds from additional sales under the Common Stock Purchase Agreement that are expected to occur in 2024.

Under the terms of the Common Stock Purchase Agreement, if the aggregate proceeds received by BPRC II from its resale of the Commitment Shares is less than $200,000 then, upon notice by BRPC II, the Company must pay the difference between $200,000 and the aggregate proceeds received by BPRC II from its resale of the Commitment Shares. At December 31, 2023, the market value of the Commitment Shares was $155,667. Therefore, the Company’s make-whole obligation was $44,333 and this amount was recorded as a component of accrued expenses in the accompanying balance sheet. The change in the fair value of the make-whole obligation is recorded as a component of interest income and other, net, in the accompanying statement of operations.

Offering of Series B Preferred Stock

On January 15, 2021, the Company received a notice of qualification to issue up to 4,784,689 shares of Series B Preferred Stock, plus up to 478,468 additional shares of Series B Preferred Stock eligible to be issued as Bonus Shares to investors. The initial price of each share sold in the offering was $6.27, but this was increased to $7.52 beginning in June 2021. In connection with the Company’s filing of a Form 8-A on May 17, 2023, each share of outstanding Series B Preferred Stock was converted into two shares of Common Stock.

Offering of Series C Preferred Stock

On July 14, 2022, the Company initiated a Regulation CF offering with Novation Solutions Inc. (O/A DealMaker) in which the Company planned to raise up to $5,000,000 from the issuance of 499,500 shares of Series C Preferred Stock at a price per share of $10.01 (the “Series C Offering”). In connection with the Company’s filing of a Form 8-A on May 17, 2023, each share of outstanding Series C Preferred Stock was converted into two shares of Common Stock.

Anti-Dilution Right of CEO

Benjamin Sexson, the Company’s Chief Executive Officer (“CEO”), is entitled to pre-emptive rights that permit him to preserve his vested equity position in the Company in the event of any additional issuances of Common Stock (or securities convertible into Common Stock), at a per-share price equal to the then current fair value, as reasonably determined by the Board.

8.	Stock Warrants

Pro-Dex Warrants

On December 20, 2018, the Company issued a non-dilutive warrant to Pro-Dex, Inc. (“Pro-Dex”) that had an exercise price of $1,250,000 and was exercisable into shares of Common Stock equal to five percent (5%), calculated on a post-exercise basis, of the fully diluted capitalization of the Company, as of the date or dates of exercise. At December 31, 2022, the warrant was exercisable into a total of 1,697,525 shares of the Company’s capital stock and had a fair value of $7,392,041 as estimated using a Black-Scholes valuation model with the following assumptions:

Estimated per-share fair value of common stock	$5.01
Expected term	3.0	years
Volatility	25.07%
Dividend rate	0.0%
Discount rate	4.24%

On October 6, 2023, Pro-Dex agreed to exercise the warrant and the Company received $1,250,000 in exchange for the issuance of 1,828,551 shares of Common Stock. The fair value of the warrant immediately prior to issuance was $3,504,233 and the resulting gain of $3,887,809 from the change in fair value during 2023 was recorded on the statement of operations.

F-12

As consideration for Pro-Dex agreeing to exercise this warrant, the Company agreed to issue Pro-Dex additional “Coverage Warrants”. Under the terms of the Coverage Warrants, if, (a) between October 2, 2023 and March 31, 2024 or (b) during the six month period between (i) April 1 and September 30 and (ii) October 1 and March 31 of each year thereafter, Monogram engages in or otherwise consummates an issuance of securities that results in Monogram receiving, or having the right to receive, gross proceeds of $5,000,000 or more during such period, then Monogram will issue Pro-Dex a warrant to be exercised in cash to purchase 5% (calculated after giving effect to such issuance to Pro-Dex) of the types, series and classes of securities issued during such period at a price equal to the total gross proceeds received over the such period divided by the number of securities issued during that same period on terms at least as favorable to Pro-Dex as the most favorable terms pursuant to which any such securities are acquired by any investor during such period (each, a “Coverage Warrant”). Each Coverage Warrant will be issued to Pro-Dex within ten business days after the last day of the applicable period and will have a term of six months from the date of issuance and. Pro-Dex’s rights in this regard will expire on December 31, 2025 and will apply to all Warrant Coverage issuances conducted from time to time, and at any time, by Monogram prior to that date.

In 2018, the Company and Pro-Dex entered into a development and supply agreement whereby the parties agreed, subject to certain conditions, to negotiate and endeavor to enter into a future, definitive agreement through which Pro-Dex would develop and supply end-effectors, gearing, and saws, and other surgical products to Monogram. On October 3, 2023, the Company and Pro-Dex entered into a supply agreement (the “Supply Agreement”) which represented the definitive agreement between Pro-Dex and the Company as a result of these negotiations.

Pursuant to the Supply Agreement, the Company and Pro-Dex agreed that, during the term of the Supply Agreement, the Company will exclusively purchase from Pro-Dex, and Pro-Dex will manufacture and sell to the Company, supply end-effectors, gearing, and saws, and other surgical products at purchase prices set forth in the Supply Agreement. The initial term of the Supply Agreement began on October 3, 2023 and continues for an initial period of 15 years from the date of Pro-Dex’s delivery to the Company of at least ten production units of end effectors that are fully developed and validated as reasonably agreed to between the Company and Pro-Dex.

The Chief Executive Officer of Pro-Dex is a member of the Company’s Board of Directors.

Platform Vendor Warrant

In October 2020, the Company issued a warrant to a vendor in exchange for platform and technology services provided to the Company in connection with its offering of Series B Preferred Stock. At December 31, 2022, the warrant was exercisable into 116,457 shares of Series B Preferred Stock and the estimated value of the warrant liability was $127,059. On May 18, 2023, the holder executed a cashless exercise of the warrant and received 78,837 shares of the Company’s Common Stock, which represented the difference between the total warrant shares issuable at exercise and the 37,619 warrant shares withheld by the Company to satisfy the holder’s exercise price obligation. The fair value of this warrant immediately prior to issuance was $926,335 and the resulting loss of $799,276 from the change in fair value during 2023 was recorded on the statement of operations.

Other Warrant

In February 2019, the Company entered into a warrant agreement that provided the holder with the right to acquire $1,000,000 worth of shares of the Company’s capital stock upon the occurrence of the Company raising $5,000,000 in an equity financing. At December 31, 2023 and 2022, this warrant was exercisable into 547,944 shares of Common Stock at a price of $1.83 per share. In January and February 2024, this warrant was exercised by the holder (see Note 12).

F-13

9.	Stock Options

The Company has adopted a stock option plan covering the issuance of up to 5,200,000 shares of Common Stock to qualified individuals. Options granted under this plan vest over four to seven years and expire ten years from the date of the grant. The following table summarizes stock option activity for the years ended December 31, 2023 and 2022:

	Option	Weighted-Average	Weighted-Average
	Number of	Exercise	Remaining
	Shares	Price Per Share	Contractual Term
Options outstanding at January 1, 2022	2,759,264	$1.66	8.3
Granted	2,149,152	$2.19	—
Exercised	—	—	—
Canceled	(56,750)	$0.49	—
Options outstanding at December 31, 2022	4,851,666	$1.91	8.4
Granted	113,500	$2.19	—
Exercised	—	—	—
Canceled	(60,900)	$0.78	—
Options outstanding at December 31, 2023	4,904,266	$1.93	7.5
Options exercisable at December 31, 2023	2,272,354	$1.71	6.4

Stock-based compensation expense resulting from granted stock options was $1,558,779 and $743,274 for the years ended December 31, 2023 and 2022, respectively. The aggregate intrinsic value of all outstanding stock options at was $7,579,018 at December 31, 2023. The aggregate intrinsic value of exercisable stock options was $3,979,875 at December 31, 2023.

Stock-based compensation included in research and development, marketing and advertising, and general and administrative expenses was as follows for the years ended December 31, 2023 and 2022:

	2023	2022
Research and development	$846,562	$410,829
Marketing and advertising	17,749	30,267
General and administrative	694,468	302,178
Total stock-based compensation expense	$1,558,779	$743,274

Unrecognized stock-based compensation expense of $5,719,199 at December 31, 2023 will be recognized in future periods as the related stock options continue to vest over a weighted - average period of 3.1 years. The weighted-average remaining contractual life of previously granted stock options was 7.47 years at December 31, 2023.

The weighted average grant-date fair values of stock options granted in 2023 and 2022 was $4.76 and $3.16, respectively, and were estimated using a Black-Scholes valuation model with the following assumptions:

	2023		2022
Expected term	6.72	years	7.21	years
Volatility	26.05%		27.03%
Dividend rate	0.0%		0.0%
Discount rate	3.56%		3.32%

F-14

10.	Income Taxes

Due to the net losses incurred by the Company, no income tax expense was recorded for the years ended December 31, 2023 and 2022.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2023 and 2022 were as follows:

	2023	2022
Deferred tax assets, net:
Net operating loss carryforwards and tax credits	$7,487,000	$5,255,000
Stock-based compensation	527,000	199,000
Accrued expenses	29,000	—
Operating lease right-of-use asset	(98,000)	—
Operating lease liability	103,000	—
Fixed assets	(114,000)	—
Intangible assets	2,000	—
Capitalized Section 174 research and experimental costs	1,110,000	—
Valuation allowance	(9,046,000)	(5,454,000)
Net deferred assets	$—	$—

Given the significant uncertainty of future utilization of taxable benefits from the Company’s net operating losses, a full valuation allowance has been recorded, resulting in a net increase in the valuation allowance of $3,592,000 during the year ended December 31, 2023.

The following is a reconciliation of the tax provisions for the years ended December 31, 2023 and 2022 with the statutory Federal income tax rates:

	Percentage of Pre-Tax Income
	2023	2022
Statutory Federal income tax rate	21.0%	21.0%
Loss generating no tax benefit	(21.0)	(21.0)
Effective tax rate	—	—

The Company did not have any material unrecognized tax benefits as of December 31, 2023 and 2022 and does not expect its unrecognized tax benefits to significantly increase or decrease within the next twelve months. The Company incurred no interest or penalties relating to unrecognized tax benefits during the years ended December 31, 2023 and 2022.

The Company is subject to U.S. federal income tax, as well as taxes by various state jurisdictions. The Company is currently open to audit under the statute of limitations by the federal and state jurisdictions for the years ending December 31, 2019 through 2023.

At December 31, 2023, the Company had net operating loss carryforwards for Federal income tax purposes of approximately $35,146,000, of which $659,000 will expire through 2037 and $34,487,000 have an indefinite life. Utilization of the net operating losses may be subject to annual limitations provided by Section 382 of the Internal Revenue Code and similar State provisions.

During the years ended December 31, 2023 and 2022, the Company recognized research and development payroll tax credits of approximately $109,000 and $147,000, respectively. Such amounts were recorded as a reduction of research and development expenses on the accompanying statements of operations.

11.	Commitments and Contingencies

Under the Company’s Exclusive License Agreement with the Icahn School of Medicine at Mount Sinai (“Mount Sinai”), the Company has an obligation to make certain payments to Mt. Sinai as a result of reaching certain milestones in the development and sales of the product, and for significant events related to the Company. The Company is currently in discussions with Mt. Sinai as to whether the Company becoming publicly traded on Nasdaq without undertaking a traditional initial public offering constitutes a “Significant Transaction” under the licensing agreement. Under the licensing agreement, if at the time of completion of a “Significant Transaction” the Company has a valuation greater than $150,000,000, Mount Sinai will receive 1% of the fair market value of Company at the time of completion of the Significant Transaction. It is the Company’s position that no Significant Transaction has occurred – but there is no guarantee the Company and Mount Sinai will come to a consensus on this point. If we cannot come to an agreement with Mount Sinai on this point, we may be forced into litigation – and even if we pursue litigation, it is possible that a court would not rule in our favor. If the Company is required to pay this amount, it could have a material adverse effect on the Company’s operations.

F-15

Litigation

The Company accrues for loss contingencies associated with outstanding litigation, claims and assessments for which management has determined it is probable that a loss contingency exists and the amount of loss can be reasonably estimated. Costs for professional services associated with litigation claims are expensed as incurred. As of December 31, 2023 and 2022, the Company has not incurred or accrued any amounts for litigation matters.

Leases

The Company entered into a lease for its headquarters in February 2020 and executed an amendment to expand these premises in March 2022. The terms of both the original lease and amendment expire in June 2027.

The following table summarizes additional information related to the Company’s accounting for operating leases for years ended December 31:

	2023		2022
Total operating lease expense	$140,654		$134,641
Cash paid related to operating lease liabilities	$133,549		$123,053
Weighted-average remaining lease term	3.50	years	4.50	years
Weighted-average discount rate used to determine operating lease liabilities	2.78%		2.78%

Future minimum lease payments due under noncancelable operating leases as of December 31, 2023, are as follows:

2024	$140,265
2025	146,450
2026	152,309
2027	78,311
Total minimum lease payments	517,335
Less: amounts representing interest	(25,335)
Present value of operating lease liabilities	$491,990

12.	Subsequent Events

In two transactions during January and February 2024, the holder of the warrant exercisable into 547,944 shares of the Company’s Common Stock executed a cashless exercise under which the Company issued the holder a total of 246,458 shares of Common Stock and retained the remaining shares as settlement of the $1.83 per share exercise price of the warrant.

In March 2024, the Company’s Board of Directors approved an amendment to the Company’s Certificate of Incorporation that removed the previously authorized shares of Series A, Series B, Series C, and Series D Preferred Stock. As a result of this change, the Company is now authorized to issue 60,000,000 shares of undesignated Preferred Stock. No shares of Preferred Stock were issued prior to the date these financial statements were issued.

The Company evaluated subsequent events through March 14, 2024 , the date these financial statements were issued, for events that should be recorded or disclosed in the financial statements for the year ended December 31, 2023. The Company concluded that no other events have occurred that would require recognition or disclosure in the financial statements.

F-16

PART III

ITEM 14. Indemnification of Directors and Officers

Under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), a corporation has the power to indemnify its directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. In addition, a corporation may advance expenses incurred by a director or officer in defending a proceeding upon receipt of an undertaking from such person to repay any amount so advanced if it is ultimately determined that such person is not eligible for indemnification.

Article VIII registrant’s Sixth Amended and Restated Certificate of Incorporation provides that, pursuant to the DGCL, the registrant’s officers and directors shall not be liable for monetary damages to the fullest extent authorized under applicable law. Additionally, the registrant may indemnify and advance expenses to any person involved in a legal proceeding related to such person’s services to the registrant that was a legal representative, employee or agent of the registrant at the time of the event related to the proceeding.

Article VI of the registrant’s amended and restated bylaws provides that the registrant will indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, or appeal thereof, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as director, officer, employee or agent, against all expense, liability and loss reasonably incurred or suffered by such person in connection with the proceeding.

In addition to the above, the registrant has entered into indemnification agreements with each of the registrant’s directors and officers. These indemnification agreements provide the registrant’s directors and officers with the same indemnification and advancement of expenses as described above and provide that our directors and officers will be indemnified to the fullest extent authorized by any future Delaware law that expands the permissible scope of indemnification. The registrant also has directors’ and officers’ liability insurance, which provides coverage against certain liabilities that may be incurred by the registrant’s directors and officers in their capacities as directors and officers of the registrant.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director and officers, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15. Recent Sales of Unregistered Securities

Set forth below is information regarding shares of capital stock issued by the registrant since January 1, 2019 that were not registered or qualified under the Securities Act. Also included is the consideration received by the registrant for such shares and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

1.	On July 14, 2022, Monogram commenced a Regulation Crowdfunding offering, pursuant to which it raised gross proceeds $4,599,145 from the issuance of 459,455 shares of Series D Preferred Stock, for approximately $3,867,000 in net proceeds (after accounting for offering expenses).

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2.	On March 1, 2023, the Company commenced an offering of Tier 2 of Regulation A under the Securities Act. This offering closed on May 16, 2023, and a total of 2,374,641 shares of Common Stock were sold in this offering for gross proceeds of $17,216,147. The Company engaged Digital Offering, LLC (“Digital Offering”) to act as lead selling agent for this offering to offer prospective investors in this offering shares of the Company’s Common stock on a “best efforts” basis.

3.	Following the March 1, 2023 offering under Regulation A, 9,795,106 shares of common stock were issued in connection with the conversion of all outstanding Series A Preferred Stock, 6,391,334 shares of common stock were issued in connection with the conversion of all outstanding Series B Preferred Stock, and 918,910 shares of common stock were issued in connection with the conversion of all outstanding Series D Preferred Stock,

4.	In May 2023, the Company entered into a consulting arrangement with a vendor under which the Company issued 20,689 shares of restricted Common Stock that vests on a monthly basis over a term of 12 months. The estimated fair value of these shares was $150,000 on the date of grant and is being recognized as a component of general and administrative expense on a straight-line basis over the 12-month vesting term.

5.	On May 18, 2023, a certain holder of warrants executed a cashless exercise of the warrants and received 78,837 shares of the Company’s Common Stock, which represented the difference between the total warrant shares issuable at exercise and the 37,619 warrant shares withheld by the Company to satisfy the holder’s exercise price obligation.

6.	On July 19, 2023, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement with B. Riley Principal Capital, LLC (the “Selling Stockholder”), pursuant to which the registrant has the right to sell to the Selling Stockholder up to $20.0 million in shares of Common Stock (the “Committed Equity Shares”), subject to certain limitations and the satisfaction of specified conditions in the Purchase Agreement, from time to time over the 24-month period commencing upon the initial satisfaction of the conditions to the Selling Stockholder’s purchase obligations set forth in the Purchase Agreement, including that the registration statement be declared effective by the SEC and the final form of prospectus included therein is filed with the SEC. Sales of common stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the Company’s option, and it is under no obligation to sell any securities to the Selling Stockholder under the Purchase Agreement.

As consideration for the Selling Stockholder’s commitment to purchase shares of common stock at the Company’s direction upon the terms and subject to the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, the Company issued 45,252 shares of common stock to the Selling Stockholder (the “Commitment Shares”).

In the Purchase Agreement, the Selling Stockholder represented to the Company among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The Committed Equity Shares and the Commitment Shares are being issued and sold by the Company to the Selling Stockholder in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

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7.	Since June 30, 2020, 4,184,516 options have been granted, 66,151 warrants have been cancelled, and 4,118,365 are outstanding under our Amended and Restated 2019 Stock Option Plan. These securities were issued in reliance upon the exemption from the registration requirements of the Securities Act the as set forth in Section 4(a)(2) of the Securities Act (and Regulation D promulgated thereunder) as transactions by an issuer not involving any public offering, and/or or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer under benefit plans and contracts relating to compensation as provided under Rule 701.

8.	On August 28, 2023 (and declared effective on September 7, 2023), Pro-Dex, Inc., a Colorado corporation (“Pro-Dex”) and the Company were previously engaged in active discussions around Pro-Dex exercising its warrants in advance of the contractual expiration date of those warrants. Pro-Dex held warrants to purchase up to 5% of the outstanding Common Stock of the Company as of the date of the exercise, calculated on a post-exercise basis. The warrants had an exercise price of $1,250,000, were exercisable at any time prior to December 20, 2025 (the “Warrants”). Effective October 2, 2023, Pro-Dex completed the exercise all of its Warrants for 1,828,551 shares of the Company’s Common Stock at $0.68360138711 per share, resulting in total proceeds to the Company of $1,250,000. The issuance of these shares upon exercise of the Warrants was made by the Company pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder for transactions by an issuer not involving a public offering.

9.	In August 2023, the Company issued 4,137 shares of Common Stock with a value of $30,000 to a vendor in exchange for legal services.

10.	In two transactions during January and February 2024, ZB Capital Partners LLC, holder of a warrant exercisable for 547,944 shares of Common Stock, executed a cashless exercise of its warrant under which the Company issued the holder a total of 246,458 shares of Common Stock and retained the remaining shares as settlement of the $1.83 per share exercise price of the warrant.

Except as set forth above, no underwriters were involved in the foregoing sales, conversions, and/or exchanges of securities.

All purchasers of the securities described above issued in reliance upon the exemption from the registration requirements of the Securities Act the as set forth in Section 4(a)(2) of the Securities Act (and Regulation D promulgated thereunder) as transactions by an issuer not involving any public offering represented to the registrant in connection with their respective purchases and/or exchanges that they were accredited investors and were acquiring the shares for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. Such purchasers and/or recipients received written disclosures that the securities had not been registered or qualified under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

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ITEM 17. Exhibits

(a)Exhibits

Exhibit No.	Description
1.1†	Selling Agency Agreement dated , 2024, between Monogram Orthopaedics Inc. and Digital Offering, LLC
3.1++	Sixth Amended and Restated Certificate of Incorporation, effective March 14, 2024
3.2++	Amended and Restated Bylaws, effective as of March 12, 2024
3.3†	Certificate of Designations of Series D Preferred Stock
4.1++	Warrant Agreement dated December 20, 2018 between Monogram Orthopaedics Inc. and Pro-Dex, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Form S-1 filed with the SEC on July 27, 2023)
4.2++	Warrant to Purchase Capital Stock dated February 7, 2019 between Monogram Orthopaedics Inc. and ZB Capital Partners, LLC as Holder (incorporated by reference to Exhibit 4.2 to the Company’s Form S-1 filed with the SEC on July 27, 2023)
4.3++	Form of Warrant issued to StartEngine Primary, LLC (incorporated by reference to Exhibit 4.3 to the Company’s Form S-1 filed with the SEC on July 27, 2023)
4.4++	Description of Securities (incorporated by reference to exhibit 4.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 14, 2024)
4.5†	Form of Common Stock Purchase Warrant
4.6†	Warrant Agency Agreement
6.1++	Consulting agreement dated April 5, 2021 between Monogram Orthopaedics Inc. and Doug Unis (incorporated by reference to Exhibit 10.1 to the Company’s Form S-1 filed with the SEC on July 27, 2023)
6.2*++	Amended Employment Agreement dated April 29, 2018 between Monogram Orthopaedics Inc. and Benjamin Sexson (incorporated by reference to Exhibit 10.2 to the Company’s Form S-1 filed with the SEC on July 27, 2023)
6.3*++	April 30, 2019 Amendment to Employment Agreement dated April 29, 2018 between Monogram Orthopaedics Inc. and Benjamin Sexson (incorporated by reference to Exhibit 10.3 to the Company’s Form S-1 filed with the SEC on July 27, 2023).
6.4*++	May 31, 2020 Amendment to Employment Agreement dated April 29, 2018 between Monogram Orthopaedics Inc. and Benjamin Sexson) (incorporated by reference to Exhibit 10.4 to the Company’s Form S-1 filed with the SEC on July 27, 2023)
6.5++	Exclusive License Agreement dated October 3, 2017 between Monogram Orthopaedics Inc. as Licensee and Icahn School of Medicine at Mount Sinai as Licensor (incorporated by reference to Exhibit 10.5 to the Company’s Form S-1 filed with the SEC on July 27, 2023)
6.6++	Option Agreement dated March 18, 2019 between Monogram Orthopaedics Inc. and Icahn School of Medicine at Mount Sinai (incorporated by reference to Exhibit 10.6 to the Company’s Form S-1 filed with the SEC on July 27, 2023)
6.7++	Amendment No. 2 to the Exclusive License Agreement dated June 28, 2019 between Monogram Orthopaedics Inc. as Licensee and Icahn School of Medicine at Mount Sinai. (incorporated by reference to Exhibit 10.7 to the Company’s Form S-1 filed with the SEC on July 27, 2023)
6.8++	Amendment No. 3 to the Exclusive License Agreement dated September 17, 2020 between Monogram Orthopaedics Inc. as Licensee and Icahn School of Medicine at Mount Sinai. (incorporated by reference to Exhibit 10.8 to the Company’s Form S-1 filed with the SEC on July 27, 2023)
6.9++	Amendment No. 4 to the Exclusive License Agreement dated May 17, 2023, between Monogram Orthopaedics Inc. as Licensee and Icahn School of Medicine at Mount Sinai. (incorporated by reference to Exhibit 10.9 to the Company’s Form S-1 filed with the SEC on July 27, 2023)
6.10++	Stock Issuance Agreement between Monogram Orthopaedics Inc. and Icahn School of Medicine at Mount Sinai (incorporated by reference to Exhibit 10.10 to the Company’s Form S-1 filed with the SEC on July 27, 2023)
6.11++	Development and Supply Agreement dated December 20, 2018 between Monogram Orthopaedics Inc. and Pro-Dex, Inc. (incorporated by reference to Exhibit 10.11 to the Company’s Form S-1 filed with the SEC on July 27, 2023)
6.12++	Amended and Restated 2019 Stock Option and Grant Plan (incorporated by reference to Exhibit 10.12 to the Company’s Form S-1 filed with the SEC on July 27, 2023)
6.13++	Employment Agreement dated January 4, 2024 between Monogram Orthopaedics Inc. and Noel Knape
6.14++	Form of Indemnification Agreement with Executive Officers and Directors of the Company (incorporated by reference to Exhibit 10.14 to the Company’s Form S-1 filed with the SEC on July 27, 2023)

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6.15++	Common Stock Purchase Agreement, dated July 19, 2023 by and between Monogram Orthopaedics Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.15 to the Company’s Form S-1 filed with the SEC on July 27, 2023)
6.16++	Registration Rights Agreement, dated July 19, 2023 by and between Monogram Orthopaedics Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.16 to the Company’s Form S-1 filed with the SEC on July 27, 2023)
6.17++	Supply Agreement dated October 3, 2023 between Monogram Orthopaedics Inc. and Pro-Dex, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2023)
6.18++	Warrant Exercise Side Letter dated October 2, 2023 between Monogram Orthopaedics Inc. and Pro-Dex, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2023)
6.19++	November 3, 2023 Amendment to Warrant Exercise Side Letter dated October 2, 2023 between Monogram Orthopaedics Inc. and Pro-Dex, Inc. (incorporated by reference to exhibit 10.19 to the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2023 filed with the SEC on November 8, 2023)
6.20*++	Kamran Shamaei Offer Letter dated February 11, 2021 (incorporated by reference to exhibit 10.20 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 14, 2024)
6.21++	Consulting agreement dated July 28, 2023 between Monogram Orthopaedics Inc. and Colleen Grays
6.22++	Consulting agreement dated September 19, 2022 between Monogram Orthopaedics Inc. and Paul Riss
6.23†	Form of Subscription Agreement
8.1†	Escrow Agreement, dated [•], by and among the Company, Digital Offering LLC and Enterprise Bank & Trust, National Association
10.1++	Power of Attorney (included on signature page to the original filing of this Offering Statement on Form 1-A on March 26, 2024).
11.1++	Consent of Auditor
11.2†	Consent of Duane Morris LLP (contained in the opinion filed as Exhibit 12.1).
12.1†	Opinion of Duane Morris LLP as to the validity of shares of Monogram Orthopaedics Inc. Series D Preferred Stock
99.1++	Monogram Orthopaedics Inc. Clawback Policy (incorporated by reference to exhibit 97.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 14, 2024)

*	Represents management contract or compensatory plan or arrangement.

+	Filed herewith.

++	Previously filed.

†	To be filed by amendment

(b) Financial Statement Schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on May 8, 2024

MONOGRAM ORTHOPAEDICS INC.

By	/s/ Benjamin Sexson

Benjamin Sexson, Chief Executive Officer

Monogram Orthopaedics Inc.

Pursuant to the requirements of the Securities Act, this offering statement has been signed by the following persons in the capacities and on May 8, 2024.

/s/ Benjamin Sexson
Benjamin Sexson, Principal Executive Officer, Chief Executive Officer, Director
Date: May 8, 2024
/s/ Noel Knape
Noel Knape, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer
Date: May 8, 2024
*
Douglas Unis, Director
Date: May 8, 2024
*
Colleen Gray, Director
Date: May 8, 2024
*
Paul Riss, Director
Date: May 8, 2024
*
Rick Van Kirk, Director
Date: May 8, 2024

By:	/s/ Benjamin Sexson
Benjamin Sexson (as Attorney-in-Fact)

104